EXTENDED FAMILY CARE CORPORATION
                              ONE OLD COUNTRY ROAD
                                    SUITE 335
                             CARLE PLACE, N.Y. 11514

                   NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON AUGUST 8, 1997

To the Shareholders of
Extended Family Care Corporation:

          A Special Meeting of Shareholders (the "EFCC Meeting") of Extended Family Care Corporation, a New York corporation ("EFCC"), will be held at the office of Arbor Home Health Care Holdings, LLC, 333 Earle Ovington Blvd., Uniondale, NY 11553 at 10:00 a.m., local time, on August 8, 1997, to consider and act upon:

                    1. A proposal to approve and adopt the Agreement and Plan of
               Merger dated as of March 18, 1997 (the "TPC Merger Agreement"), between TPC Home Care Services, Inc. ("TPC") and EFCC, providing for the merger (the "TPC Merger") of TPC with and into EFCC and the transactions contemplated thereby; and

                    2. To  transact  such other  business as may  properly  come before the EFCC Meeting and any adjournments or postponements thereof.

         The Merger and other related matters are more fully described in the accompanying Joint Proxy Statement/Prospectus and the appendices thereto, which form a part of this Notice.

          The Board of Directors of EFCC has fixed the close of business on July 7, 1997 as the record date (the "EFCC Record Date") for the determination of shareholders entitled to notice of and to vote at the EFCC Meeting or any adjournments or postponements thereof. Only shareholders of record at the close of business on the EFCC Record Date are entitled to notice of and to vote at the EFCC Meeting and any adjournments or postponements thereof. A list of shareholders will be available for inspection at the offices of EFCC located at One Old Country Road, Suite 335, Carle Place, New York 11514, at least 10 days prior to the EFCC meeting.

         AFTER CAREFUL CONSIDERATION, THE EFCC BOARD OF DIRECTORS HAS APPROVED THE TPC MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY. THE EFCC BOARD BELIEVES THAT THE TERMS OF THE TPC MERGER ARE FAIR TO, AND IN THE BEST INTERESTS OF, THE SHAREHOLDERS OF EFCC AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE TPC MERGER AT THE EFCC MEETING.

         WHETHER OR NOT YOU PLAN TO ATTEND THE EFCC MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED FORM OF PROXY. A RETURN ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE AND REQUIRES NO POSTAGE FOR MAILING IN THE UNITED STATES.

                                            By Order of the Board of Directors,

                                                /s/ Robert Kohlmeyer
                                                ---------------------------
                                                Robert Kohlmeyer, Secretary

                             TPC HOME CARE SERVICES
                              ONE OLD COUNTRY ROAD
                                    SUITE 335
                           CARLE PLACE, NEW YORK 11514


                         NOTICE OF A SPECIAL MEETING OF
                          SHAREHOLDERS To Be Held on August 8, 1997

To the Shareholders of
TPC Home Care Services, Inc.:

          You are hereby notified that a Special Meeting of Shareholders (the "TPC Meeting") of TPC Home Care Services, Inc., a New York corporation ("TPC"), will be held at the offices of Arbor Home Health Care Holdings, LLC, 333 Earle Ovington Blvd., Uniondale, NY 11553 at 10:00 a.m., local time, on August 8, 1997, to consider and act upon:

                    1. A proposal to approve and adopt the Agreement and Plan of
               Merger dated as of March 18, 1997 (the "Merger Agreement"), between TPC and Extended Family Care Corporation, a New York corporation ("EFCC"), providing for the merger (the "TPC Merger") of TPC with and into EFCC and the transactions contemplated thereby; and

                    2. Such other  business as properly  may come before the TPC
               Meeting or any adjournments or postponements thereof.

         The Merger and other related matters are more fully described in the accompanying Joint Proxy Statement/Prospectus and the appendices thereto, which form a part of this notice.

          The Board of Directors of TPC has fixed the close of business on July 7, 1997 as the record date (the "TPC Record Date") for the determination of shareholders entitled to notice of and to vote at the TPC Meeting or any adjournments or postponements thereof. Only shareholders of record at the close of business on the TPC Record Date are entitled to notice of and to vote at the TPC Meeting and any adjournments or postponements thereof. A list of such shareholders will be available for inspection at the offices of TPC located at One Old Country Road, Suite 335, Carle Place, New York 11514, at least ten days prior to the TPC Meeting.

         AFTER CAREFUL CONSIDERATION, THE TPC BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE TPC MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY. THE TPC BOARD BELIEVES THAT THE TERMS OF THE TPC MERGER ARE FAIR TO, AND IN THE BEST INTERESTS OF, THE SHAREHOLDERS OF TPC AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF APPROVING THE TPC MERGER AGREEMENT AT THE TPC MEETING.

         WHETHER OR NOT YOU PLAN TO ATTEND THE TPC MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED FORM OF PROXY. A RETURN ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE AND REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                          By Order of the Board of Directors,

                                          /s/Robert Kohlmeyer
                                          ---------------------------
                                          Robert Kohlmeyer, Secretary

                          TPC HOME CARE SERVICES, INC.
                        EXTENDED FAMILY CARE CORPORATION

                              Joint Proxy Statement
                          For Meetings of Shareholders
                        To Be Held on August 8, 1997
                           ---------------------------

                        EXTENDED FAMILY CARE CORPORATION

                                   PROSPECTUS
                           --------------------------

     This Joint Proxy Statement/Prospectus is being furnished to the shareholders of TPC HOME CARE SERVICES, INC., a New York corporation ("TPC"), and to the shareholders of EXTENDED FAMILY CARE CORPORATION, a New York corporation ("EFCC"), in connection with the solicitation of proxies by their respective Boards of Directors to be used at a Special Meeting of Shareholders of TPC (the "TPC Meeting") and a Special Meeting of Shareholders of EFCC (the "EFCC Meeting"), each of which is to be held on August 8, 1997, and at any adjournments or postponements thereof.

     At each of the TPC Meeting and EFCC Meeting, the respective shareholders of EFCC and TPC will be asked to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger dated as of March 18, 1997 (the "TPC Merger Agreement"), between EFCC and TPC, providing for the merger (the "TPC Merger") of TPC with and into EFCC, with EFCC as the surviving corporation. Upon consummation of the TPC Merger, each share of Common Stock, par value, $.01 per share, of TPC (the "TPC Common Stock") outstanding immediately prior to the consummation of the TPC Merger, other than TPC Common Stock owned by EFCC, will be converted into the right to receive 18.745545 shares (the "TPC Exchange Ratio") of Common Stock, par value $.01 per share of EFCC (the "EFCC Common Stock"). TPC Common Stock owned by EFCC (which, as of July 28, 1997, owned approximately 83% of the outstanding TPC Common Stock) will be cancelled as a result of the TPC Merger and no EFCC Common Stock will be issued to EFCC in respect thereof. Certificates representing TPC Common Stock previously issued to TPC shareholders do not give effect to a 1:4 Reverse Stock Split which occurred in 1985. See the "TPC MERGER AGREEMENT - Conversion of Securities." Thus, shareholders of TPC actually own only one share of TPC Common Stock for every four shares for which they possess a TPC share certificate. Since all TPC shareholders are similarly situated, there is no substantive effect from this discrepancy. See "COMPARISON OF RIGHTS OF HOLDERS OF EFCC COMMON STOCK AND TPC COMMON STOCK - TPC Common Stock." A copy of the TPC Merger Agreement is attached as Appendix A to this Joint Proxy Statement/Prospectus and is incorporated herein by reference.

         SEE "RISK FACTORS" BEGINNING ON PAGE 18 FOR A DISCUSSION OF CERTAIN FACTORS WHICH SHOULD BE CONSIDERED IN EVALUATING THE TPC MERGER DESCRIBED HEREIN AND THE SECURITIES OFFERED HEREBY.

          EFCC has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (the "Registration Statement") on Form S-4 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the EFCC Common Stock to be issued pursuant to the
     Merger Agreement. This Joint Proxy Statement/Prospectus constitutes the Prospectus of EFCC (hereinafter, the "Joint Proxy/Prospectus") filed as part of the Registration Statement. All information contained herein with respect to EFCC has been furnished by EFCC. All information contained herein with respect to TPC has been furnished by TPC. All information contained herein with respect to STAR (as defined below) has been furnished by STAR. EFCC, which owns approximately 83% of the voting stock of TPC, and persons holding approximately 80% of the voting stock of EFCC, will vote their respective shares in favor of the TPC Merger. These percentages exceed the requirements of the New York Business Corporation Law for approval of the TPC Merger by the shareholders of EFCC and TPC.
     Accordingly, approval and adoption of the TPC Merger Agreement by the shareholders of EFCC and TPC is assured.

     The EFCC Common Stock is quoted in the over-the-counter market on the NASDAQ Bulletin Board and on the "Pink Sheets," as reported by the National Quotations Bureau, Inc. On July 22, 1997, the high and low bid prices for a share of EFCC Common Stock are $.08 and $.08, respectively. Based on the average of such high and low bid prices, the maximum aggregate value of the transactions contemplated by the Merger Agreement is $448,160.

         Based on the TPC Exchange Ratio and based upon the average of the high and low bid prices of EFCC Common Stock on July 22, 1997, the dollar value of the EFCC Common Stock to be received for each share of TPC Common Stock exchanged is $1.499645. See also "Summary - The Star Merger".

     Accompanying this Joint Proxy/Prospectus is a Joint Proxy Statement/Prospectus (the "STAR Proxy/Prospectus") of Star Multi Care Services, Inc., a New York corporation ("STAR"). EFCC and STAR are parties to a Merger Agreement dated January 3, 1997 (the "STAR Merger Agreement"), pursuant to which EFCC will be merged with and into an acquisition subsidiary of STAR (the "STAR Merger"). See the "TPC MERGER AGREEMENT - The STAR Merger". Those shareholders of TPC who do not validly perfect dissenter's rights with respect to the TPC Merger ("Participating TPC Shareholders") will become shareholders of EFCC by virtue of the TPC Merger. All persons who are or become shareholders of EFCC as of the record date for approval of the STAR Merger by shareholders of EFCC (the "STAR Record Date") will be entitled, as set forth in the STAR Proxy/Prospectus, to vote their shares in favor of, or to dissent from, the STAR Merger. See "THE TPC MERGER AGREEMENT - The STAR Merger." Any shareholder of TPC who validly perfects and does not withdraw dissenter's rights with respect to the TPC
Merger,  will  not  be  entitled  to  receive   consideration  payable  to  EFCC
Shareholders in the STAR Merger. See "APPRAISAL RIGHTS OF DISSENTING SHAREHOLDERS." Persons holding approximately 68% of the voting stock of EFCC, after giving effect to the TPC Merger, have already committed to vote their respective shares of EFCC in favor of the STAR Merger, which exceeds the requirements of the New York Business Corporation Law with respect to approval of the EFCC shareholders of the STAR Merger. Thus, approval by the shareholders of EFCC of the STAR Merger is assured. To EFCC's knowledge, sufficient votes of the STAR shareholders to approve the STAR Merger have not yet committed to such approval; however, Stephen Sternbach, who currently owns 863,262 shares of STAR Common Stock, or 20.77% of STAR's outstanding voting stock, has given EFCC his proxy to vote such shares in favor of the STAR Merger.

         After giving effect to both the TPC Merger and the STAR Merger, each share of TPC common stock will be exchanged for a combination of STAR stock and cash, with a value of approximately $3.614141 per share of TPC common stock, which is equivalent to $.1928 per share of EFCC common stock exchanged in the STAR Merger. TPC stock certificates do not give effect to a 1:4 reverse stock split, so the amount of consideration payable pursuant to the STAR Merger per share of TPC common stock as represented by a TPC stock certificate is 25% of the $3.614141 specified above, or $.903532.

         THE SECURITIES ISSUABLE PURSUANT TO THIS JOINT PROXY STATEMENT/PROSPECTUS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
ACCURACY OR ADEQUACY OF THIS JOINT PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         THIS JOINT PROXY STATEMENT/PROSPECTUS AND THE ACCOMPANYING FORM OF PROXY ARE FIRST BEING MAILED OR DELIVERED TO THE SHAREHOLDERS OF EFCC AND TPC ON OR ABOUT JULY 29, 1997.


     The date of this Joint Proxy Statement/Prospectus is July 29, 1997.

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----

AVAILABLE INFORMATION.......................................................  4
SUMMARY.....................................................................  5
General.....................................................................  5
EFCC AND TPC................................................................  5
STAR........................................................................  7
The Meetings................................................................  9
The EFCC Meeting............................................................  9
The TPC Meeting ............................................................ 10
The TPC Merger.............................................................. 10
Conversion of Securities.................................................... 10
Recommendations of the Boards of Directors.................................. 11
Opinion of Financial Advisor................................................ 12
Effective Time of the TPC Merger............................................ 12
Conditions of the Merger;  Termination...................................... 12
Surrender of TPC Share Certificates......................................... 12
Certain  Federal Income Tax  Consequences................................... 12
Accounting Treatment of EFCC/TPC Merger..................................... 13
Continuation of Indemnification Provisions.................................. 13
Dissenters'Rights........................................................... 13
Committed Votes to Approve TPC Merger Agreement............................. 13
Resales of EFCC Common Stock................................................ 13
Risk Factors................................................................ 13
The STAR Merger............................................................. 14
Summary Historical  Consolidated  Financial Data............................ 14
EFCC Summary Historical Consolidated Financial Data......................... 15
STAR Summary Historical Consolidated Financial Data......................... 16
Summary Unaudited Pro Forma Condensed Combined Financial Data............... 17
RISK FACTORS................................................................ 18
Risks Relating to an Investment in EFCC..................................... 18
Health Care Reform.......................................................... 18
Regulatory  Environment; Dependence on Medicaid  Reimbursement.............. 18
Competition................................................................. 19
Shortage of Qualified  Personnel............................................ 20
Third Party Payors.......................................................... 20
Payment of the Special Dividend--Possible Need For Additional Financing..... 20
Liability for Services;  Liability Insurance................................ 20
No Cash Dividends........................................................... 21
Risks Relating to the Merger................................................ 21
Substantial Influence by Arbor.............................................. 21
Past Non-Compliance with Securities Laws.................................... 21
No Update of the Telesis Opinion............................................ 21
Fixed TPC Exchange Ratio.................................................... 22
Federal Income Taxes........................................................ 22
Dilution.................................................................... 22

                           --------------------------
                                                                           Page
                                                                           ----
     Possible Adverse Impact if STAR Merger is not Consummated.............. 22
     Interests of Certain Persons in the TPC Merger;
           Possible Conflict of Interest.................................... 22

COMPARATIVE PER SHARE DATA.................................................. 23
COMPARATIVE MARKET DATA..................................................... 24
THE TPC MEETING............................................................. 25
         General............................................................ 25
         Matters to Be  Considered at the TPC Meeting....................... 25
         TPC Record Date.................................................... 25
         Proxies............................................................ 25
         Quorum............................................................. 26
         Vote Required...................................................... 26
THE EFCC MEETING............................................................ 27
         General............................................................ 27
         Matters to be Considered at the EFCC Meeting....................... 27
         EFCC Record Date................................................... 27
         Proxies............................................................ 27
         Quorum............................................................. 28
         Vote Required...................................................... 28
THE TPC MERGER.............................................................. 29
         Background of the TPC Merger....................................... 29
         Background of the STAR Merger...................................... 29
         EFCC's Reasons for the STAR Merger; Recommendation of the
               EFCC Board................................................... 32
         Financial Advisor; Fairness Opinion for the STAR Merger............ 34
         Consideration of the TPC Merger.................................... 38
         TPC's Reasons for the TPC Merger; Recommendation of the TPC Board.. 38 EFCC's Reasons for the TPC Merger; Recommendation of the EFCC Board 39
         Fairness Opinion for the TPC Merger................................ 39
         Certain Federal Income Tax Consequences............................ 40
         Accounting Treatment of EFCC/TPC Merger............................ 41
         Regulatory Approvals............................................... 41
         Resale Restrictions................................................ 41
THE TPC MERGER AGREEMENT.................................................... 42
         The Merger......................................................... 42
         Effective Time of the TPC Merger................................... 42
         Conversion of Securities........................................... 42
         Dissenters Rights.................................................. 43
         Exchange of Certificates........................................... 43
         Management after the Merger........................................ 44
         Conditions of the Merger........................................... 44
         Termination and Amendment.......................................... 45
         The STAR Merger.................................................... 45
APPRAISAL RIGHTS OF DISSENTING SHAREHOLDERS................................. 46
COMPARISON OF RIGHTS OF HOLDERS OF EFCC COMMON STOCK AND TPC COMMON STOCK... 50
         General............................................................ 50
         EFCC Capital Stock................................................. 50
         TPC Common Stock................................................... 51

                           --------------------------
                                                                           Page
                                                                           ----
         Voting Rights...................................................... 51
         Generally.......................................................... 51
         Election of Directors.............................................. 51
         Other Transactions................................................. 51
         Amendments to Certificate of Incorporation......................... 52
         Special Meetings................................................... 52
         Shareholders' Action Without a Meeting............................. 52
         Preemptive Rights.................................................. 52
         Dividends.......................................................... 52
         Issuance of Rights or Options to Purchase Shares
              to Directors, Officers and Employees.......................... 53
         Loan to Directors.................................................. 53
         Classification of the Board of Directors........................... 53
         Duties of Directors................................................ 53
         Interested Director Transactions................................... 53
         Limitations on Directors' Liability................................ 54
         Potential Issuances of Preferred Stock............................. 54
         Indemnification of Directors and Officers.......................... 55
         Removal of Directors............................................... 55
BUSINESS OF EFCC AND TPC.................................................... 55
         Consulting Agreement............................................... 57
         Management Agreement............................................... 57
         Home Care Services................................................. 58
         Procedure for a Typical Home Care Placement........................ 58
         Care Givers........................................................ 58
ORGANIZATIONAL STRUCTURE.................................................... 59
         Branch Description................................................. 59
         Customers.......................................................... 59
         Percent of Total TPC Revenues by Type of Customer.................. 60
         Percent of Total TPC Revenues by State............................. 60
         TPC Medicaid Revenues as Percentages of Total State Revenues....... 60
         Governmental Regulation and Licensing.............................. 60
         Competitive Conditions............................................. 61
         Marketing and Sales................................................ 62
         Liability Insurance................................................ 62
         Employees.......................................................... 62
         Securities Filings................................................. 62
         Forward Looking Statements - Cautionary Factors.................... 63
         Description of Property............................................ 63
         Bankruptcy Proceedings............................................. 63
         The Special Dividend............................................... 64
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION................... 64
         Overview........................................................... 64
         Industry Information............................................... 64

                           --------------------------
                                                                           Page
                                                                           ----
         Results of Operations.............................................. 65
         Liquidity and Capital Resources.................................... 65
         Overview........................................................... 66
         Results of Operations.............................................. 66
         Inflation and Seasonality.......................................... 67
         Liquidity and Capital Resources.................................... 67
         Changes in and Disagreements with Accountants on Accounting and
         Financial Disclosure............................................... 67
DIRECTORS,  EXECUTIVE  OFFICERS,  PROMOTERS AND CONTROL PERSONS............. 68
         Current Directors and Officers..................................... 68
         Former Directors and Officers...................................... 68
EXECUTIVE COMPENSATION FOR EFCC AND TPC..................................... 70
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.............. 70
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.............................. 72
LEGAL MATTERS............................................................... 75
PROPOSALS FOR ANNUAL MEETING................................................ 75
EXPERTS..................................................................... 75
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS................. 77

INDEX TO FINANCIAL STATEMENTS............................................... 86

APPENDIX  A - Merger  Agreement  between  EFCC and TPC
APPENDIX  B - Opinion of Telesis Mergers & Acquisitions, Inc.
               (1) in connection with the TPC Merger
               (2) in connection with the STAR Merger
APPENDIX  C - Section 623 and Section 910 of The New York Business Corporation
              Law

                              AVAILABLE INFORMATION
                              ---------------------

         EFCC is subject to the  informational  requirements  of the  Securities
Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. The Registration Statement, as well as reports, proxy statements and other information filed by EFCC can be inspected and copied at the Commission's Public Reference Room, Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the public reference facilities maintained by the Commission at its regional offices located at Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such materials can be obtained from the Commission at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Electronic
registration statements filed through the Commission's Electronic Data Gathering, Analysis and Retrieval system are publicly available through the Commission's Website (http://www.sec.gov).

         EFCC has filed the Registration Statement with the Commission covering the EFCC Common Stock to be issued pursuant to the TPC Merger Agreement. As permitted by the rules and regulations of the Commission, this Joint Proxy
Statement/Prospectus does not contain all the information set forth in the Registration Statement and the exhibits thereto. For further information, please refer to the Registration Statement, including the exhibits thereto. Statements contained in this Joint Proxy Statement/Prospectus relating to the contents of any contract or other document referred to herein are not necessarily complete, and reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.

         All information concerning EFCC and TPC contained in this Joint Proxy Statement/Prospectus has been furnished by EFCC. All information concerning STAR contained in this Joint Proxy Statement/Prospectus has been furnished by STAR. No person is authorized to provide any information or to make any representation with respect to the matters described in this Joint Proxy Statement/Prospectus other than those contained herein and, if given or made, such information or representation must not be relied upon as having been authorized by EFCC, TPC, STAR or any other person. This Joint Proxy Statement/Prospectus does not constitute an offer to sell, or a solicitation of any offer to purchase, any securities, or a solicitation of a proxy, in any jurisdiction in which, or to or from any person to or from whom, it is unlawful to make such an offer or solicitation. Neither the delivery of this Joint Proxy Statement/Prospectus nor any distribution of securities hereunder shall under any circumstances be deemed to imply that there has been no change in the assets, properties or affairs of EFCC, TPC or STAR since the date hereof or that the information set forth herein is correct as of any time subsequent to the date hereof.

                                     SUMMARY
                                     -------

         The following is a summary of certain information contained elsewhere in this Joint Proxy Statement/Prospectus. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained elsewhere in this Joint Proxy Statement/Prospectus and the appendices hereto. All shareholders are urged to read this Joint Proxy Statement/Prospectus and its appendices before voting on the matters discussed herein. As used herein, the term "EFCC" refers to EXTENDED FAMILY CARE CORPORATION, the term "TPC" refers to TPC HOME CARE SERVICES, INC. and the term "STAR" refers to STAR MULTI CARE SERVICES, INC. References to EFCC and STAR include, unless the context otherwise requires, their respective subsidiaries.

GENERAL

         This Joint Proxy Statement/Prospectus is being furnished to shareholders of EFCC in connection with the solicitation of proxies by the Board of Directors of EFCC, for use at a Special Meeting of Shareholders of EFCC (the "EFCC Meeting") which is scheduled to be held on August 8, 1997. This
Joint Proxy Statement/Prospectus is also being furnished to shareholders of TPC in connection with the solicitation of proxies by the Board of Directors of TPC for use at a Special Meeting of Shareholders of TPC (the "TPC Meeting") which is also scheduled to be held on August 8, 1997 immediately prior to the EFCC Meeting. At the TPC Meeting and the EFCC Meeting, the shareholders of TPC and the shareholders of EFCC will be asked to consider and vote upon the proposed merger (the "TPC Merger") of TPC with and into EFCC, pursuant to the terms of the Agreement and Plan of Merger dated March 18, 1997 between TPC and EFCC (the "TPC Merger Agreement"). The TPC Merger Agreement is included in this Joint Proxy Statement/Prospectus as Appendix A. In connection with the TPC Merger, all of the outstanding shares of Common Stock, $.01 par value per share of TPC (the "TPC Common Stock"), other than those shares owned by EFCC, will be exchanged for shares of Common Stock, $.01 par value per share, of EFCC (the "EFCC Common Stock") at the rate of 18.745545 shares of EFCC Common Stock (the "TPC Exchange Ratio") for each share of TPC Common Stock. TPC Common Stock owned by EFCC will be cancelled as a result of the TPC Merger and no EFCC Common Stock will be issued to EFCC in respect thereof.


                                  EFCC AND TPC

         Extended Family Care Corporation ("EFCC") is in the business of providing home health care services, principally personal hygiene, homemaking, general patient safety, and to a lesser extent nursing services ("Home Care"), primarily through contracts with government agencies under the Medicaid program. EFCC is a holding company which derives 100 percent of its revenues from the operation of TPC Home Care Services, Inc. ("TPC"), an 83 percent owned subsidiary.

         EFCC was incorporated in New York on May 10, 1978 under the name M.A.E. Enterprises, Inc. In 1980, the name of this corporation was changed to Cosmetic Sciences, Inc.; which was changed again in 1996 to Extended Family Care Corporation, its current name.

         In 1980, EFCC completed its initial public offering of 1.5 million shares of common stock, raising gross proceeds of $1.5 million. Between 1980 and 1985, EFCC engaged in research, development, marketing and distribution of medical devices and cosmetics. These products never proved to be commercially viable, and by the mid-1980's the development of these products were discontinued and the subsidiaries through which these businesses were operated were dissolved.

         In August 1984, EFCC entered the Home Care industry by acquiring all of the outstanding shares of TPC, which at the time was providing Home Care services in New York and New Jersey. In December 1984, the then shareholders of EFCC received as a dividend approximately 17 percent of the outstanding common stock of TPC (the "TPC Dividend"), leaving TPC as an approximately 83 percent owned subsidiary of EFCC.

         On April 25, 1985, TPC entered into an agreement to acquire all of the outstanding stock of A-Round the Clock Nursing Services, Inc. ("A-Round the Clock"), a home health care company doing business in New Jersey. In December 1985, a Registration Statement was declared effective in anticipation of an initial public offering by TPC. Proceeds from this offering were to provide the funding for the acquisition of A-Round the Clock. However, the underwriter terminated the offering, and TPC was unable to find another underwriter to complete the offering. TPC was forced to borrow the funds required to consummate the acquisition of A-Round the Clock. The burden of the additional debt service, coupled with the increased demand for working capital, further reduced cash flow. Facing bank foreclosure of liens upon TPC's accounts receivable, significant tax arrears and cash shortfalls, EFCC and TPC filed a petition under Chapter 11 of the U.S. Bankruptcy Code, in the U.S. Bankruptcy Court, Southern District, New York, in August 1986.

         Following the filing of the bankruptcy petition, TPC continued to operate its Home Care business as a debtor in possession. In July 1987, a secured lender foreclosed its lien on the common stock of A-Round the Clock, and took possession and control of the business of A-Round the Clock. TPC continued to provide Home Care services with operating branches in Hempstead, New York and Hackensack, New Jersey.

         In 1992, the Company's headquarters were moved from Hempstead, New York to Carle Place, New York. In March 1994, TPC opened a branch office in Irvington, New Jersey, which moved in March 1996 to East Orange. In February 1995, a satellite office of the Hackensack branch office was opened in Paterson, New Jersey, which relocated to Clifton, New Jersey on or about April 15, 1996. In August 1995, a TPC satellite office was opened in Jersey City, New Jersey, which office was sold in December, 1996. In March 1996, a satellite office was opened in Elizabeth, New Jersey, which office was closed in September, 1996. In May 1996, a branch office was opened in Allentown, Pennsylvania. In the first quarter of 1997, the staff and patient files of TPC's East Orange office and Hempstead office were moved into existing facilities of STAR; and the Hackensack office was closed and integrated into EFCC's Clifton office.

          In October 1993, and in connection with EFCC's Amended Plan of Reorganization adopted in 1992, an investment group, COSS Holding Corp. ("Coss"), invested cash of $250,000 in EFCC and thereby became the holder of approximately 66 percent (at that time), or 12,749,658 shares, of EFCC's Common Stock. See "Bankruptcy Proceedings."

         On October 31, 1995, EFCC, TPC and Coss entered into an agreement with Arbor Home Healthcare Holdings, LLC. ("Arbor"), pursuant to which EFCC granted Arbor the option to purchase 13 million newly issued shares of its common stock for $1.3 million ($.10 per share). Mr. Ivan Kaufman ("Kaufman") owns 99% of the membership interest in Arbor. Arbor exercised this option in two installments, on August 21, 1996 and October 31, 1996, thus becoming the owner of approximately 40% of EFCC's outstanding stock. In addition, in June 1996, Coss placed its holdings of EFCC's common stock in a voting trust, providing Arbor the right to direct the voting of such shares and to thus elect a majority of the board of directors of EFCC. EFCC, Coss and Arbor have also entered into various agreements relating to Coss' holdings of EFCC's common stock, but these agreements, as well as the voting trust arrangement as to Coss' shares, will terminate upon the completion of the STAR Merger. See "THE TPC MERGER AGREEMENT
- The STAR Merger" and "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

         On  October  31,  1995,  EFCC  entered  into an  agreement  with  Arbor
Management, LLC (in which Kaufman owns a 99% interest), for a two year term pursuant to which EFCC will pay $7,500 a month to Arbor Management, LLC for management services, including accounting, finance, human resources and marketing, rendered to EFCC. This agreement will also terminate as of the completion of the STAR Merger.

         On January 3, 1997, EFCC entered into the STAR Merger Agreement. See "THE TPC MERGER AGREEMENT - The STAR Merger." Pursuant to the STAR Merger
Agreement, EFCC and STAR also entered into the Consulting Agreement and Management Agreement. Pursuant to these agreements, EFCC has permitted STAR to administer certain of its operations. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS - Consulting Agreement and Management Agreement."

          On January 21, 1997, EFCC paid a special dividend to its shareholders of record as of January 13, 1997. The Special Dividend was paid in connection with the STAR Merger transaction. See "RISK FACTORS - Payment of Special Dividend -- Possible Need for Additional Financing" and "BUSINESS OF EFCC AND TPC - The Special Dividend."

         EFCC's and TPC's current officers and directors are as follows:


                                        EFCC                                       TPC
                                        ----                                       ---
           Paul Elenio                  Director                                   Director

           Joseph Heller                Director\Vice-President\Acting             Director\Acting Chief
                                        Chief Executive Officer\                   Executive Officer
                                        Principal Financial Officer\
                                        Controller


           Robert Kohlmeyer             Director\Secretary\Treasurer               Director\Secretary\Treasurer


          Messrs. Heller and Elenio are affiliated with Arbor and Mr. Kohlmeyer is a stockholder and director of Coss. See "DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS" and "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

                                      STAR
                                      ----

         The description of STAR which follows is provided herein because Participating TPC Shareholders and all EFCC Shareholders, after the TPC Meeting and EFCC Meeting, and assuming the TPC Merger is approved by the respective shareholders of EFCC and TPC and is otherwise completed in accordance with law, will be entitled to participate in a meeting of EFCC shareholders to vote on a merger of EFCC with and into an acquisition subsidiary of STAR. See "THE TPC MERGER AGREEMENT - The STAR Merger." See also, generally, the "STAR Proxy/Prospectus."

         STAR is in the business of providing placement services of registered and licensed nurses and home health aides to patients for care at home and to a lesser extent temporary health care personnel recruiting to hospitals and nursing homes ("Hospital Staffing"). In addition, STAR maintains registries of registered nurses, licensed practical nurses, nurses' aides, certified home health aides and certified personal care workers from which personnel are recruited on a per diem basis to meet the requirements of STAR's clients.

         Prior to its acquisition by present management in 1987, STAR's business related primarily to providing private duty nurses to patients in hospitals and staffing to hospitals. Under its current management, STAR expanded its Hospital Staffing arrangements to nursing homes and additional hospitals to provide licensed nurses on a per diem basis for general staff. In 1988, STAR further extended its Hospital Staffing business to include providing licensed practical nurses and nurses' aides. In 1989, STAR began providing Home Care services in New York City pursuant to a license from the New York State Health Department. In 1990, STAR expanded its Home Care services to include transportation of patients from hospital to home in ambulettes, arrangements to purchase and supply equipment and pharmaceuticals as prescribed by the patient's physicians, and home infusion care. In 1991, STAR was licensed by the New York State Department of Health to operate an office in Nassau County, New York.

         In 1992, STAR expanded its existing Home Care business through the acquisition of certain assets from Unity Healthcare Holding Company, Inc. and its subsidiaries ("Unity"), including contract rights to provide Home Care services through various hospitals, community agencies and other institutional health care providers. These contract rights complemented the existing home health care businesses of STAR in geographic areas such as New Jersey and New York where STAR already operated. In addition, in these locations, STAR obtained from Unity client referral lists to further expand existing operations.

         In addition to expanding STAR's existing regional business, the Unity acquisition added new operations to STAR in new geographic locations. STAR acquired Unity's Florida operations, which included certification to receive reimbursement from Medicare and Medicaid in Broward and Dade Counties. Most of such Medicare and Medicaid reimbursed operations are located in Dade County. STAR also acquired the assets representing Unity's operations in Florida that do not have Medicare and Medicaid certification, but which operate under state license.

         In 1993, STAR further expanded its existing Home Care business through the acquisition of certain assets of DSI Health Care Services, Inc. ("DSI"), including contract rights to provide Home Care services through various hospitals, community agencies and other institutional health care providers. These contract rights complemented the existing Home Care business of STAR in the Long Island, New York area.

         In May 1995, STAR acquired certain assets of Long Island Nursing Registry, Inc. ("LINR") thereby further expanding its Home Care business. LINR provided nursing and other skilled health care services with both Medicaid and Non-Medicaid reimbursement eligibility compatible with the business of STAR. LINR maintains offices and does business under the STAR name in the Long Island area and as "Comprehensive Care America" in the Syracuse area. The acquired assets included all of the fixed assets, certain of the contract and intellectual property rights and all of the records, lists, files and books (including certain customer and personnel lists) with respect to or in connection with the health care business conducted by LINR. The acquisition expanded STAR's market area into Suffolk County, augmented its presence in Nassau County and gave it significant market share in central New York.

         On August 23, 1996, STAR and AMSERV HEALTHCARE INC. ("Amserv") consummated a merger whereby STAR acquired control of Amserv and Amserv became a wholly owned subsidiary of STAR. Amserv operates in a one-industry segment as a health care service company. Amserv provides Home Care services to individuals from its six branch offices in New Jersey and Ohio. Home Care services provided by Amserv include personal care, such as assistance with the activities of daily living (e.g., eating, walking and grooming), and skilled nursing services, such as wound care and assistance with medications, injections and patient education.

         Historically, a greater portion of STAR's revenues have been derived from Home Care services and a lesser portion of such revenues have been derived from Hospital Staffing. STAR believes that this is a result of changing social and economic attitudes toward the de-institutionalization of patients as well as STAR's changing customer base.

         STAR's principal executive offices are located at 99 Railroad Station Plaza, Hicksville, New York 11801, and its telephone number is (516) 938-2016.

THE MEETINGS

THE EFCC MEETING

         The EFCC Meeting will be held on August 8, 1997 at 10:00 a.m., local time, at the offices of Arbor Home Healthcare Holdings, LLC, 333 Earle Ovington Blvd., 9th floor, Uniondale, New York 11553. At the EFCC Meeting, including any adjournments or postponements thereof, the shareholders of EFCC will consider and vote on (i) a proposal to approve and adopt the TPC Merger Agreement and the transactions contemplated thereby and (ii) such other business as properly may come before the EFCC Meeting.

         The close of business on July 7, 1997, has been fixed as the record date (the "EFCC Record Date") for the determination of the shareholders of EFCC entitled to notice of and to vote at the EFCC Meeting. Holders of EFCC Common Stock are entitled to one vote for each share of EFCC Common Stock held by them. The holders of a majority of the outstanding shares of EFCC Common Stock, present either in person or by properly executed proxies, will constitute a quorum at the EFCC Meeting.

         The affirmative vote of holders of two-thirds of the outstanding shares of EFCC Common Stock entitled to vote thereon is required to approve and adopt the TPC Merger Agreement. As of the EFCC Record Date, 32,000,226 shares of EFCC Common Stock were issued and outstanding, of which approximately 80.5% (before giving effect to the TPC Merger) and 68% (after giving effect to the TPC Merger) are beneficially owned by Arbor, which has the power to vote or direct the voting as to all of such shares, and which intends to vote FOR the approval and adoption of the TPC Merger Agreement and the transactions contemplated thereby. This percentage is sufficient under New York law to approve the TPC Merger Agreement and the transactions contemplated thereby on behalf of the shareholders of EFCC. See "THE EFCC MEETING - Vote Required."

THE TPC MEETING

          The TPC Meeting will be held on August 8, 1997 at 10:00 a.m., local time, at the offices of Arbor Home Healthcare Holdings, LLC, 333 Earle Ovington Blvd., 9th floor, Uniondale, New York 11553. At the TPC Meeting, including any adjournments or postponements thereof, the shareholders of TPC will consider and vote on a proposal to approve and adopt the TPC Merger Agreement and the transactions contemplated thereby, and such other business as properly may come before the TPC Meeting.

          The close of business on July 7, 1997, has been fixed as the record date (the "TPC Record Date") for the determination of the shareholders of TPC entitled to notice of and to vote at the TPC Meeting. Holders of TPC Common Stock are entitled to one vote for each share of TPC Common Stock held by them. The holders of a majority of outstanding TPC Common Stock, present either in person or by properly executed proxies, will constitute a quorum at the TPC Meeting.

         The affirmative vote of holders of two-thirds of the outstanding shares of TPC Common Stock entitled to vote at the TPC Meeting is required to approve and adopt the TPC Merger Agreement. As of the TPC Record Date, 1,750,000 shares of TPC Common Stock were issued and outstanding, of which approximately 83% were owned by EFCC. EFCC intends to vote all of its shares of TPC FOR the approval of the TPC Merger Agreement and the transactions contemplated thereby. This percentage is sufficient under New York law to approve the TPC Merger Agreement and the transactions contemplated thereby on behalf of the shareholders of TPC. See "THE TPC MEETING - Vote Required."

THE TPC MERGER

         CONVERSION OF SECURITIES. Upon consummation of the transactions contemplated by the TPC Merger Agreement (the "Effective Time"), TPC will be merged with and into EFCC, with EFCC being the surviving corporation, and each share of TPC Common Stock outstanding immediately prior to the consummation of the TPC Merger will be converted, without any further action on the part of the holder thereof and in accordance with the TPC Exchange Ratio, into the right to receive 18.745545 shares of EFCC Common Stock ("TPC Merger Consideration"). TPC Common Stock owned by EFCC will be cancelled as a result of the TPC Merger and no EFCC Common Stock shall be issued to EFCC in respect thereof. EFCC Common Stock is quoted on the "Pink Sheets," a service published by the National Quotations Bureau, and is traded and quoted on the NASDAQ Bulletin Board under the symbol "CXCS." See "COMPARATIVE MARKET DATA." No certificates or scrip representing fractional shares of TPC Common Stock will be issued in the TPC Merger, but cash will be paid to shareholders in lieu thereof. The cash paid will be equal to the Market Price (as defined below) of one share of EFCC Common Stock, otherwise issuable to a holder of TPC Common Stock pursuant to the TPC Merger Agreement, such cash to be paid in lieu of any such fractional share of EFCC Common Stock. Market Price shall be equal to the last quoted bid price of EFCC Common Stock as supplied by the National Quotations Bureau, Inc. at the Effective Time. Certificates for TPC Common Stock previously issued do not give effect to a 1:4 reverse stock split which occurred in 1985. Thus, shareholders of TPC actually own only one share of TPC Common Stock for every four shares for which they possess a TPC Share certificate. Therefore, the TPC Merger Consideration payable for each share represented on a certificate for TPC Common Stock will be 25% of the TPC Exchange Ratio or 4.686386 shares of EFCC Common Stock. See "THE TPC MERGER AGREEMENT - Conversion of Securities." Since all shareholders of TPC are similarly situated, there is no substantive effect from this discrepancy. See "COMPARISON OF RIGHTS OF HOLDERS OF EFCC COMMON STOCK AND TPC COMMON STOCK - TPC Common Stock."

         RECOMMENDATIONS OF THE BOARDS OF DIRECTORS. The EFCC Board of Directors believes that the terms of the TPC Merger are fair to, and in the best interests of, EFCC and its shareholders. Accordingly, the EFCC Board of Directors has approved the TPC Merger Agreement and unanimously recommends a vote FOR approval and adoption of the TPC Merger Agreement by the shareholders of EFCC. The EFCC Board noted that the principal reasons for the TPC Merger were as follows: (i) As TPC is EFCC's sole operating entity, matters requiring a vote of shareholders generally require an additional vote of the shareholders of TPC. This necessitates the expense of notifying TPC's approximately 1,100 shareholders of the existence and subject matter of a meeting in accordance with the requirements of the New York Business Corporation Law (the "NYBCL"), as well as the expense of holding a shareholders' meeting; (ii) the existence of TPC as a separate subsidiary has been an administrative burden with respect to the duplicate efforts in maintaining separate financial and accounting records for each of EFCC and TPC for transactional and bookkeeping purposes; (iii) there is no compelling reason for TPC to remain in existence as a separate subsidiary; and (iv) the completion of the TPC Merger is a condition precedent to the STAR

Merger, although the completion of the TPC Merger is not conditioned upon the completion of the STAR Merger.

         The TPC Board of Directors believes that the terms of the TPC Merger are fair to, and in the best interests of, TPC and its shareholders. Accordingly, TPC's Board of Directors has approved the TPC Merger Agreement and unanimously recommends a vote FOR approval and adoption of the TPC Merger Agreement by the shareholders of TPC. The TPC Board noted that since the TPC Dividend in 1984, and the failed attempt to conduct a public offering, TPC's shareholders have not been able to trade their shares in any trading market. The TPC Dividend was effected only because of the then management's intention to conduct a public offering, which did not occur. As a result, the holders of TPC shares can only trade their shares by entering into the TPC Merger and receiving EFCC Common Stock which trades on the NASDAQ Bulletin Board. TPC management and EFCC management believe it would not be cost effective to list TPC as a separate entity on any trading market. The TPC Board also noted the absence of any compelling factor justifying it remaining as a separate entity given EFCC's 83% ownership of TPC and that TPC constitutes EFCC's sole operating business. The TPC Board also considered the fairness of the valuation placed on EFCC as a whole, pursuant to the STAR Merger Agreement, which formed the basis for the valuation of the TPC Merger Consideration. The TPC Board received, in this connection, a fairness opinion of Telesis Mergers & Acquisitions, Inc., described below. See "Opinion of Financial Adviser."

     Since EFCC has already committed to the STAR Merger pursuant to the STAR Merger Agreement and sufficient shareholder votes necessary for the approval and adoption of the TPC Merger Agreement have already committed to vote in favor thereof, TPC shareholders should understand that if the TPC Merger is completed, then, unless the STAR Merger fails to occur for reasons not currently foreseen, or unless they choose to participate in the TPC Merger but dissent from the STAR Merger, they will receive their pro-rata portion of the consideration payable to shareholders of EFCC in the STAR Merger. See "THE TPC MERGER AGREEMENT - The STAR Merger." See the "STAR Proxy/Prospectus." As previously noted, persons owning approximately 68% of EFCC Common Stock, after giving effect to the TPC Merger, intend to vote FOR the approval of the STAR Merger, thus ensuring its approval under the provisions of the NYBCL, which requires the affirmative vote of two-thirds of all outstanding shares of EFCC Common Stock to approve the STAR Merger. The rules of the NASDAQ Stock Market, where STAR's shares are currently issued, require a majority of shares attending in person or proxy, at a duly held meeting of STAR stockholders, to approve the STAR Merger, if Star issues more than 20% of its outstanding Common Stock in the Star Merger. See the
"Star Proxy/Prospectus-THE MERGER."   Steven Sternbach,  who owns
863,262 shares of STAR, constituting 20.77% of shares of STAR entitled to vote as of the record date of the meeting of STAR shareholders to approve the STAR Merger, is bound to vote his shares in favor of the STAR Merger and has given EFCC an irrevocable proxy in connection therewith. See in the "STAR Proxy/Prospectus, THE MERGER - The Sternbach Proxy." However, to EFCC's knowledge, sufficient votes to approve the STAR Merger on behalf of the STAR shareholders pursuant to NASDAQ Stock Market rules have not yet committed to such approval. Mr. Sternbach does not, to EFCC's or TPC's knowledge, own any shares of EFCC or TPC.

     OPINION OF FINANCIAL ADVISOR. Telesis Mergers & Acquisitions, Inc. ("Telesis") delivered to the Board of Directors of TPC a written opinion dated January 22, 1997 that, as of such date and based upon and subject to certain matters as stated therein, the terms of the TPC Merger are fair to the shareholders of TPC from a financial point of view. See "THE TPC MERGER - Financial Advisor; Fairness Opinion; and "Fairness Opinion for the STAR Merger." The full text of the written opinion of Telesis, which sets forth the assumptions made, matters considered and limitations on the review undertaken by Telesis, is attached as Appendix B-1 hereto and is incorporated herein by reference. TPC shareholders are urged to read the opinion carefully in its entirety.

         EFFECTIVE TIME OF THE TPC MERGER. The TPC Merger will be effected at the time of the filing of a Certificate of Merger (the "Certificate of Merger") with the New York Department of State or at such later date designated in such filing. The date and time of such filing (the "Effective Time") is currently expected to occur on or shortly after the date of the TPC Meeting and the EFCC Meeting and satisfaction or waiver of the conditions precedent to the TPC Merger set forth in the TPC Merger Agreement. See "THE TPC MERGER AGREEMENT - Effective Time of the TPC Merger" and "Conditions of the TPC Merger."

          CONDITIONS OF THE MERGER; TERMINATION. The obligations of TPC and EFCC to consummate the TPC Merger are subject to the satisfaction of the following conditions: (i) obtaining requisite TPC and EFCC shareholder approvals; (ii) the effectiveness of the Registration Statement; (iii) the receipt by EFCC of all necessary approvals under applicable state securities laws; (iv) no governmental body or any authority shall have enacted any rule or regulation prohibiting the TPC Merger; (v) the receipt of an opinion of counsel as to the tax effects of the TPC Merger; and (vi) obtaining of all required third-party consents to the TPC Merger. See "THE TPC MERGER AGREEMENT - Conditions of the TPC Merger."

         SURRENDER OF TPC SHARE CERTIFICATES. After the Effective Time, holders of TPC Common Stock will be furnished with a transmittal letter to be used to exchange their TPC Share certificates for the TPC Merger Consideration. Holders of TPC Common Stock should not return any stock certificates with the form of proxy accompanying this Joint Proxy Statement/Prospectus. See "THE TPC MERGER AGREEMENT - Exchange of Certificates."

         CERTAIN FEDERAL INCOME TAX CONSEQUENCES. Assuming the TPC Merger is consummated at the Effective Time pursuant to the terms of the TPC Merger Agreement, EFCC and TPC have received an opinion from Meltzer, Lippe, Goldstein, Wolf & Schlissel, P.C. ("Meltzer, Lippe"), counsel to TPC, that it is more likely than not; (i) the TPC Merger will qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) no gain or loss will be recognized by any holder whose shares of TPC Common Stock are converted into and exchanged for shares of EFCC Common Stock (except to the extent of any cash received in lieu of fractional shares of EFCC Common Stock), (iii) each holder of TPC Common Stock receiving cash in lieu of a fractional share of EFCC Common Stock will be treated for federal income tax purposes as having received such fractional share interest and as having sold it for the cash received, and will recognize capital gain or loss (long-or short-term depending on whether the holder's holding period is more or less than 12 months) equal to the difference between the amount of cash received and that portion of the holder's basis in the shares of TPC Common Stock deemed exchanged for the fractional share interest; (iv) the tax basis of the shares of EFCC Common Stock received by the holders of TPC Common Stock will be equal to the basis of the shares of TPC Common Stock exchanged therefor (except for the basis attributable to any fractional share interest in EFCC Common Stock) and (v) the holding period of the EFCC Common Stock will include the holding period of the TPC Common Stock surrendered in exchange therefor. Meltzer, Lippe's opinion is based on the accuracy of certain representations that it will receive from TPC and EFCC concerning TPC and EFCC at the Effective Time. See "THE TPC MERGER - Certain Federal Income Tax Consequences."

         ACCOUNTING TREATMENT OF EFCC/TPC MERGER.The acquisition of the minority interest of TPC will be accounted for by EFCC under the "purchase method" of accounting in accordance with generally accepted accounting principles. Accordingly, the results of operations of the minority interest in TPC will be included in the results of operations of EFCC only for periods subsequent to the Effective Time, and any excess consideration paid by EFCC will be allocated to goodwill.

         CONTINUATION OF INDEMNIFICATION PROVISIONS. Under the terms of the TPC Merger Agreement, EFCC has agreed to insure and guaranty that any provision with respect to indemnification by TPC and existing in favor of any present or former director, officer, employee or agent of TPC, set forth in the Certificate of Incorporation or by-laws of TPC or pursuant to any other agreements, will survive the TPC Merger, will not be amended, repealed or modified in any manner that would adversely affect an indemnified party, and will continue in full force and effect for a period of at least six years from the Effective Time.

         DISSENTERS' RIGHTS. Under the NYBCL, holders of TPC Common Stock are entitled to dissenters' rights of appraisal in connection with the TPC Merger. Those persons who validly perfect and do not withdraw their rights of dissent from the TPC Merger, instead of receiving the TPC Merger Consideration, will have the right, as provided in Section 910 of the NYBCL, subject to compliance with Section 623 of the NYBCL, to receive the fair value of their shares and certain other rights and benefits. See "APPRAISAL RIGHTS OF DISSENTING SHAREHOLDERS IN THE TPC MERGER."

         COMMITTED VOTES TO APPROVE TPC MERGER AGREEMENT. Arbor and Coss, which collectively own approximately 80.5% of the shares of EFCC Common Stock, have advised EFCC that they intend to vote FOR the approval and adoption of the TPC Merger Agreement and the transactions contemplated thereby. Further, EFCC, which owns 83% of the outstanding shares of TPC Common Stock, also intends to vote FOR the approval of the TPC Merger Agreement and the transactions contemplated thereby. Since the NYBCL requires the approval of holders of two-thirds of the outstanding shares of EFCC and TPC to approve the TPC Merger Agreement, required shareholder approval of the TPC Merger Agreement will be satisfied by (i) the votes of Arbor and Coss, with respect to EFCC and (ii) the vote of EFCC, with respect to TPC.

         RESALES OF EFCC COMMON STOCK. The shares of EFCC Common Stock to be issued pursuant to the TPC Merger Agreement have been registered under the Securities Act, and therefore may be resold without restriction by persons who are not deemed to be "affiliates" (as such term is defined under the Securities
Act) of either TPC or EFCC. See "THE TPC MERGER - Resale Restrictions."

     RISK FACTORS. Given that TPC represents EFCC's sole operating business and EFCC has no other substantial activity, there are no special risks relevant to an investment in EFCC which are not already present in the investment of a shareholder in TPC. Nevertheless, TPC shareholders should be aware, in determining whether to vote for the TPC Merger Agreement, of possible risks of an investment in EFCC, including those relating to: (i) adverse effects of health care reform; (ii) the regulatory environment in which EFCC operates;
(iii) competition in the home health care and temporary  personnel care markets;
(iv) a shortage of qualified personnel; (v) possible need for additional financing in connection with the payment of a special dividend in January, 1997;
(vi) potential liability of EFCC for services provided in the health care field;
(vii) other than a special dividend paid in January 1997 pursuant to the STAR Merger Agreement, EFCC's failure to pay cash dividends since inception; and
(viii) risks associated with third party payor audits. In addition, there are certain risks associated with the TPC Merger, including those relating to: (i) continuing control over EFCC by Arbor; (ii) the possible adverse tax effect on the TPC shareholders if the TPC Merger were not to constitute a tax-free reorganization; (iii) EFCC's and TPC's past non-compliance with their reporting obligations under the Securities Exchange Act of 1934 (the "Exchange Act"); (iv) the fixed TPC Exchange Ratio with respect to shares to be issued in the TPC Merger; (v) dilution; (vi) the possible adverse impact upon EFCC if the STAR Merger is not consummated; and (vii) a possible conflict of interest of certain persons. See "Risk Factors" for a more complete discussion of the factors which should be considered in evaluating the TPC Merger and the securities offered hereby. In addition, special risks associated with the STAR Merger are described in the STAR Proxy/Prospectus at the section in that document entitled "RISK FACTORS."

THE STAR MERGER

         As discussed in greater detail in the STAR Proxy/Prospectus, a copy of which accompanies this Joint Proxy/Prospectus, on January 3, 1997, EFCC entered into an agreement pursuant to which, based on the satisfaction of various conditions, EFCC will be merged with and into an acquisition subsidiary of STAR.

         SHAREHOLDERS OF EFCC AND TPC ARE URGED TO CAREFULLY CONSIDER THE STAR PROXY/PROSPECTUS AND THE TERMS OF THE STAR MERGER. IF THE STAR MERGER OCCURS,
(i) SHAREHOLDERS OF EFCC WHO DO NOT DISSENT FROM THE STAR MERGER, AND (ii) THOSE SHAREHOLDERS OF TPC WHO DO NOT DISSENT FROM THE TPC MERGER OR THE STAR MERGER, AND WHO REMAIN SHAREHOLDERS OF EFCC ON THE RECORD DATE OF THE STAR MERGER, WILL RECEIVE THE MERGER CONSIDERATION PAYABLE IN THE STAR MERGER IN LIEU OF, AND IN EXCHANGE FOR, THEIR EFCC COMMON STOCK. SEE THE "STAR PROXY/PROSPECTUS." AFTER GIVING EFFECT TO BOTH THE TPC MERGER AND THE STAR MERGER, EACH SHARE OF TPC COMMON STOCK WILL BE EXCHANGED FOR A COMBINATION OF STAR STOCK AND CASH, WITH A VALUE OF APPROXIMATELY $3.614141 PER SHARE OF TPC COMMON STOCK, WHICH IS EQUIVALENT TO $.1928 PER SHARE OF EFCC COMMON STOCK EXCHANGED IN THE STAR MERGER. TPC STOCK CERTIFICATES DO NOT GIVE EFFECT TO A 1:4 REVERSE STOCK SPLIT, SO THE AMOUNT OF CONSIDERATION PAYABLE PURSUANT TO THE STAR MERGER PER SHARE OF TPC COMMON STOCK AS REPRESENTED BY A TPC STOCK CERTIFICATE IS 25% OF THE $3.614141 SPECIFIED ABOVE, OR $.903532.

SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA

         The respective summary historical data presented in the tables below have been derived from EFCC's Consolidated Financial Statements and notes thereto and STAR's Consolidated Financial Statements and the notes thereto included elsewhere herein and should be read in conjunction therewith. See EFCC's "MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION" and STAR'S "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS".

         Data for STAR for the nine months ended February 28, 1997 and February 29, 1996 and data for EFCC for the three-months ended March 31, 1997 and March 31, 1996, have been derived from unaudited condensed consolidated financial statements. The unaudited financial statements of STAR and EFCC include all adjustments which are of a normal and recurring nature, that STAR and EFCC considered necessary for a fair presentation of the financial position and results of operations for those periods. Operating results for EFCC for the three months ended March 31, 1997 and for STAR for the nine months ended February 28, 1997 are not necessarily indicative of the results that may be expected for the full respective fiscal year of EFCC and STAR.

EFCC SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA

                                                                 Year Ended                                  Three Months Ended
                                                                December 31,                                  March 31,  March 31,
                                                    1996       1995        1994        1993(1)     1992        1997       1996
                                                    ----       ----        ----        -------     ----        ----       ----
                                          (IN THOUSANDS EXCEPT RATIO AND PER SHARE AMOUNTS)
STATEMENT OF OPERATIONS
DATA
Net Revenues                                        $  8,929   $  7,368    $  4,610    $  3,053    $  2,549    $  2,322    $  1,985
Income (Loss) from Operations                             68        482           1        (187)        (76)         18        (100)
Interest Income (Expense)                                  6         (4)        (21)         --         (47)          2          (2)
Income (Loss) from Continuing                             19        268         (56)       (187)       (123)          8         (64)
Operations
Minority Interest in Subsidiary                           --        (46)          9          11          --          (2)         11
(Income) Loss

Income Per Share
Income (Loss) from Continuing                       $  0.009   $ 0.0127    $(0.0029)   $(0.0221)   $(0.0238)   $ 0.0002    $(0.0027)
Operations
Shares Used in Computing Per Share                    21,809     21,034      19,300       8,454       5,162      32,000      19,300
Amounts

BALANCE SHEET DATA:
Cash and Cash Equivalents                           $  1,066   $    512    $     97    $     25    $     18    $    445
Working Capital                                        1,528        286        (179)        (30)         95         815
Total Assets                                           3,572      2,458       2,043       1,302         688       2,962
Total Long-Term Obligations                              106         95          62         239         511          98
Minority Interest                                        140        140          94          17          --         141
Shareholders' Equity                                   2,225        956         734         363        (335)      1,481
Current Ratio                                           2.39       1.23        0.84        0.96        1.19        1.66

Cash Dividend Per Common Share                      $    --    $    --     $    --     $    --     $    --     $ 0.0234


(1) In 1993, EFCC implemented Statement of Position 90-70 "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code."



                                         STAR Summary Historical Consolidated Financial Data

                                                                    Year Ended                               Nine Months Ended
                                                                     May 31                             February 28,    February 29
                                                 1996     1995(2)(3)     1994(4)     1993(5)     1992(6)           1997         1996
                                                 ----     ----------     -------     -------     -------           ----         ----
                                          (IN THOUSANDS EXCEPT RATIO AND PER SHARE AMOUNTS)

STATEMENT OF OPERATIONS DATA(1)
Net Revenues                                  $ 49,163    $ 38,430       $ 29,694       $ 23,428    $ 14,110   $ 39,164    $ 35,464
Income from Operations                           1,832       1,251            576            118          49      2,406       1,450
Other Income (Expense)                            (120)        (21)            67            130         122     (2,911)        (74)
Income (Loss) from Continuing                    1,143         758            358            135          55       (298)        766
Operations
Income (Loss) from                                  --          --           (711)          (359)        290         --          --
Discontinued Operations
Gain (Loss) on Disposal of                          --          30         (1,168)            --       1,405         --          --
Discontinued Operations
Cumulative Effect of Change in                      --          24(7)          65(8)          --          --         --          --
Accounting Principle
Net Income (Loss)                             $  1,143    $    812       $ (1,456)      $   (224)   $  1,750   $   (298)   $    766
Income Per Share
Income (Loss) from Continuing                             $   0.28       $   0.10       $   0.04           $          $           $
Operations                                                                              $   0.20        0.01      (0.07)       0.18
Income (Loss) from                                  --          --                                      0.08         --          --
Discontinued Operation                                                                                            (0.20)      (0.10)
Gain (Loss) on Disposal of                          --          --                                      0.38         --          --
Discontinued Operations                                                                                            0.01       (0.33)
Cumulative Effect of Change in                      --                       0.02             --          --         --          --
Accounting Principle                                                                                                           0.01
Net Income                                    $   0.28    $   0.22       $  (0.41)      $  (0.06)   $   0.47   $  (0.07)   $   0.18
Shares Used in Computing Per                     4,012       3,799          3,529          3,621       3,699      4,278       4,257
Share Amounts
BALANCE SHEET DATA: (1)
Cash and Cash Equivalents                     $  1,882    $  1,497       $  1,069       $  2,334    $  3,475    $    79
Working Capital                                  9,415       6,774          5,525          6,650       7,901      9,197
Total Assets                                    19,369      16,798         14,196         13,436      14,867     18,258
Total Long-Term Obligations                      3,604       2,156            832            115         745      3,345
Redeemable Preferred Stock                         341         683             --             --          --         --
Shareholders' Equity                            12,045      10,622          9,577         11,201      11,403     12,142
Current Ratio                                                 3.79           3.03           2.46        4.14       3.91        4.32

Cash Dividend Declared Per
Common Share                                  $    --     $    --         $    --       $     --    $     --    $    --

(1)  In  August  1996,  STAR  acquired  AMSERV  HEALTHCARE  SERVICES,  INC.
("Amserv")   in  a  transaction   accounted   for  as  a   pooling-of-interests,
accordingly, all periods presented have been restated to include the accounts and operations of Amserv for the periods prior to the acquisition.

(2) In May 1995, STAR acquired certain assets of Long Island Nursing Registry, Inc. in a transaction accounted for as a purchase.

(3) In June 1994, STAR acquired certain assets of North Central Personnel, Inc. in a transaction accounted for as a purchase.

(4) In November 1993, STAR acquired certain assets of DSI Health Care Services, Inc. in a transaction accounted for as a purchase.

(5) In August 1992, STAR acquired certain assets of Unity Care Services, Inc.-New York Medicaid Operations in a transaction accounted for as a purchase.

(6) In May 1992, STAR acquired certain assets of Unity Healthcare Holding Company, Inc., Unity Care Services, Inc.-New York Operations and Unity Home Care of Florida, Inc. in a transaction accounted for as a purchase.

(7) Effective July 1994, STAR adopted SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities." See Note 3 of STAR's Notes to Consolidated Financial Statements.

(8) Effective June 1, 1993, STAR adopted SFAS No. 109, "Accounting for Income Taxes." See Note 9 of STAR's Notes to Consolidated Financial Statements.

SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

          The following table presents summary unaudited pro forma selected operations data for the year ended December 31, 1996 and for the three months ended March 31, 1997 as if the merger of EFCC and TPC and other transactions requiring pro forma adjustments had occurred on January 1, 1996. In addition, summary unaudited pro forma selected operations data for the year ended May 31, 1996 and the nine months ended February 28, 1997 is provided as if the merger of STAR and EFCC and other transactions requiring pro forma adjustments had occurred on July 1, 1995. The summary unaudited pro forma selected operations data was prepared assuming that the mergers had been consummated and accounted for using the purchase method of accounting. The balance sheet data has been prepared assuming the mergers had been consummated on February 28, 1997.

     The following summary unaudited pro forma condensed combined financial data are provided for comparative purposes only and should be read in conjunction with the unaudited pro forma condensed combined financial statements and notes thereto and the separate audited consolidated financial statements and related notes thereto of EFCC and STAR. See "UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS." The following summary unaudited pro forma condensed combined financial data does not purport to be indicative of the results which actually would have occurred if the mergers had been consummated on the dates indicated or which may be obtained in the future.


                                                                   Merger of EFCC into Star             Merger of TPC into EFCC

                                                                 Year Ended      Nine Months Ended   Year Ended  Three Months Ended
                                                                  May 31,          February 28,      December 31,        March 31,
                                                                   1996                1997             1996                1997
                                                                   ----                ----             ----                ----
                                                          (In Thousands, Except Per Share Amounts)


STATEMENT OF OPERATIONS DATA:
Net revenues                                                        $ 57,281           $ 46,212           $  8,929          $  2,322
Operating expenses                                                    55,557             43,815              8,861             2,304
Income from operations                                                 1,724              2,397                 68                18
Other (expense) income                                                  (384)            (3,093)                 6                 2
Income (loss) from continuing operations                               1,340               (696)                74                21
before provision for income taxes
Provision (benefit) for income taxes                                     422               (258)                55                13
Income (loss) from continuing operations                                 918               (438)                19                 8
Income (loss) from continuing operations                            $    .18           $  (0.08)          $ 0.0007          $ 0.0002
per common share
Weighted average shares outstanding                                    5,089              5,356             27,411            37,602

BALANCE SHEET DATA:
Cash and cash equivalents                                                              $    524                             $    445
Working capital                                                                           9,693                                  660
Total assets                                                                             27,483                                3,746
Long-term obligations, excluding current maturities                                       6,478                                   98
Shareholders' equity                                                                     16,992                                2,406




                                  RISK FACTORS

          Certain statements in this Joint Proxy Statement/Prospectus are not historical facts and constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results of EFCC, TPC and STAR to be materially different from historical results or from any results expressed or implied by such forward-looking statements.

          Such risks, uncertainties and other factors include, but are not limited to, the risks set forth below:

RISKS RELATING TO AN INVESTMENT IN EFCC
          Given that TPC represents EFCC's sole operating business and EFCC has no other substantial activity, there are no special risks relevant to an investment in EFCC which are not already present with respect to the investment of a shareholder in TPC. Nevertheless, TPC shareholders should be aware, in determining whether to vote for the approval of the TPC Merger Agreement, of possible risks of an investment in EFCC, including those relating to:

HEALTH CARE REFORM. As a result of the escalation of health care costs and the inability of many individuals and employers to obtain affordable health insurance, numerous proposals have been or may be introduced in the United States Congress and state legislatures, and other proposals are being considered, relating to health care reform. Such proposals have included, among other things, provision of universal access to health care, reforming the payment methodology for health care goods and services by both the public (Medicare and Medicaid) and private sectors, and methods to control or reduce public and private spending on health care. The ultimate timing or effect such reforms may have on EFCC cannot be predicted and no assurance can be given that any such reforms will not have a material adverse effect on EFCC's revenues and/or earnings. Short-term cost containment initiatives may vary substantially from long-term reforms and may have a material adverse effect on EFCC.

REGULATORY ENVIRONMENT; DEPENDENCE ON MEDICAID REIMBURSEMENT. EFCC's business is subject to substantial regulation by state and local authorities. These regulations can cause significant time delays, as well as additional costs, as EFCC must comply with state eligibility standards for licensing and/or accreditation as a Home Care provider. The imposition of more stringent regulatory requirements or the denial, revocation, or suspension of any license or accreditation necessary for EFCC to operate in a particular market could have a material adverse effect on EFCC's operations.

          EFCC's business is substantially dependent on reimbursements by Medicaid, from which it derives a majority of its revenues. Medicaid reimbursement rates in New York and New Jersey are not negotiated by EFCC, but are established by these respective states. Recent budgetary pressures at the federal and state governmental levels have, and may in the future, reduce the allocation of federal and state budgetary dollars appropriated for the Medicaid program. Such reductions may have a negative impact on EFCC's revenues and profitability. Federal and state budgetary pressures may adversely impact EFCC by: (1) reducing the Medicaid reimbursement rates paid by the state; (2) reducing the number of hours that will be reimbursed per case; and (3) reducing the funding of one or more public assistance agencies with which EFCC presently does business. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION - Industry Information."

          On July 9, 1996, authorities of the State of New Jersey met to discuss the reduction of Medicaid reimbursement rates for the year July 1, 1996 to July 1, 1997. The meeting did not result in a material reduction in the Medicaid reimbursement rates for the period July 1, 1996 to July 1, 1997. During the quarter ended March 31, 1996, a reduction in authorized Medicaid reimbursable hours per case was imposed by New York State. The results of this reduction did not have a material adverse effect on EFCC's results of operations for the fiscal year ended December 31, 1996. However, if a similar Medicaid reduction is imposed by the State of New Jersey, the results of this reduction would have a material adverse effect on EFCC's results of operations, as EFCC currently derives a majority of its revenues from New Jersey Medicaid reimbursements. EFCC cannot predict the magnitude of future reductions, if any, in Medicaid reimbursement rates or reimbursable hours.

          New York State requires approval of the Public Health Council of the New York State Department of Health ("NYPHC") for any change in a "Controlling Person" of an operator of a licensed health care services agency ("LHCSA"). Control of an entity is presumed to exist if any person owns, controls or holds the power to vote 10% or more of the voting securities of such entity. To the extent EFCC may seek to acquire control of an LHCSA, EFCC would have to be granted the approval of the NYPHC prior to exercising control over such LHCSA. NYPHC approval is also required if any entity seeks control of more than 10 percent of the voting securities of EFCC or TPC. The NYPHC has approved the change of control that occurred from the acquisition by Coss of approximately 66 percent of EFCC Common Stock and the change of control which occurred when Arbor acquired 40 percent of EFCC Common Stock. An application to approve STAR's control over EFCC pursuant to the STAR Merger Agreement, was approved on June 27, 1997. See the "The TPC MERGER - The STAR Merger."

          Health regulatory agencies of New York and New Jersey, where EFCC operates, require satisfaction of certain standards with respect to personnel, services and supervision. Health regulatory agencies also require the establishment of a professional advisory group that includes at least one physician, one registered nurse and other representatives from related disciplines or consumer groups. EFCC is currently in compliance with such standards.

          EFCC is subject to the federal fraud and abuse and the so-called "Stark" anti-referral laws, violations of which may result in civil and criminal penalties and exclusion from participation in the Medicare and Medicaid programs. In addition, several states have enacted their own statutory analogs of the federal fraud and abuse and anti-referral laws. There can be no assurance that administrative or judicial interpretations of existing statutes or regulations or enactments of new laws or regulations will not have a material adverse effect on EFCC's operations or financial condition.

          Health care is subject to laws and regulations of federal, state and local governments. The failure to obtain, renew or maintain any of the required regulatory approvals or licenses could adversely affect the business of EFCC and could prevent it from offering products or services to patients.

          COMPETITION. The home health care and temporary health care personnel placement markets are highly fragmented and significant competitors are often localized in particular geographic markets. Some of the entities with which EFCC competes have substantially greater financial and other resources than EFCC. Accordingly, EFCC may be unable to successfully compete in this environment. In New York, EFCC has an annual contract with the Department of Social Services in Nassau County representing approximately 11 percent of EFCC's total revenue in 1996. This type of contract was awarded to approximately sixty home health care agencies, and currently, no additional agencies are permitted to bid on this contract. Cases are referred to agencies on a rotating basis. EFCC is at a competitive disadvantage in other locations in New York State, since EFCC does not have Medicaid contracts in areas other than Nassau County.

          In New Jersey, unlike New York, the New Jersey Department of Medicaid will grant Medicaid contracts to any accredited home health care agency. Each branch office of EFCC has a contract with the New Jersey Department of Medicaid for billing and administrative purposes. For New Jersey, new business is dependent on referrals through physicians, county medical services, community organizations, hospital social service workers, nurses, insurance companies and the patient's family. Consequently, all of EFCC's New Jersey business is subject to numerous competitive factors. EFCC believes that prompt service, price (excluding Medicaid which by virtue of fixed reimbursement rates cannot be a differentiating factor), quality of service and the range of services offered are the principal factors which enable it to compete effectively in the New Jersey market.

          SHORTAGE OF QUALIFIED PERSONNEL. EFCC's business is dependent in large part upon its ability to recruit and retain qualified registered nurses and other professional and medical support personnel to fill positions in a timely manner. EFCC faces intense competition from other companies in recruiting such qualified health care personnel for its Home Care and temporary placement operations. EFCC's growth may depend, to a significant degree, on its ability to continue to recruit and retain such qualified health care personnel. There can be no assurance that such qualified health care personnel will continue to be available to EFCC in the future. If EFCC were unable to attract or retain such qualified health care personnel, such inability would have a material adverse effect on the business of EFCC.

          THIRD PARTY PAYORS. A significant portion of EFCC's revenues (14 percent in 1996) is generated by third party payors. Such payments are subject to audit and adjustment, including retroactive adjustment. During the fiscal years 1994, 1995 and 1996, such adjustments have been insignificant. In the event that future audits result in adjustments that are not insignificant, then such adjustments could have a material adverse effect on EFCC.

          PAYMENT OF THE SPECIAL DIVIDEND -- POSSIBLE NEED FOR ADDITIONAL FINANCING. EFCC does not currently have the benefit of a substantial amount of the $1.3 million in capital provided by Arbor due to the payment of the special dividend of $750,000 in January 1997. See "SUMMARY - EFCC AND TPC" and "BUSINESS
- The Special Dividend." If EFCC's business expands, significant additional financing may be required. If EFCC were unable to secure such financing on terms deemed favorable by management, such inability could have a material adverse effect on EFCC's financial condition, including its ability to meet certain of its obligations as they come due. If the STAR Merger is consummated, EFCC's capital requirements would be provided by STAR. See in the STAR Proxy/Prospectus
- "RISK FACTORS - Liquidity."

          The Special Dividend was paid in connection with the STAR Merger transaction. Principally, the Special Dividend was paid to reduce the amount of cash held by EFCC which STAR would be purchasing in the STAR Merger, in response to STAR's desire to pay part of the merger consideration in cash. The payment of cash by STAR to purchase a substantial amount of cash held by EFCC could artifically inflate the cash portion of the purchase price of EFCC in the STAR Merger and thus could affect certain rules relating to the qualification of the STAR Merger as a tax-free reorganization. See "THE TPC MERGER-Background of the STAR Merger."

          LIABILITY FOR SERVICES; LIABILITY INSURANCE. EFCC's employees and independent contractors routinely confront life threatening situations and also make decisions which can have significant medical consequences to the patients in their care. As a result, EFCC is exposed to substantial liability in the event of negligence or wrongful acts of its personnel. EFCC maintains medical professional insurance providing for coverage in a maximum amount of $1,000,000 per claim, subject to a limitation of $3,000,000 for all claims in any single year. Although there are currently no material claims pending against EFCC, there can be no assurance that EFCC will be able to maintain its existing insurance at an acceptable cost or obtain additional insurance in the future as required or that such level of insurance will be sufficient to cover liabilities from claims that may be brought. A partially or completely uninsured claim, if successfully asserted and of sufficient magnitude, could have a material adverse effect on EFCC and its financial condition.

          NO CASH DIVIDENDS. Since prior to its initial public offering in 1980, EFCC has not paid cash dividends on the EFCC Common Stock, other than the Special Dividend. See "BUSINESS - The Special Dividend." The Special Dividend was declared and paid as contemplated in the STAR Merger Agreement in connection with the STAR Merger. See "THE TPC MERGER - Background of the STAR Merger." It is the present policy of EFCC to retain earnings, if any, to finance the development and growth of its business. Accordingly, EFCC does not anticipate that cash dividends will be paid until earnings of EFCC warrant such dividends, and there can be no assurance that EFCC can achieve such earnings or any earnings.

RISKS RELATING TO THE MERGER

          SUBSTANTIAL INFLUENCE BY ARBOR. Arbor controls over 80% of the voting stock of EFCC and has the power to elect a majority of EFCC's directors. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS." After the TPC Merger, it will control 68% of the voting stock of EFCC which is still sufficient for it to elect a majority of EFCC's directors and thus to exercise a great degree of control over EFCC.

          PAST NON-COMPLIANCE WITH SECURITIES LAWS. Since filing its petition for bankruptcy in 1986, until the filing of its Form 10-KSB for the period ending December 31, 1995 (the "1995 10-KSB"), EFCC has not filed any required reports under the Exchange Act. The last such report filed was EFCC's Form 10-K for the fiscal year ended December 31, 1985. During the years while in bankruptcy, EFCC did not possess adequate financial and staffing resources to produce audited financial statements and other reports as required by the Exchange Act. EFCC has filed all reports required under the Exchange Act commencing with the 1995 10-KSB. TPC was required to and failed to file Exchange Act reports, which obligation arose as a result of the registration statement filed with the Commission in connection with its aborted 1985 offering having been declared effective, coupled with its subsequent failure to withdraw this registration statement. See "Business of EFCC and TPC."

          As a result of EFCC's and/or TPC's past non-compliance with the Exchange Act, the Securities and Exchange Commission (the "SEC") may determine to bring civil and administrative proceedings against EFCC and/or TPC. While the likelihood of such proceedings being brought is uncertain, if such proceedings were to be brought, EFCC and/or TPC could be subject to substantial monetary penalties and other administrative remedies.

          NO UPDATE OF THE TELESIS OPINION. TPC has received an opinion from Telesis, dated January 20, 1997, to the effect that, as of such date and based upon certain matters as stated therein, the terms of the TPC Merger are fair to the shareholders of TPC from a financial point of view. TPC's obligation to consummate the Merger is not conditioned upon receipt of an updated fairness opinion. TPC does not intend to obtain, and Telesis is under to no obligation to provide, an update of such opinion. Accordingly, there can be no assurance that Telesis would render a similar opinion as of a date subsequent to January 20, 1997. See "THE MERGER - TPC's Reasons for the Merger; Recommendation of the TPC Board" and "Financial Advisor; Fairness Opinion."

          FIXED TPC EXCHANGE RATIO. The TPC Exchange Ratio is fixed by the terms of the Merger Agreement and is not subject to adjustment. The market prices of the EFCC Common Stock are subject to market fluctuation. Therefore, the market value of the EFCC Common Stock that the shareholders of TPC will receive in exchange for their TPC Common Stock may change over time. See "COMPARATIVE MARKET DATA."

          FEDERAL INCOME TAXES. If the TPC Merger were not to constitute a tax-free reorganization under Section 368(a)(1) of the Code, each holder of TPC Common Stock would recognize gain or loss equal to the difference between the fair market value of the EFCC Common Stock received and cash received in lieu of fractional shares and such holder's basis in the TPC Common Stock exchanged therefor. Such gain or loss would be long-term capital gain or loss, provided such shares had been held for more than one year. See "THE TPC MERGER AGREEMENT -Certain Federal Income Tax Consequences" and "Conditions of the TPC Merger."

          DILUTION. TPC Shareholders other than EFCC currently own approximately 17% of TPC. After the TPC Merger, they will own 5,601,975 shares of EFCC Common Stock out of a total outstanding of 37,602,201 shares of EFCC Common Stock, or 14.90%. This dilution results from the fact that EFCC had assets, consisting of cash, an intercompany receivable and prepaid expenses, in addition to its 83% ownership of TPC at March 18, 1997, the date of execution of the TPC Merger Agreement. The value of these assets, net of EFCC's liabilities, were deducted from the valuation of TPC in the TPC Merger. If not for the value of these assets, the holders of TPC Common Stock would have received the same 17% interest in EFCC which they had in TPC. See "THE TPC MERGER - Background of the Merger."

          POSSIBLE ADVERSE IMPACT IF STAR MERGER IS NOT CONSUMMATED. Certain of TPC's operations have been administered by STAR in furtherance of the STAR Merger Agreement. If, for any reason, the STAR Merger were not to occur, transferring these functions back to EFCC would be costly and time-consuming and may adversely affect EFCC.

          INTERESTS OF CERTAIN PERSONS IN THE TPC MERGER; POSSIBLE CONFLICT OF INTEREST. EFCC, by virtue of its 83% ownership of TPC, has the power to elect the entire TPC Board and the same directors serve on both the EFCC and TPC Boards. Therefore, the valuation of the TPC Merger consideration was not arrived at by third-party arm's length negotiations. Further, the controlling stockholders of EFCC, i.e., Arbor and Coss, are not shareholders of TPC. Accordingly, EFCC had an interest in valuing TPC in the TPC Merger at a lower valuation to minimize dilution to shareholders of EFCC. However, given that the Board of EFCC, on behalf of the EFCC shareholders, negotiated the valuation of EFCC in the STAR Merger, which was negotiated at arms-length with a third party
(STAR), and it was in Arbor's and Coss' interest to obtain the highest possible valuation of EFCC, and since TPC's valuation in the TPC Merger was based upon EFCC's valuation in the STAR Merger, the Boards of Directors of EFCC and TPC believe that this potential conflict was resolved in a manner which ultimately treated the shareholders of TPC identically with shareholders of EFCC. See "THE TPC MERGER - Background of the Merger; TPC's Reasons for the TPC Merger; Recommendation of the TPC Board" and "EFCC's Reasons for the TPC Merger; Recommendation of the EFCC Board."


                           COMPARATIVE PER SHARE DATA

          The following table presents historical and equivalent unaudited pro forma per share data of TPC and EFCC, assuming that the TPC Merger had been effective during all periods presented. Separately, it gives pro forma effect to the STAR Merger, assuming that both the TPC Merger and the STAR Merger had occurred during all periods presented. The pro forma combined and EFCC equivalent pro forma amounts were calculated assuming the issuance of 1,077,778 shares of STAR stock in exchange for the outstanding shares of EFCC (see "Notes to Unaudited Pro Forma Condensed Combined Financial Statements"). The pro forma data does not purport to be indicative of the results of future operations or the results that would have occurred had the TPC Merger and/or the STAR Merger been consummated at the beginning of the periods presented. The information set forth below should be read in conjunction with the financial statements and the notes thereto of TPC, EFCC and Star and the unaudited pro forma condensed combined financial statements included elsewhere in this Joint Proxy Statement/Prospectus.

                                           Merger of EFCC into STAR                                 Merger of TPC into EFCC
                                                 STAR                      EFCC                              EFCC
                             Pro Forma                Equivalent             Equivalent  Pro Forma               Equivalent
                             Combined    Historical   Pro Forma   Historical Pro Forma   Combined    Historical  Pro Forma
                            -----------  -----------  ----------- ---------- ---------- ----------   ----------  -----------
Book value per share of
common stock
outstanding at March
31, 1997                    $   3.34     $   3.02     $ -       $   0.05    $   0.14    $   0.06    $   0.05    $ -

Cash Dividends Declared     $   0.15     $            $ -       $   0.02    $   0.01    $   0.02    $   0.02    $ -
(1)                                          -

Income (loss) per share
from continuing
operations:

Three months ended
March 31, 1997              $   -        $   -        $ -       $   -       $   -       $   0.00    $   0.00    $ -

Year ended December 31,
1996                        $   -        $   -        $ -       $   -       $   -       $   0.00    $   0.00    $ -

Nine months ended
March 31, 1997              $   (.08)    $   (.07)    $ -       $    .00    $    .00    $           $   -       $ -

Year ended June 30, 1996    $    .18     $    .28     $ -       $    .00    $    .01    $           $   -       $ -


(1) On January 21, 1997, EFCC paid a special cash dividend of $750,000 to its stockholders of record on January 13, 1997. Neither EFCC, TPC of STAR has paid any other cash dividend in the past five years. See the "BUSINESS OF EFCC - THE SPECIAL DIVIDEND."

                             COMPARATIVE MARKET DATA

          EFCC Common Stock is quoted by the National Quotations Bureau, Inc. of Cedar Grove, New Jersey on the Pink Sheets and is traded in the over-the-counter market and quoted on the NASDAQ Bulletin Board, under the symbol "CXCS." The table below sets forth, for the fiscal quarters indicated, the high and low bid sales prices per share of EFCC as reported by the National Quotations Bureau and the NASDAQ Bulletin Board. The reported prices reflect inter-dealer quotations that may not represent actual transactions and do not include retail mark-ups, mark downs or commissions. To TPC's knowledge, prices for TPC Common Stock are not quoted on any exchange or market.

                                   Bid Prices
                                   High       Low
FISCAL 1995
     First Quarter.............    .125      .031
     Second Quarter............    .250      .063
     Third Quarter.............    .250      .063
     Fourth Quarter............    .375      .063

FISCAL 1996
     First Quarter.............    .437      .250
     Second Quarter............    .500      .187
     Third Quarter.............    .250      .125
     Fourth Quarter............    .156      .040

FISCAL 1997
     First Quarter..............   .160      .062
     Through 5/30/97               .10       .062

          The last reported bid price per share of EFCC Common Stock on January 3, 1997, the date preceding announcement of the STAR Merger, was $.15. The last reported bid price per share of EFCC Common Stock on April 15, 1997, the date preceding publication, through EFCC's Form 10-KSB, of the TPC Merger, was $.08.

          On July 23, 1997, the number of holders of record of EFCC Common Stock and TPC Common Stock was 1,271 and 1,115, respectively. TPC paid no cash dividends in the past five years. On January 21, 1997, EFCC paid a special dividend of$750,000 to its shareholders of record as of January 13, 1997 (See "BUSINESS OF EFCC AND TPC - The Special Dividend"), but has otherwise paid no other dividends in the past five years. It is the policy of both EFCC and TPC to retain earnings, if any, to finance the development and growth of its business. Accordingly, EFCC does not anticipate paying cash dividends in the foreseeable future.

          BECAUSE THE TPC EXCHANGE RATIO IN THE TPC MERGER IS FIXED AND BECAUSE THE MARKET PRICE OF SHARES OF EFCC COMMON STOCK ARE SUBJECT TO FLUCTUATION, THE MARKET VALUE OF EFCC COMMON STOCK THAT HOLDERS OF TPC COMMON STOCK WILL RECEIVE IN THE TPC MERGER MAY INCREASE OR DECREASE PRIOR TO AND FOLLOWING THE TPC MERGER. SHAREHOLDERS OF EFCC AND TPC ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR EFCC COMMON STOCK.

          FOR ADDITIONAL  INFORMATION  REGARDING THE MERGER  CONSIDERATION TO BE
PAID IN THE STAR MERGER, SEE "THE STAR PROXY/PROSPECTUS." SEE, ALSO, IN THIS JOINT PROXY/PROSPECTUS - "SUMMARY - THE STAR MERGER" AND "THE TPC MERGER AGREEMENT - THE STAR MERGER."

                                 THE TPC MEETING

GENERAL

          This Joint Proxy Statement/Prospectus is being furnished by TPC to the holders of TPC Common Stock in connection with the solicitation of proxies by the Board of Directors of TPC for use at a Special Meeting of Shareholders of TPC (the "TPC Meeting") to be held on August 8, 1997 at the offices of Arbor Home Healthcare Holdings, LLC, 333 Earle Ovington Boulevard, 9th floor, Uniondale, New York 11553, at 10:00 a.m., local time, and any adjournments or postponements thereof.

          The Joint Proxy Statement/Prospectus, the attached Notice of Meeting and the accompanying form of proxy are first being mailed to shareholders of TPC on or about July 29, 1997.

MATTERS TO BE CONSIDERED AT THE TPC MEETING

          At the TPC Meeting, holders of TPC Common Stock will consider and vote on:

          1. A proposal to approve and adopt the TPC Merger Agreement and the transactions contemplated thereby; and

          2. Such other business as may properly come before the TPC Meeting.

          The TPC Board of Directors has approved the TPC Merger Agreement and the transactions contemplated thereby. The TPC Board of Directors believes that the terms of the TPC Merger are fair to, and in the best interests of, TPC and its shareholders and unanimously recommends that the holders of TPC Common Stock vote FOR approval and adoption of the TPC Merger Agreement and the transactions contemplated thereby. For further information, see "THE TPC MERGER AGREEMENT - TPC's Reasons for the TPC Merger; Recommendation of the TPC Board."

TPC RECORD DATE

          The Board of Directors of TPC has fixed the close of business on July 7, 1997 as the TPC Record Date for the determination of TPC shareholders entitled to notice of, and to vote at, the TPC Meeting. Accordingly, only holders of record of shares of TPC Common Stock at the close of business on the TPC Record Date are entitled to notice of, and to vote at, the TPC Meeting. As of the TPC Record Date, 1,750,000 shares of TPC Common Stock were outstanding and held of record by 1,115 TPC shareholders. Those shareholders of TPC who do not elect to dissent from the TPC Merger will also become shareholders of record of EFCC for purposes of voting for the approval of, or exercising dissenters' rights of appraisal in respect to, the STAR Merger, unless they transfer their interests in EFCC or TPC before the Record Date for the STAR Merger. See the "STAR Proxy/Prospectus - The EFCC Meeting."

PROXIES

          When a proxy card is returned, properly signed and dated, the shares represented thereby will be voted in accordance with the instructions on the proxy card. If a shareholder does not attend the TPC Meeting and does not return the signed proxy card, such shareholder's shares will not be voted. If a shareholder returns a signed proxy card but does not indicate how his or her shares are to be voted, such shares will be voted FOR approval of the TPC Merger Agreement and the transactions contemplated thereby. As of the date of this Joint Proxy Statement/Prospectus, the TPC Board of Directors does not know of any other matters which are to come before the TPC Meeting. If any other matters are properly presented at the TPC Meeting for consideration, including, among other things, consideration of a motion to adjourn the TPC Meeting to another time and/or place, the persons named in the enclosed form of proxy and acting thereunder will have discretion to vote on such matters in accordance with their best judgment. Such discretionary authority, however, will not allow the persons named in the enclosed form of proxy to adjourn or postpone the TPC Meeting for the purpose of soliciting additional votes.

          Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of TPC, at or before the taking of the vote at the TPC Meeting, a written notice of revocation bearing a later date than the proxy,
(ii) duly executing a later dated proxy relating to the same shares of TPC Common Stock and delivering it to the Secretary of TPC before the taking of the vote at the TPC Meeting, or (iii) attending the TPC Meeting and voting in person and validly revoking the proxy prior to said vote (attendance at the TPC Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to TPC Home Care Services, Inc., One Old Country Road, Carle Place, New York, 11514, Attention: Corporate Secretary, by mail or hand delivered at or before the taking of the vote at the TPC Meeting.

          TPC will bear the cost of the solicitation of proxies from its shareholders. In addition to solicitation by use of the mails, proxies may be solicited by directors, officers and employees of TPC in person or by telephone or other means of communication. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for out-of-pocket expenses incurred in connection with such solicitation. Arrangements also will be made with custodians, nominees and fiduciaries for the forwarding of proxy solicitation materials to beneficial owners of shares held of record by such custodians, nominees and fiduciaries, and TPC will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.

          TPC SHAREHOLDERS SHOULD NOT SEND ANY STOCK CERTIFICATES WITH THEIR PROXY CARDS. THE PROCEDURES FOR THE EXCHANGE OF SHARES AFTER THE TPC MERGER IS CONSUMMATED ARE SET FORTH BELOW IN THIS JOINT PROXY STATEMENT/PROSPECTUS.

QUORUM

          The presence, either in person or by properly executed proxies, of the holders of a majority of the outstanding shares of TPC Common Stock is necessary to constitute a quorum at the TPC Meeting. Both abstentions and broker non-votes are considered present for purposes of determining a quorum but are excluded from votes cast.

VOTE REQUIRED

          TPC shareholders are entitled to one vote at the TPC Meeting for each share of TPC Common Stock held of record by them on the TPC Record Date. The affirmative vote of the holders of two-thirds of outstanding TPC Common Stock entitled to vote thereon is required to approve and adopt the TPC Merger Agreement. Since approval of the TPC Merger Agreement requires the affirmative vote of two-thirds of outstanding TPC Common Stock, abstentions and broker non-votes will have the effect of votes against the TPC Merger Agreement. TPC has been advised that EFCC, which owns approximately 83% of the outstanding TPC Common Stock as of the TPC Record Date, intends to vote in favor of the approval and adoption of the TPC Merger Agreement. This percentage is sufficient under New York law to approve the TPC Merger on behalf of the TPC shareholders.

                                THE EFCC MEETING

GENERAL

          This Joint Proxy Statement/Prospectus is being furnished by EFCC to the holders of EFCC Common Stock in connection with the solicitation of proxies by the Board of Directors of EFCC for use at a Special Meeting of Shareholders of EFCC to be held on August 8, 1997 at the offices of Arbor Home Healthcare Holdings, LLC, 333 Earle Ovington Boulevard, 9th floor, Uniondale, New York 11553 at 10:00 a.m., local time, and any adjournments or postponements thereof.

          The Joint Proxy Statement/Prospectus, the attached Notice of Meeting and the accompanying form of proxy are first being mailed to shareholders of EFCC on or about July 29, 1997.

MATTERS TO BE CONSIDERED AT THE EFCC MEETING

          At the EFCC Meeting, holders of EFCC Common Stock will consider and vote upon:

          1. A proposal to approve and adopt the TPC Merger Agreement and the transactions contemplated thereby; and

          2. Such other business as properly may come before the EFCC Meeting and any adjournments or postponements thereof.

          The EFCC Board of Directors has unanimously approved the TPC Merger Agreement and the transactions contemplated thereby. The EFCC Board of Directors believes that the terms of the TPC Merger are fair to, and in the best interests of, EFCC and its shareholders and unanimously recommends that the holders of EFCC Common Stock vote FOR the approval and adoption of the TPC Merger Agreement and the transactions contemplated thereby. For further information, see "THE TPC MERGER AGREEMENT - EFCC's Reasons for the Merger; Recommendation of the EFCC Board."

EFCC RECORD DATE

          The Board of Directors of EFCC has fixed the close of business on July 7, 1997 as the EFCC Record Date for the determination of EFCC shareholders entitled to notice of, and to vote at, the EFCC Meeting.
Accordingly, only holders of record of EFCC Common Stock at the close of business on the EFCC Record Date are entitled to notice of, and to vote at, the EFCC Meeting. As of the EFCC Record Date, 32,000,226 shares of EFCC Common Stock were outstanding and held of record by 1,271 EFCC shareholders.

PROXIES

          When a proxy card is returned, properly signed and dated, the shares represented thereby will be voted in accordance with the instructions on the proxy card. If a shareholder does not attend the EFCC Meeting and does not return the signed proxy card, such shareholder's shares will not be voted. If a shareholder returns a signed proxy card but does not indicate how his or her shares are to be voted, such shares will be voted FOR approval of the TPC Merger Agreement and the transactions contemplated thereby. As of the date of this Joint Proxy Statement/Prospectus, the EFCC Board of Directors does not know of any other matters which are to come before the EFCC Meeting. If any other matters are properly presented at the EFCC Meeting for consideration, the persons named in the enclosed form of proxy and acting thereunder will have discretion to vote on such matters in accordance with their best judgment. Such discretionary authority, however, will not allow the persons named in the enclosed form of proxy to adjourn or postpone the EFCC Meeting for the purpose of soliciting additional votes.

          Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of EFCC, at or before the taking of the vote at the EFCC Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a later dated proxy relating to the same shares of EFCC Common Stock and delivering it to the Secretary of EFCC before the taking of the vote at the EFCC Meeting, or (iii) attending the EFCC Meeting and voting in person and validly revoking the proxy prior to said vote (attendance at the EFCC Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to bedelivered to Extended Family Care Corporation, One Old Country Road, Suite 335, Carle Place, New York, 11514, Attention: Corporate Secretary, or hand delivered to the Secretary of EFCC at or before the taking of the vote at the EFCC Meeting.

          EFCC will bear the cost of the solicitation of proxies from its shareholders. In addition to solicitation by use of the mails, proxies may be solicited by directors, officers and employees of EFCC in person or by telephone or other means of communication. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for out-of-pocket expenses incurred in connection with such solicitation. Arrangements also will be made with custodians, nominees and fiduciaries for the forwarding of proxy solicitation materials to beneficial owners of shares held of record by such custodians, nominees and fiduciaries, and EFCC will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.

QUORUM

          The presence, either in person or by properly executed proxies, of the holders of a majority of outstanding EFCC Common Stock entitled to vote is necessary to constitute a quorum at the EFCC Meeting. Both abstentions and broker non-votes are considered present for purposes of determining a quorum but are excluded from votes cast.

VOTE REQUIRED

          EFCC shareholders are entitled to one vote at the EFCC Meeting for each share of EFCC Common Stock held of record by them on the EFCC Record Date. The affirmative vote of the holders of two-thirds of the outstanding EFCC Common Stock entitled to vote thereon, in person or by proxy, is required to approve and adopt the TPC Merger Agreement and the transactions contemplated thereby. Since approval of the TPC Merger Agreement requires the affirmative vote of two-thirds of the outstanding shares, abstentions and broker non-votes will have the affect of votes against the adoption of the TPC Merger Agreement.

          As of the EFCC Record Date, Coss and Arbor own an aggregate of 25,749,658 shares of EFCC Common Stock or approximately 80.47% of the outstanding shares of EFCC Common Stock. EFCC has been advised that Coss and Arbor will vote FOR the approval and adoption of the TPC Merger Agreement. These votes constitute a sufficient percentage under New York law to approve and adopt the TPC Merger Agreement on behalf of EFCC shareholders.

                                 THE TPC MERGER

BACKGROUND OF THE TPC MERGER

          EFCC, which owns 83% of TPC, had entered into discussions and negotiations with STAR with a view towards a possible strategic alliance, commencing with a meeting on February 17, 1996, as discussed below. Those negotiations and discussions ultimately resulted in EFCC and STAR agreeing to enter into the STAR Merger Agreement.

          The TPC and EFCC Boards did not formally address the TPC Merger until after the STAR Merger Agreement was entered into between EFCC and STAR. However, since the valuation of EFCC pursuant to the STAR Merger Agreement formed the basis of the valuation of TPC in the TPC Merger, the following discussion as to the background of the STAR Merger is included to alert the TPC shareholders as to how the valuation of EFCC in the STAR Merger was arrived at and as to how the STAR Merger came about.

BACKGROUND OF THE STAR MERGER

          STAR and EFCC were introduced by Mr. Gary Carpenter, a partner of Carpenter & Onoroto, EFCC's auditors, whom EFCC had retained to assist it in seeking potential acquisition candidates. At Mr. Carpenter's suggestion on February 17, 1996 Stephen Sternbach, the President and Chief Executive Officer of STAR contacted Mr. Ivan Kaufman to suggest a meeting to discuss a possible strategic alliance between STAR and EFCC. On February 29, 1996, Stephen Sternbach met with Mr. Kaufman and Joseph Martello, the Chief Financial Officer of Arbor Management, an entity controlled by Mr. Kaufman (who in turn controls Arbor which owns approximately 40% of EFCC's outstanding shares and controls the voting rights as to an additional 40% of EFCC's outstanding shares). At that meeting, Mr. Sternbach, Mr. Kaufman and Mr. Martello discussed, in general terms, their respective businesses and business strategies. Messrs. Sternbach, Kaufman and Martello expressed their mutual interest in pursuing the matter further.

          Prior to commencing discussions with STAR, EFCC had a series of discussions with another home healthcare company, Transworld Home Healthcare, Inc. ("Transworld"). Transworld held discussions, during February and March 1996, with Joseph Heller, Vice President of Arbor Management and Vice President of EFCC, concerning the possibility of Transworld acquiring EFCC. A senior officer of Transworld met with Ivan Kaufman, Joseph Martello and Joseph Heller on April 24, 1996 to discuss a possible acquisition of EFCC by Transworld. The parties agreed to exchange information about their respective companies and, in furtherance thereof, executed confidentiality agreements. EFCC and Transworld had only a limited amount of discussions after this time because, EFCC believes, Transworld had been devoting its resources to other acquisitions. After Mr.
Sternbach made his initial proposal to EFCC (as discussed below), EFCC communicated the range of that proposal to Transworld, at which point, Transworld and EFCC broke off negotiations and terminated their discussions.

          On March 25, 1996, Mr. Martello telephoned Mr. Sternbach to discuss the possibility of STAR engaging in a joint venture transaction or other strategic alliance with EFCC. Mr. Martello suggested that a meeting be called and that Messrs. Sternbach, Kaufman and Heller attend to discuss a possible transaction.

          On May 1,  1996  Messrs.  Sternbach  and  Solof,  a member of the STAR board, met with Messrs. Kaufman, Martello and Heller. At this meeting the parties exchanged publicly available financial information about their respective companies (Forms 10-Ks, 10-KSBs, 10-Qs and 10-QSBs) and discussed the possible operating synergies that would exist between the two companies.

          On May 21, 1996, Mr. Sternbach met again with Messrs. Kaufman, Martello and Heller. At that meeting Mr. Sternbach described the success that STAR had in its recent acquisitions and how STAR had been able to operate those acquired companies in a more efficient manner, substantially reducing the level of selling, general and administrative expenses of the acquired company by effectively integrating their operations with those of STAR. Mr. Sternbach suggested that Messrs. Kaufman, Martello and Heller meet with William Fellerman and Gregory Turchan, the Chief Financial Officer and Chief Operating Officer, respectively, of STAR to further explore the possibility of a strategic alliance between STAR and EFCC. At this time, the parties also executed confidentiality agreements in furtherance of the proposed transaction.

          On May 23, 1996, Mr. Fellerman received from Mr. Martello detailed financial information, including revenue and expense reports by branch, concerning the business and operations of EFCC (together with the publicly available information described above, the "Evaluation Material").

          On May 29, 1996, a meeting was held at the offices of Arbor, attended by Messrs. Sternbach, Fellerman, Kaufman, Martello and Heller. At that meeting, Mr. Sternbach expressed STAR's interest in pursuing a merger or other acquisition of EFCC. Mr. Kaufman suggested that it would be mutually beneficial to STAR and EFCC if a merger could be successfully negotiated. Mr. Kaufman stated that EFCC had to grow to become profitable and create an acceptable return on investment for its shareholders. He further stated that as EFCC lacked sufficient capital to do so on its own, and also lacked substantial management experience in the Home Care industry, it made business sense for EFCC to merge with a company, such as STAR, which had greater depth of management, better automation and quality control and greater capital resources. Mr. Fellerman suggested that, since the parties believed that a strategic alliance would be mutually beneficial, that he and Mr. Heller hold separate discussions with the intention of preparing a set of pro forma financial statements and a complete analysis of the combined entity. Mr. Fellerman stated that after this analysis was prepared, STAR would be prepared to make a proposal to EFCC. Messrs. Fellerman, Sternbach and Turchan met on several occasions over the next few weeks. At those meetings they reviewed the Evaluation Materials and they concluded that the acquisition of EFCC would result in the addition of approximately $9.0 million in additional revenues to STAR which would increase STAR's cash flow, reduce its financial leverage and improve its overall financial position and results of operations. They also concluded that STAR could achieve substantial cost savings for the operations of the EFCC business through the elimination of many operations that could be carried out by STAR's existing personnel. Mr. Fellerman stated that he had concluded that approximately $1.0 million annually in selling, general and administrative expenses would be eliminated as a result of the increased efficiencies and economies of scale that were expected to result from the STAR Merger. Messrs. Sternbach and Fellerman initially concluded that a total purchase of between $8.0 and $8.5 million, consisting solely of STAR's Common Stock, would be an appropriate purchase price for all of the outstanding stock of EFCC.

          On May 31, 1996 Messrs. Sternbach, Fellerman and Turchan held a telephone conference with Mr. Martello and other representatives of EFCC to discuss the operations of the offices of EFCC and to consider how such offices could be consolidated into the existing operations of STAR.

          On July 2, 1996 Messrs. Sternbach, Fellerman and Turchan held a telephone conference with Messrs. Martello and Heller to discuss further the pro forma financial information, prepared by STAR with the assistance of EFCC and to arrange for a mutually acceptable date at which STAR would present its proposal to acquire EFCC.

          One week later, on July 9, 1996, at a meeting held at the offices of STAR, attended by Messrs. Sternbach, Fellerman, Turchan, Kaufman, Martello and Heller, Mr. Sternbach presented STAR's proposal for the acquisition of EFCC. Mr. Sternbach advised the representatives of Arbor Management and EFCC that, after analyzing the Evaluation Materials, STAR was prepared to acquire all of the outstanding stock of EFCC for a total purchase price of $8.5 million, to be paid in STAR Common Stock. This offer was based on the assumption that $1.3 million would be injected into EFCC by Arbor exercising its option to acquire 13,000,000 newly issued shares of EFCC Common Stock. Mr. Sternbach said that the offer was conditioned on the ability of STAR to account for the transaction as a pooling of interests. Mr Sternbach also advised the representatives of Arbor Management and EFCC that a precondition to engaging in the proposed transaction was that EFCC would merge its subsidiary TPC with and into EFCC. Mr. Sternbach also said that STAR would want to have the option, at its sole discretion to purchase the stock of EFCC for cash.

          EFCC representatives stated that if the purchase price was paid in STAR Common Stock, then they required the transaction to be structured so that it qualified as a tax-free reorganization.

          On August 9, 1996 a meeting was held at the offices of Arbor Management. That meeting was attended by Messrs. Sternbach, Fellerman, Kaufman, Martello and Heller as well as the respective legal counsel of STAR and EFCC. At that meeting it was agreed that the terms of the proposed transaction would preclude the STAR Merger from being accounted for as a pooling of interests and that instead it would be accounted for using the purchase method. Based on the fact that the transaction could not qualify as a pooling of interests, STAR revised its offer. Mr. Sternbach advised the representatives of Arbor Management and EFCC that STAR would be willing to pay a total purchase price of $8.0 million in STAR Common Stock. In addition, Mr. Sternbach said that STAR would retain the right to acquire the stock of EFCC for cash. Mr Sternbach also stated that the transaction was conditioned on EFCC entering into agreements, substantially in the form of the Consulting Agreement and Management Agreements, described elsewhere in this Joint Proxy Statement/Prospectus. Mr. Sternbach advised the representatives of EFCC that the offer was subject to approval of the Board of Directors of STAR. EFCC representatives stated that they wanted to make certain that the amount of STAR Common Stock to be received in the STAR Merger would be subject to adjustment, based on the market value of the STAR Common Stock. Mr. Heller advised Mr. Sternbach and the other representatives of STAR that, while he believed that the terms set out at the meeting would be acceptable, he would seek the approval of the Board of Directors of EFCC to continue negotiations.

          It was proposed and subsequently integrated into the STAR Merger Agreement that the number of shares to be issued in exchange for the shares of Common Stock of EFCC would be based upon the closing price of the STAR Common Stock quoted on the Nasdaq National Market for the preceding 120 trading days ending three business days prior to the Effective Time of the Star Merger.

          On August 12, 1996, the Board of STAR considered and discussed the proposed transaction. Messrs. Sternbach, Fellerman and Turchan explained the terms of the proposed transaction as well as the anticipated benefits to STAR. Mr. Fellerman described the expected savings and efficiencies that could be expected to occur, as well as how the transaction fit within STAR's strategic objectives of acquiring complimentary companies. Mr. Fellerman noted in particular the expected cost savings that could be expected. At the same time, EFCC's Board also gave Arbor Management permission to continue negotiating the transaction and to continue cooperating in the due diligence investigation being conducted by both companies.

          During the period from August 13, 1996 to August 23, 1996, Mr. Fellerman and other representatives of STAR conducted their due diligence review of the books, records and operations of EFCC including the Evaluation Materials. At the same time, work was commenced on preparing the necessary documentation to finalize the proposed transaction. Similarly, Mr. Heller and other EFCC representatives continued their due diligence investigation of STAR.

          Between October and November 1996, legal counsel and representatives of both parties negotiated and prepared various drafts of the STAR Merger Agreement. On September 5, 1996, Messrs. Sternbach and Fellerman informed EFCC that it was concerned that by paying the purchase price entirely in stock, the holdings of the current owners would be diluted. Accordingly, STAR expressed a strong preference for paying a portion of the purchase price in cash. Certain of EFCC's shareholders indicated they would not approve that form of the transaction unless the stock portion of the transaction qualified as a tax free reorganization. The transaction would qualify as a tax free reorganization only if a sufficient level of "continuity of interest" was maintained by the target shareholders. It became apparent that a substantial portion of what STAR was purchasing was the cash recently contributed by Arbor when it exercised its option to purchase EFCC stock. It seemed unnecessary for STAR to pay cash to, in effect, purchase the cash held by EFCC. To do so would artificially inflate the cash portion of the purchase price, which would arguably reduce the level of continuity of interest. The Special Dividend was paid since it reduced the need for STAR to pay additional cash consideration for the cash held by EFCC.

          At the annual meeting of the Board of Directors of STAR, held on December 18, 1996, a draft of the STAR Merger Agreement was submitted to the Board of Directors of STAR for their consideration and review. At this meeting, Mr. Fellerman discussed the anticipated advantages of acquiring EFCC. The reasons discussed by Mr. Fellerman, as well as the other members of the Board, are discussed at length under the caption "STAR's Reasons for the STAR Merger; Recommendation of the STAR Board" in the STAR Proxy/Prospectus. At that meeting the STAR Board unanimously approved the terms of the proposed transaction.

          At a special meeting of the Board of Directors of EFCC, held on December 20, 1996, the EFCC Board discussed the transaction in detail and debated the positive and negative factors with respect to the transaction. It also determined to hire Telesis Mergers and Acquisitions, Inc. to render an independent opinion on the fairness of the transaction. At this meeting, the Board debated and discussed the reasons for the STAR Merger set forth in detail under the caption "EFCC's Reasons for the STAR Merger -- Recommendations of the EFCC Board" as set forth below. On December 30, 1996, the EFCC Board met a second time. After again reviewing the terms of the transaction, as well as the Telesis fairness opinion rendered to the Board, and being advised by counsel of its responsibilities to its shareholders, the EFCC Board unanimously approved the terms of the STAR Merger Agreement on December 30, 1996.

          On January 3, 1997 the STAR Merger Agreement was signed.

          The following discussion of the EFCC Board's reasons for approving the STAR Merger and the fairness opinion the EFCC Board received in connection therewith, is included herein for its relevance on the TPC shareholders in assessing the valuation of EFCC and, therefore, TPC pursuant to the STAR Merger Agreement and the TPC Merger Agreement.

EFCC'S REASONS FOR THE STAR MERGER; RECOMMENDATION OF THE EFCC BOARD

          The EFCC Board of Directors believes that the STAR Merger is in the best interests of its shareholders as it provides a favorable valuation of EFCC, immediate cash benefits to its shareholders and provides EFCC's shareholders with the possibility of a long term stake in the Home Health Care industry with a company that, subsequent to the STAR Merger, will be a strong entity with greater potential for growth than EFCC alone. In considering its approval of the STAR Merger, the EFCC Board of Directors considered the following positive factors:

     (i) STAR's and EFCC's businesses are a good strategic fit in that the referrals to be gained by consolidation of EFCC's and STAR's offices, which currently operate in close proximity, would add a greater base of patients to the combined entity;

     (ii) because the areas serviced by STAR and EFCC are relatively similar, administrative overhead currently existing in STAR would be sufficient, to a great extent, to absorb EFCC's operations, thus creating cost savings in the combined companies;

     (iii)the EFCC Board  considered  that STAR is a growing  company  which is, relative to EFCC, better capitalized, with a greater depth of management and thus better poised to take advantage of the opportunities in the Home Health Care field;

     (iv) EFCC continues to struggle with profitability. The net income of EFCC was down by $85,000 in the third quarter of the prior year and for the year ended December 31, 1996, was estimated to be down approximately $200,000 from the prior year;

     (v) based upon the financial analysis of STAR performed by Telesis, upon consummation of the STAR Merger, proforma earnings per share of STAR are projected to increase on a going-forward basis;

     (vi) the consummation of the STAR Merger would save EFCC a substantial amount that it would otherwise have to spend on hiring additional management, automation and quality control in order to remain competitive in the home health care industry;

     (vii)cutbacks in Medicaid, intense industry competition, difficulty in finding good employees and poor economies of scale at EFCC's current size were additional reasons for finding a stronger partner with which to combine;

     (viii) in addition, EFCC's current capitalization is inadequate to produce the kind of growth necessary for an acceptable return on investment; STAR's larger size and market position make it an easier entity to raise capital;

     (ix) STAR's Common Stock trades more actively in the Nasdaq National Market than EFCC's stock. Therefore, additional liquidity would be afforded the EFCC shareholders by virtue of the STAR Merger Stock that they will receive;

     (x) other than $250,000 being put in escrow by Arbor and Coss to indemnify STAR for breaches of certain representations and warranties, no other shareholder of EFCC will be required to put any money or property in escrow;

     (xi) the terms and conditions of the STAR Merger Agreement generally are fair and in the best interests of EFCC's shareholders. The Board concluded that the possibility of appreciation of the STAR Common Stock, combined with the immediate cash benefit also being paid, when balanced with all of the costs and challenges EFCC would encounter by remaining independent, made the transaction fair and in the best interests of the EFCC shareholders.

          The EFCC Board also considered the following negative factors:

     (xii)the shareholders of EFCC would be receiving stock in an entity no longer under the control of the current Board of EFCC;

     (xiii) the Consulting Agreement and Management Agreement are being signed in connection with the STAR Merger Agreement, pursuant to which STAR will take over many of the operating functions of EFCC, including the transfer of certain of EFCC's staff and patients to STAR's facilities; if, for any reason, the STAR Merger was not consummated, unwinding the transfers that had occurred would be a difficult and expensive process and may not be fully effective in returning to EFCC the status of its operations prior to the execution of the STAR Merger Agreement;

     (xiv)although EFCC's profitability had declined recently, its revenue growth had been favorable and the advantage of remaining independent and possibly capitalizing on this growth would be lost;

     (xv) certain matters described above under the heading "Risk Factors" (in the STAR Proxy\Prospectus) would make the STAR Merger speculative and of high risk, but the EFCC Board concluded that such risks were outweighed by the possible benefits to be achieved upon the consummation of the STAR Merger.

          After considering all of the foregoing reasons, EFCC's Board of Directors concluded that a combination with Star on the terms set forth in the STAR Merger Agreement is in the best interests of the shareholders of EFCC. The EFCC Board concluded that the favorable factors set forth in items (i) through
(xi) outweigh the negative aspects set forth in items (xii) through (xv). The Board of Directors of EFCC also relied upon an independent financial analysis performed by Telesis, as discussed below.

          The foregoing discussion addresses all of the material factors considered by the EFCC Board in connection with its evaluation of the STAR Merger. In view of the wide variety of factors, the EFCC Board did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the foregoing factors or determine that any factor was of particular importance. Rather, the EFCC Board viewed its position and recommendation as being based on the totality of the information presented to and considered by it.

FINANCIAL ADVISOR; FAIRNESS OPINION FOR THE STAR MERGER

          On December 20, 1996 EFCC retained Telesis Mergers & Acquisitions, Inc. ("Telesis") to assist EFCC in its consideration and evaluation of possible transactions and to render an opinion as to the fairness of the STAR Merger to the holders of EFCC Common Stock from a financial point of view. EFCC's Board did not place limitations on the investigations to be made or the procedures to be followed by Telesis in preparing and rendering its opinion. Telesis did not recommend the form or amount of consideration to be paid in the STAR Merger, which was determined through arm's length negotiations between EFCC and STAR.

          On December 31, 1996, Telesis delivered its written opinion that the terms of the STAR Merger are fair to the shareholders of EFCC from a financial point of view.

          The full text of the written opinion of Telesis, which sets forth assumptions made, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Appendix B-2 to this Proxy\Prospectus. The Telesis opinion is directed to EFCC's Board and does not constitute a recommendation to any individual shareholder as to how such shareholder should vote at the EFCC Meeting. The summary of Telesis' opinion set forth in this Joint Proxy Statement\Prospectus is qualified in its entirety by reference to the full text of such opinion attached as Appendix B-2 to this Proxy\Prospectus.

          Telesis relied upon and assumed without independent verification the accuracy and completeness of all publicly available financial information and all financial information furnished or otherwise communicated to it by STAR and EFCC. Telesis did not make any appraisal of the assets of such companies. Telesis does not express any opinion as to what the value of the STAR Common Stock actually will be when issued to EFCC shareholders pursuant to the STAR Merger or the price at any time at which the STAR Common Stock will trade. Telesis' opinion does not address the underlying business decision to enter into the STAR Merger.

          In connection with rendering its opinion, Telesis, among other things reviewed: (i) the STAR Merger Agreement; (ii) Proxy Statements for EFCC for September 9, 1996; (iii) EFCC's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995, and its Quarterly Reports on Form 10-QSB, for the periods ended March 31, 1996, June 30, 1996 and September 30, 1996, (iv) the most recently available Annual Report to Shareholders and Annual Report on Form 10-KSB and certain interim reports to Shareholders and Quarterly Reports on Forms 10-QSB of STAR; (v) Current Reports of EFCC on Form 8-K dated (date of earliest event reported) August 21, 1996 and October 31, 1996; Form 8-K/A dated (date of earliest event reported) June 30, 1996 and July 9, 1996; (vi) amendments to the Schedule 13D filed by Ivan Kaufman dated September 11, 1996 and November 14, 1996; (vii) certain other communications from EFCC and STAR to their shareholders; and (viii) certain internal financial analyses and forecasts of EFCC and STAR prepared by their respective managements. Telesis also met with the respective management teams of STAR and EFCC to discuss their respective businesses and business prospects. Telesis assumed that all financial projections provided by STAR and EFCC were based upon assumptions reflecting the best, currently available estimates and good faith judgments of the respective managements as to the future performance of EFCC and STAR and that the respective managements of EFCC and STAR do not have any information or beliefs that would make the projections materially misleading. Telesis assumed that the operating benefits contemplated by the STAR Merger, as reflected in the financial projections provided by EFCC and STAR, will be achieved. In addition, Telesis reviewed financial information for the pro forma combined entity of STAR and EFCC, compared historical and projected financial and operating performance of STAR and EFCC with certain other publicly held entities in the health care industry, and reviewed acquisitions and mergers of certain companies in the home health industry for which sufficient data was publicly available. Telesis determined that the EFCC shareholders' equity interests in the combined entity compared favorably with its pro forma analysis, analysis of selected publicly traded companies, analysis of selected merger and acquisition transactions and discounted cash flow analysis.

          PRO FORMA ANALYSIS. Telesis analyzed the pro forma effects of the STAR Merger upon the earnings per share of EFCC and the combined companies. Telesis analyzed the operations and earnings of both EFCC and STAR as individual companies as well as on a combined basis assuming the merger would be consummated. The analyses were performed for the years of 1996, 1997, and 1998. It is Telesis' opinion that the merger of the companies would generate a combined incremental earnings contribution and cost savings that could not be achieved by adding together the individual results of each company should the merger not be consummated. In addition, the pro forma analysis performed by Telesis reflected certain assumptions made by Telesis and by EFCC, some of which may be beyond the control of EFCC and which may not reflect what will actually occur upon the consummation of the STAR Merger. The pro forma analysis assumed that upon consummation of the STAR Merger (i) EFCC would combine earnings contribution (or earnings deficit) and (ii) EFCC would be able to generate certain cost savings by combining the operations of EFCC with STAR. Such analysis did not take into account the potential impact of the timing of the implementation of such adjustments on EFCC's earnings. In general the pro forma analysis examined the ongoing impact of such adjustments on an annual basis as if the STAR Merger had been consummated on January 1, 1996. In addition, the pro forma analysis did not factor in the potential cost of implementation of any of the adjustments referenced above.

          Giving effect to the adjustments described above, as well as the assumptions incorporated in the pro forma analysis, Telesis noted that the pro forma analysis indicated that the aggregate annual impact of the adjustments could potentially result in incremental net income to the combined companies of $1.1 million, $2.4 million and $3.0 million for the years ending December 31, 1996, 1997 and 1998, respectively. On a per share basis the annual impact of such adjustments could potentially increase earnings per share of the combined companies by $.03, $.06, and $.08 for the years ended December 31, 1996, 1997 and 1998, respectively. The pro forma analysis included certain assumptions regarding cost savings, reflecting the combination and the timing of the implementation of such cost savings which may or may not reflect the actual cost savings achieved by the combined companies upon the consummation of the STAR Merger. Telesis noted, based upon the pro forma analysis, that the STAR Merger could potentially have a substantial positive impact on the combined companies' earnings per share.

          Based upon the pro forma analysis, Telesis concluded that the STAR Merger was fair, from a financial point of view, to the shareholders of EFCC.

          COMPARABLE PUBLIC COMPANY METHODOLOGY. Telesis performed an analysis of selected publicly traded companies which it deemed to have businesses that were similar to that of EFCC. Telesis reviewed a group of companies that provide, among other services, home health care services, including Olsten; Apria Healthcare Group, Inc.; Interim Services, Inc.; The Care Group, Inc.; Home Health Corporation of America; Career Horizons, Inc.; Home Care Affiliates, Inc./Housecall Medical Resources, Inc.; Nurse's Housecall/Olsten Heath Services; Amserv Healthcare/Star Multi Care Services, Inc.; and Staff Builders, Inc. In its review of the companies referenced above, Telesis focused specifically upon the companies within this group that provided home nursing services, namely Olsten; Interim Services, Inc.; Career Horizons, Inc. and Staff Builders, Inc. (the "Comparable Companies"). Telesis deemed the home health care companies to incorporate business fundamentals which were similar to the Company's. For each of the Comparable Companies, Telesis examined certain publicly available financial data, including net revenue, gross margin, selling, general and administrative expenses, contribution margin, earnings before interest and taxes ("EBIT"), EBIT margin, net income, earnings per share and net income margin. Telesis examined the balance sheet items of each of the Comparable Companies and published earnings forecasts and the trading performance of the various companies' common stock. In addition, Telesis calculated the ratio of the market price (as of November 29, 1996) of the stock to the projected earnings per share for calendar year 1996 of each Comparable Company and the ratio of the enterprise value (the total market value of the common stock outstanding plus EFCC's total debt at par less cash and cash equivalents) to the latest twelve months' ("LTM") net revenue and to the LTM EBIT of each Comparable Company.
Telesis noted that the harmonic mean of the ratio of the stock price to projected earnings per share of the Comparable Companies was 15.2x at the range of ratios was from 13.8x to 17.2x. The harmonic mean of the ratios of the enterprise value to LTM net revenue of the Comparable Companies was 0.42x and the range of ratios was from 0.30x to 0.56x. The harmonic mean to the ratios of the enterprise value to LTM EBIT of the Comparable Companies was 10.8x and the range of ratios was from 9.9x to 11.4x.

          The ratios referenced above were used by Telesis to impute a range of values for EFCC. Based upon the harmonic mean and the range of ratios of the stock price to projected earnings per share for calendar year 1996 of the Comparable Companies, the imputed value of EFCC was $3.4 million, and the imputed range of values of EFCC was $3.1 million to $3.8 million. Based upon the harmonic mean and the range of ratios of the enterprise value to LTM net revenue of the Comparable Companies, the imputed value of EFCC was $3.7 million, and the imputed range of values of EFCC was $2.6 million to $4.8 million. Based upon the ratios of the enterprise value to LTM EBIT of the Comparable Companies, the imputed values of EFCC were $4.8 million to $5.5 million.

          COMPARABLE ACQUISITION TRANSACTION METHODOLOGY. Telesis performed an analysis of selected precedent merger and acquisition transactions in the home healthcare industry including (target company/acquiring company): In Home Health Inc.,/Manor Care, Inc.; Apria Healthcare Group, Inc.; Home Health Corporation of America; The Care Group, Inc.; Home Care Affiliates, Inc./Housecall Medical Resources, Inc.; Nurse's Housecall/Olsten Health Services; Amserv Healthcare/Star Multi Care Services, Inc.; Caremark International Inc.'s home health care business/Coram Healthcare Corporation, Inc.; Home Nutritional
Services, Inc./W.R. Grace & Co., Inc.; Curaflex Health Services, Inc., HealthInfusion, Inc. and Medysis, Inc./T(2) Medical, Inc.; Critical Care America, Inc./Caremark International Inc.; Lifetime Corporation/Olsten; Clinical Homecare, Ltd./Curaflex Health Services, Inc.; Total Home Care, Inc./Curaflex Health Services, Inc.; Critical Care America, Inc./Medical Care International, Inc.; TeamCare, Inc./Critical Care America, Inc.; Care Plus, Inc./New England Critical Care, Inc.; Upjohn Healthcare Services, Inc./Olsten; Mentor Clinical Care, Inc./Lifetime Corporation; Quality Care, Inc./Lifetime Corporation. In its review of the transactions referenced above, Telesis focused specifically upon the following transactions within this group (the "Precedent Transactions"): In Home Health, Inc./Manor Care, Inc.; Caremark International Inc.'s home health care business/Coram Healthcare Group, Inc.; Critical Care America. (a subsidiary of Medical Care International, Inc.)/Caremark International Inc.; and Lifetime Corporation/Olsten Corporation. For each of the target companies involved in the Precedent Transactions, Telesis examined certain publicly available financial data, including net revenue, gross margin, selling, general and administrative expenses, contribution margin, EBIT, EBIT margin, net income, earnings per share and net income margin. Telesis examined the balance sheet items of each of the target companies involved in the Precedent Transactions and published earnings forecasts and the trading performance of the various target companies' common stock. In addition, Telesis calculated the ratio of the purchase price of the target company in relation to the target company's LTM and projected net income (for the next calendar year) and the ratio of the transaction value (the total purchase price of the equity plus the target company's total debt at par less cash and cash equivalents) of each target company to its LTM net revenue and LTM EBIT. Telesis noted that the harmonic mean of the ratios of the purchase price of the equity to LTM net income of the target companies in the Precedent Transactions was 20.0x and that the range of ratios was from 12.7x to 46.1x. The harmonic mean of the ratios of the purchase price of the equity to projected net income of the target companies in the Precedent Transactions was 0.56x and the range of ratios was from 0.47x to 0.75x. The harmonic mean of the transaction value to LTM EBIT of the target companies in the Precedent Transactions was 11.8x and the range of ratios was from 5.6x to 41.6x.

          The ratios referenced above were used by Telesis to impute a range of values for EFCC. Based upon the ratios of the purchase price to LTM net income of the target companies in Precedent Transactions, the imputed range of value of EFCC was $2.8 million to $10.2 million. Based upon the harmonic mean and the range of ratios of the purchase price to projected earnings per share of the target companies in the Precedent Transactions, the imputed value of EFCC was $4.1 million and the imputed range of values for EFCC was $3.4 million to $5.4 million. Based upon the harmonic mean and the range of ratios of the transaction value LTM net revenue of the target companies in the Precedent Transactions, the imputed value of EFCC was $5.7 million and the imputed range of values of EFCC was $2.0 million to $6.7 million.

          GOING CONCERN VALUE OF EFCC - Discounted cash flow analysis. Telesis performed a discounted cash flow analysis of EFCC using projected financial results for EFCC prepared internally by the management of EFCC, which financial results reflected certain assumptions made by the management of EFCC regarding EFCC's projected results and certain cost savings which could be achieved by combining operations. The analysis included certain assumptions including a range of price-to-earnings ratios in the terminal year of the projection period of 16.0x to 20.0x and a range of discount rates of 15% to 20%. Based upon the discounted cash flow analysis, the imputed range of values of EFCC was $2.2 million to $5.2 million.

          VALUATION OF CONSIDERATION TO BE RECEIVED FOR EFCC. In assessing the value of the consideration to be received by EFCC in the STAR Merger, Telesis concluded that an appropriate range of values for EFCC was $2.4 million to $5.4 million.

          VALUATION OF EFCC. Telesis noted that EFCC reported an operating loss for its latest historical period and was not projected to earn a material level of earnings in the current fiscal period. Telesis reviewed the historical and projected operating results of EFCC including the contributing factors that would affect these results such as business mix, reimbursement sources, diversification of referral sources, strength of management, future opportunity for business growth, and the operating and regulatory environments in which EFCC provides its services. These factors were then analyzed against industry standards and operating and financial profiles of comparable companies. Given Telesis' work in the home health care industry as a financial advisor for more than 17 years, along with its detailed knowledge of the issues affecting valuation and performance in the industry and based on the analysis set forth in the Prospectus\Proxy Statement, Telesis concluded that based on the operating and future results of EFCC that the imputed range of valuations for EFCC based on the ratio of the enterprise and transaction value LTM net revenue were too high. Telesis concluded that the appropriate range of values of EFCC would be $2.4 million to $5.4 million. Telesis noted further that the imputed range of values of the consideration to be received by EFCC in the STAR Merger for EFCC, approximately $7.25 million to $8.0 million, was greater than the range of values of EFCC. Telesis concluded that the STAR Merger was fair, from a financial point of view, to the shareholders of EFCC.

          The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analysis as a whole, could create an incomplete view of the processes underlying Telesis' opinion. In arriving at its opinion, Telesis considered the results of such analyses but did not ascribe particular weight to any one analysis. The analyses were prepared solely for the purposes of providing its opinion as to the fairness of the STAR Merger, from a financial point of view, to the shareholders of EFCC and do not purport to be appraisals or necessarily reflect the price at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. In addition, Telesis did not, in arriving at its fairness opinion, evaluate alternatives to the STAR Merger. The foregoing summary does not purport to be a complete description of the analyses performed by Telesis.

          The Board of Directors of EFCC retained Telesis to act as its financial advisor based upon its qualifications, experience and expertise. Telesis, as part of its investment banking business, is engaged in the valuation of businesses and securities in connection with mergers and acquisitions, private placements and valuations for corporate and other purposes.

          Pursuant to a letter agreement, dated December 20, 1996, EFCC agreed to pay Telesis a fee of $20,000 upon the rendering of its fairness opinion relating to the STAR Merger.

CONSIDERATION OF THE TPC MERGER

          After the execution of the STAR Merger Agreement, the TPC Board and the EFCC Board (which consists of the same members) determined to consider the TPC Merger. In this connection, Telesis was engaged to render an independent opinion for the benefit of the TPC shareholders. Telesis' fairness opinion to the TPC shareholders is described below at "Fairness Opinion for the TPC Merger." The TPC Board reviewed Telesis' fairness opinion, both that given with respect to the TPC Merger and that given with respect to the STAR Merger, and both EFCC's and TPC's Board considered the factors discussed below, before approving the TPC Merger.

          By written consent dated January 31, 1997, TPC's Board determined that the TPC Merger is fair to, and in the best interests of, the shareholders of TPC, approved the form of Agreement and Plan of Merger among EFCC and TPC, which was executed March 18, 1997 (the "TPC Merger Agreement") and the transactions contemplated thereby, and determined to recommend to TPC shareholders that they vote for approval and adoption of the TPC Merger Agreement and the transactions contemplated therein. By written consent dated January 31, 1997, EFCC's Board unanimously determined that the TPC Merger is fair to, and in the best interests of, the shareholders of EFCC, approved the form of the TPC Merger Agreement and determined to recommend to EFCC's shareholders that they vote for approval and adoption of the TPC Merger Agreement and the transactions contemplated therein. The following discussion sets forth certain information relating to the background of the discussions and meetings leading up to the TPC Merger.

TPC'S REASONS FOR THE TPC MERGER; RECOMMENDATION OF THE TPC BOARD

          The TPC Board of Directors believes that the TPC Merger is in the best interests of its shareholders as it provides liquidity for its shareholders since EFCC's shares are traded and quoted on the NASDAQ Bulletin Board and in the "Pink Sheets" published by the National Quotation Bureau, Inc., and the EFCC shares to be issued pursuant to the TPC Merger will be registered under the Securities Act of 1933. As TPC represents EFCC's sole operating business, there is effectively no difference between the business and prospects of EFCC and those of TPC. In considering approval of the TPC Merger, the TPC Board of Directors focused principally on the positive factor of the liquidity to be provided by virtue of the TPC Merger, the favorable valuation accorded EFCC and TPC in the STAR Merger, and the absence of any negative or countervailing factors. See "Fairness Opinion for the TPC Merger." The TPC Board also noted that the TPC Merger is a condition precedent to the STAR Merger; however, the completion of the TPC Merger is not dependent upon the completion of the STAR Merger.

          The TPC Board, at the time the TPC Merger was approved, consisted of the current directors, Joseph Heller, Paul Elenio and Robert Kohlmeyer, as well as Mary Ann Page, former Acting Chief Executive Officer of EFCC, who resigned in April, 1997. Ms. Page had no affiliation with EFCC, TPC or STAR, or any of their stockholders, other than her offices and directorship with EFCC and TPC. Ms. Page resigned to pursue her own interests and because her function was no longer critical in light of the transfer of certain administrative functions to STAR. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

          Aside from the resolutions adopted by the TPC Board and reflected in a written consent dated January 31, 1997, which resolutions are summarized above, the TPC Board did not formally meet to discuss the TPC Merger, although their awareness of the process of the STAR Merger in their capacity as EFCC directors kept them apprised on all of the issues relating to the STAR Merger transaction. No other factors, other than those mentioned above, were considered by the TPC Board in approving the TPC Merger Agreement.

          The Board of Directors of TPC has unanimously determined that the TPC Merger is fair to, and in the best interests of, the shareholders of TPC, has approved the TPC Merger Agreement and unanimously recommends that the shareholders of TPC vote to approve and adopt the TPC Merger Agreement and the transactions contemplated thereby.

EFCC'S REASONS FOR THE TPC MERGER; RECOMMENDATION OF THE EFCC BOARD

          The EFCC Board of Directors believes that the TPC Merger is in the best interests of its shareholders as the administrative costs of maintaining TPC as a subsidiary no longer serves as a useful purpose. These costs include the need to hold shareholders' meetings for any matter requiring TPC shareholders' approval, the need to maintain separate financial and accounting records for TPC for transactional and bookkeeping purposes and other administrative costs associated with maintaining two separate companies such as franchise fees, legal fees and other miscellaneous costs. The EFCC Board noted that there is no compelling reason for TPC to remain in existence as a subsidiary. The positive factors of cost savings and administrative efficiency, along with the fact that the EFCC Stock constituting the TPC Merger Consideration would be valued on the same basis as EFCC as a whole in the STAR Merger, were the sole factors considered by the EFCC Board in approving the TPC Merger. The EFCC Board also noted that the completion of the TPC Merger is a condition to the STAR Merger although the completion of the TPC Merger is not conditioned upon the completion of the STAR Merger. The EFCC Board also noted that there are no negative or countervailing factors associated with the TPC Merger.

          The EFCC Board, at the time the TPC Merger was approved, consisted of the current directors, Joseph Heller, Paul Elenio and Robert Kohlmeyer, as well as Mary Ann Page, former Acting Chief Executive Officer of EFCC, who resigned in April, 1997.

          After considering all the foregoing reasons, EFCC's Board concluded that the TPC Merger was in the best interest of the EFCC shareholders. Aside from the adoption, on January 31, 1997, of the resolutions described above approving the TPC Merger, and aside from the above-described meetings related to the STAR Merger, the EFCC Board held no other meetings with respect to the TPC Merger. No other factors, other than those mentioned above, were considered by the EFCC Board in approving the TPC Merger.

FAIRNESS OPINION FOR THE TPC MERGER

          In considering the valuation of TPC in the TPC Merger, TPC's Board of Directors relied upon a fairness opinion of Telesis Mergers & Acquisitions, Inc. ("Telesis"). This opinion is annexed as Appendix B-1 to this Proxy/Prospectus. Telesis has experience in evaluating companies in the home healthcare field and also gave the fairness opinion as to the valuation of EFCC in the STAR Merger. The Telesis fairness opinion states that the valuation of TPC should be calculated on the basis of the percentage interest represented by the TPC shares not owned by EFCC or approximately 17%. The value of EFCC's net assets, excluding its investment in TPC, were deducted from this percentage to yield a 14.9% interest in EFCC to be distributed to the holders of shares of TPC other than EFCC. Those net assets were valued at their book value. The shares of TPC to be exchanged for the TPC Merger Consideration, and the shares of EFCC to be exchanged therefor, were valued at the valuation placed on EFCC as a whole, pursuant to the STAR Merger Agreement, which valued EFCC at $7,250,000, after giving effect to the TPC Merger and after netting out the Special Dividend. Telesis assumed the fairness of this valuation due to the fairness opinion rendered by it to EFCC's shareholders in connection with the STAR Merger. See "Financial Adviser Fairness Opinion for the STAR Merger." The Boards of EFCC and TPC did not consider alternative valuations as the valuation specified above reflects a current valuation of EFCC pursuant to the STAR Merger, which valuation was based almost entirely on the value of TPC and was negotiated at arm's length by the EFCC Board with STAR, an independent third party. See, "Background of the STAR Merger; Financial Advisor; Fairness Opinion" for the STAR Merger.

          In summary, after valuing EFCC at $7,250,000 and deducting assets held only at the EFCC level, the TPC minority shareholders are to be given 17% of this net figure pursuant to the TPC Merger, constituting approximately 14.9% of the $7,250,000 valuation of EFCC pursuant to the STAR Merger.

          THE BOARD OF DIRECTORS OF EFCC HAS UNANIMOUSLY DETERMINED THAT THE TPC MERGER IS FAIR TO, AND IN THE BEST INTERESTS OF, EFCC'S SHAREHOLDERS, HAS APPROVED THE TPC MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT EFCC'S SHAREHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE TPC MERGER AGREEMENT.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

          The following discussion is a summary of the material United States federal income tax consequences of the TPC Merger and is not intended to be a complete discussion of all potential tax effects that might be relevant to the TPC Merger. Such discussion deals only with U.S. holders, and assumes that the shares of TPC Common Stock have been held as a capital asset. It may not be applicable to certain classes of taxpayers, including, without limitation, insurance companies, tax-exempt organizations, financial institutions, securities dealers, broker-dealers, foreign persons, persons who hold TPC Common Stock as part of a conversion transaction and persons who acquired TPC Common Stock pursuant to an exercise of employee stock options or rights or otherwise as compensation. There can be no assurance that the Internal Revenue Service (the "Service") will not take a contrary view to those expressed herein. No rulings have been or will be requested from the Internal Revenue Service with respect to the tax consequences of the TPC Merger. Moreover, the state, local, foreign and estate tax consequences to TPC shareholders of the TPC Merger are not discussed.

          This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury Regulations, judicial decisions and administrative rulings and practice in effect at the date of this Joint Proxy/Prospectus and the opinion of Meltzer, Lippe, counsel to EFCC. However, legislative, judicial or administrative changes or interpretations may be forthcoming that could alter or modify the statements and conclusions set forth herein. Any such changes or interpretations may or may not be retroactive and could affect the tax consequences described herein to shareholders. EACH SHAREHOLDER IS URGED TO CONSULT WITH SUCH SHAREHOLDER'S OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO SUCH HOLDER OF THE TRANSACTIONS DESCRIBED HEREIN, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, AND OF CHANGES IN APPLICABLE TAX LAWS.

          It is intended that the TPC Merger qualify as a reorganization within the meaning of Section 368(a)(1)(A) of the Code, and that, for federal income tax purposes, no gain or loss will be recognized by EFCC or TPC as a result of the TPC Merger.

          EFCC has received a tax opinion of Meltzer, Lippe, counsel to EFCC (the "Tax Opinion"), dated immediately prior to the mailing of this Proxy\Prospectus, to the effect that, it is more likely than not that (i) the TPC Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code, (ii) TPC and EFCC will each be a party to the reorganization pursuant to Section 368(b) of the Code, (iii) no gain or loss will be recognized by a holder whose shares of TPC Common Stock are converted into and exchanged for EFCC Common Stock (with the possible exception of TPC Common Stock acquired by a holder pursuant to an employee stock option plan or other compensation agreement in anticipation of the TPC Merger and except to the extent of any cash received in lieu of fractional EFCC Common Stock), (iv) each holder of shares of TPC Common Stock receiving cash in lieu of a fractional share of EFCC Common Stock will be treated for federal income tax purposes as having received such fractional share interest and as having sold it for the cash received and will recognize capital gain or loss (long or short-term depending on whether the holder's holding period is more or less than 12 months) equal to the difference between the amount of cash received and the portion of that holder's basis in the TPC Common Stock deemed exchanged for the fractional share interest; (v) the tax basis of the shares of EFCC Common Stock received by the holders of shares of TPC Common Stock will be equal to the basis of the shares of TPC Common Stock exchanged therefor (except for the basis attributable to any fractional share interest in EFCC Common Stock); and (vi) the holding period of the EFCC Common Stock received by the holders of shares of TPC Common Stock will include the holding period of shares of the TPC Common Stock surrendered in exchange therefor.

          Meltzer, Lippe's opinion is based on the accuracy of certain representations that it will receive concerning EFCC and TPC, including the following: (i) the TPC Merger will be consummated in accordance with the TPC Merger Agreement; (ii) the minority shareholders of TPC acquired their TPC Common Stock before the formulation of any plan in connection with the TPC Merger and not in contemplation of EFCC's subsequent acquisition of TPC; and
(iii) as of the Effective Time, there will be no binding commitment or preconceived plan or arrangement on the part of the shareholders of TPC to sell, exchange or otherwise dispose of any of their EFCC Common Stock received in the TPC Merger (including EFCC Common Stock held prior to the TPC Merger), other than pursuant to the STAR Merger. An opinion is not binding on the Internal Revenue Service or the courts and, therefore, the delivery of the Tax Opinion cannot assure that the Internal Revenue Service or the courts will treat the TPC Merger as a reorganization within the meaning of Section 368(a) of the Code.

          If the TPC  Merger  were  not to  constitute  a  reorganization  under
Section 368(a)(1) of the Code, each holder of shares of TPC Common Stock would recognize gain or loss equal to the difference between the fair market value of the shares of EFCC Common Stock received and cash received in lieu of fractional shares and such holder's basis in the shares of TPC exchanged therefor. Such gain or loss would be long-term capital gain or loss, provided such shares had been held for more than one year.

ACCOUNTING TREATMENT OF EFCC/TPC MERGER

          The acquisition of the minority interest of TPC will be accounted for by EFCC under the "purchase method" of accounting in accordance with generally accepted accounting principles. Accordingly, the results of operations of the minority interest in TPC will be included in the results of operations of EFCC on for periods subsequent to the Effective Time, and any excess consideration paid by EFCC will be allocated to goodwill.

REGULATORY APPROVALS

          EFCC and TPC are not aware of any license or regulatory permit which is material to the business of EFCC or TPC and which is likely to be adversely affected by consummation of the TPC Merger or any approval or other action by any state, federal or foreign government or governmental agency (other than routine re-licensing procedures) that would be required prior to the TPC Merger.

RESALE RESTRICTIONS

          All shares of EFCC Common Stock received by TPC shareholders in the TPC Merger will be freely transferable, except that shares of EFCC Common Stock received by persons who are deemed to be "affiliates" (as such term is defined under the Securities Act) of EFCC or TPC prior to the TPC Merger may be resold by them only in transactions permitted by the resale provisions of Rule 145 promulgated under the Securities Act (or Rule 144 in the case of such persons who, after the Effective Time, are or become affiliates of EFCC or as otherwise permitted under the Securities Act). Persons who may be deemed to be affiliates of EFCC or TPC generally include individuals or entities that control, are controlled by, or are under common control with, such party and may include certain officers and directors of such party as well as principal shareholders of such party.


                            THE TPC MERGER AGREEMENT

          THE DETAILED TERMS AND CONDITIONS OF THE TPC MERGER ARE CONTAINED IN THE TPC MERGER AGREEMENT, WHICH IS INCLUDED IN FULL AS APPENDIX A TO THIS JOINT PROXY STATEMENT/PROSPECTUS AND INCORPORATED HEREIN BY REFERENCE. THE FOLLOWING SUMMARY OF THE MATERIAL TERMS OF THE TPC MERGER AGREEMENT IS QUALIFIED IN ITS ENTIRETY BY, AND MADE SUBJECT TO, THE MORE COMPLETE INFORMATION SET FORTH IN THE TPC MERGER AGREEMENT.

THE MERGER

          Subject to the terms and conditions of the TPC Merger Agreement, at the Effective Time, TPC will be merged with and into EFCC and thereupon the separate existence of TPC will cease and EFCC will continue to exist.

EFFECTIVE TIME OF THE TPC MERGER

          Upon the satisfaction or waiver of all conditions to the TPC Merger, and provided that the TPC Merger Agreement has not been terminated or abandoned, TPC and EFCC will cause a Certificate of Merger to be filed with the Department of State of the State of New York. The TPC Merger will become effective upon the filing of the Certificate of Merger or at such later time as TPC and EFCC have agreed upon and designated in such filing as the Effective Time.

CONVERSION OF SECURITIES

          Each share of EFCC Common Stock, which is issued and outstanding immediately prior to the Effective Time will continue to be issued and outstanding; and each share of TPC Common Stock, which is issued and outstanding immediately prior to the Effective Time, except those held by EFCC and except those held by TPC shareholders who validly and properly demand and perfect dissenters' rights under the NYBCL, will be converted into the right to receive the following consideration: (i) 18.745545 shares of duly authorized, validly issued fully paid and non-assessable shares of EFCC Common Stock for each share of TPC Common Stock surrendered by a holder pursuant to the TPC Merger Agreement and (ii) cash representing the Market Price (as defined below) of one share of EFCC Common Stock multiplied by the fraction of any share of EFCC Common Stock otherwise issuable to a holder of TPC Common Stock pursuant to the TPC Merger Agreement, such cash to be paid in lieu of any such fractional of share of EFCC Common Stock. Market Price shall be equal to the last quoted bid price of EFCC Common Stock as supplied by the National Quotations Bureau, Inc. at the Effective Time. TPC Common Stock owned by EFCC will be cancelled as a result of the TPC Merger and no EFCC Common Stock will be issued to EFCC in respect thereof. Certificates for TPC Common Stock previously issued do not give effect to a 1:4 reverse stock split which occurred in 1985. Thus, shareholders of TPC actually own only one share of TPC Common Stock for every four shares for which they possess a TPC Share certificate. Therefore, the TPC Merger Consideration payable for each share represented on a certificate for TPC Common Stock will be 25% of the TPC Exchange Ratio or 4.686386 shares of EFCC Common Stock.

DISSENTERS RIGHTS

          Shares of TPC Common Stock that have not been voted for the adoption of the TPC Merger and with respect to which dissenters' rights shall have been validly and properly demanded and perfected in accordance with the NYBCL
("Dissenting Shares") will not be converted into the right to receive the TPC Merger Consideration on or after the Effective Time unless and until the holder of such shares withdraws its demand for such appraisal in accordance with applicable law or becomes ineligible for such appraisal, at which time such shares shall be converted into and represent the right to receive the TPC Merger Consideration, without interest. See "APPRAISAL RIGHTS OF DISSENTING SHAREHOLDERS".

EXCHANGE OF CERTIFICATES

          As of the Effective Time, EFCC will deposit, or cause to be deposited with American Stock Transfer and Trust Company, or such other mutually acceptable bank or trust company (the "Exchange Agent"), for the benefit of holders of TPC Common Stock for exchange in accordance with the TPC Merger Agreement; (i) certificates representing the EFCC Common Stock constituting the TPC Merger Consideration and (ii) the estimated amount of cash to be paid in lieu of fractional shares (together, all such certificates and cash being hereinafter refereed to as the "Exchange Fund"). The Exchange Agent will deliver, pursuant to irrevocable instructions, the EFCC Common Stock contemplated to be issued pursuant to the TPC Merger Agreement and the cash to be issued in lieu of fractional shares out of the Exchange Fund.

          As soon as  reasonably  practicable  after  the  Effective  Time,  the
Exchange  Agent  will  mail  to  each  holder  of  record  of a  certificate  or certificates which immediately prior to the Effective Time represented outstanding shares of TPC Common Stock (the "TPC Certificates") whose shares were converted into the right to receive the TPC Merger Consideration (i) a letter of transmittal and (ii) instructions for use in effecting the surrender of the TPC Certificates in exchange for the TPC Merger Consideration. Upon surrender of a TPC Certificate for cancellation to the Exchange Agent, or to such other agent or agents as may be appointed by EFCC, together with such letter of transmittal, duly executed, and such other documents as may be reasonably required by the Exchange Agent, the holder of such TPC Certificate will be entitled to receive in exchange therefor the TPC Merger Consideration which such holder has the right to receive.

          If the STAR Merger is consummated, (i) EFCC shareholders who do not dissent from the STAR Merger and (ii) holders of TPC Common Stock who do not dissent from the TPC Merger or STAR Merger, and who are EFCC shareholders on the STAR Record Date, will receive a combination of STAR Common Stock and cash, pursuant to the terms of the STAR Merger Agreement. See, the "STAR PROXY/PROSPECTUS". In such event, the holder of TPC shares who is entitled to receive TPC Merger Consideration hereunder and does not dissent from the STAR Merger, as a matter of expediency and not in alteration or derogation of rights granted to such holder, will not be issued certificates for shares of EFCC Common Stock in connection with the TPC Merger, but rather will be deemed to have been issued such certificates. Such shareholders will receive the same consideration payable to an EFCC shareholder in the STAR Merger, in proportion to the number of EFCC shares issuable to such shareholder as TPC Merger Consideration hereunder, as if such EFCC share certificates had actually been issued. Such shareholders will also receive any cash payable in lieu of fractional EFCC shares issued pursuant to the TPC Merger. The consideration payable in the STAR Merger will be equal to $3.614141 per share of TPC Common Stock exchanged for EFCC Common Stock in the TPC Merger, which is equivalent to $.1928 per share of EFCC Common Stock exchanged in the STAR Merger. TPC Certificates do not give effect to a 1:4 reverse stock split, so the amount of consideration payable pursuant to the STAR Merger per share of TPC Common Stock as represented by a TPC Certificate is $.9035352. See "THE TPC MERGER AGREEMENT
- The STAR Merger" and, generally, "The STAR Proxy/Prospectus."

TPC SHAREHOLDERS ARE REQUESTED NOT TO SURRENDER THEIR CERTIFICATES FOR EXCHANGE UNTIL THEY RECEIVE A NOTICE AND TRANSMITTAL FORM FROM THE EXCHANGE AGENT.

          No dividends or other distributions with respect to EFCC Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered TPC Certificate with respect to the EFCC Common Stock represented thereby and no cash payment (including, without limitation, cash payment in lieu of fractional shares) will be paid to any such holder until the surrender of such TPC Certificate in accordance with the terms of the TPC Merger Agreement, or, if applicable, the STAR Merger Agreement. Subject to the effect of applicable laws, following surrender of any such Certificate, there will be paid to the holder of the Certificates representing whole shares of EFCC Common Stock issued in exchange therefor, without interest: (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of EFCC Common Stock; and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole shares of EFCC Common Stock.

          All EFCC Common Stock issued, upon the surrender for exchange of TPC Certificates in accordance with the terms of the TPC Merger Agreement (including any cash paid in lieu of fractional shares) will be deemed to have been issued (and/or paid) in full satisfaction of all rights pertaining to such TPC Common Stock.

          No certificates or scrip representing fractional EFCC Common Stock will be issued upon the surrender for exchange of TPC Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of EFCC. Notwithstanding any other provision of the TPC Merger Agreement, each holder of shares of TPC Common Stock exchanged pursuant to the TPC Merger Agreement who would otherwise have been entitled to receive a fraction of a share of EFCC Common Stock (after taking into account all TPC Certificates delivered by such holder) will receive, in lieu therefor, cash (without interest) in an amount equal to such fractional share of EFCC Common Stock multiplied by the Market Price of one share of EFCC Common Stock.

MANAGEMENT AFTER THE MERGER

          TPC will cease to exist as a result of the TPC Merger Agreement and the current Board of Directors of EFCC will be the Board of Directors of the merged entity. If the STAR Merger is completed, then EFCC's Board will be appointed pursuant to the terms of the STAR Merger Agreement. See the "STAR Proxy/Prospectus - THE MERGER -Management After the Merger".

CONDITIONS OF THE MERGER

          The respective obligations of TPC and EFCC to consummate the TPC Merger are subject to the fulfillment of certain conditions, certain of which may be waived by the mutual consent of TPC and EFCC, including, without limitation, the following (i) the Registration Statement shall have been declared effective, and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission or shall continue to be in effect, and no proceedings for the purpose shall have been initiated or threatened by the Commission; (ii) EFCC shall have received all state securities laws or "blue sky" permits and authorizations necessary to issue EFCC Common Stock pursuant to the TPC Merger and the transactions contemplated thereby; (iii) the TPC Merger Agreement and the TPC Merger contemplated thereby and any other action necessary to consummate the transactions contemplated thereby will have been approved and adopted by the requisite vote of the holders of the outstanding shares of TPC Common Stock entitled to vote thereon at the TPC Meeting and the requisite vote of the holders of outstanding shares of EFCC Common Stock entitled to vote thereon at the EFCC Meeting; (iv) no governmental authority or other agency, commission or court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or the order (whether temporary, preliminary or permanent) which is in effect and has the effect of making the TPC Merger illegal or otherwise prohibiting consummation of the transactions contemplated by the TPC Merger Agreement; provided, however, that, prior to invoking this condition, each party to the TPC Merger Agreement shall use all reasonable efforts to have such statute, rule, regulation, injunction or order vacated; (v) the receipt of an opinion by Meltzer, Lippe, Goldstein, Wolf & Schlissel, P.C. that, more likely than note, the TPC Merger will constitute a tax-free reorganization under Section 368(a) of the Internal Revenue Code; and (vi) any required third-party consents or approvals shall have been obtained.

TERMINATION AND AMENDMENT

          The TPC Merger Agreement may be terminated and the TPC Merger abandoned at any time prior to the Effective Time, before or after approval by the shareholders of EFCC and TPC, by the mutual consent of EFCC and TPC and the approval of each corporation's Board of Directors.

          Subject to the applicable provisions of state law, the TPC Merger Agreement may be amended by the parties thereto solely by action taken by their respective Boards of Directors. The TPC Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. TPC and EFCC undertake to recirculate a request for proxies in the event of a material amendment to the TPC Merger Agreement or a waiver of a material condition thereto.

          At any time prior to the Effective Time, the parties to the TPC Merger Agreement, by action taken by their respective Boards of Directors, may (i) extend the time for the performance of any of the obligations or other acts of the other parties, (ii) waive any inaccuracies in the representations and warranties of the other party contained in the TPC Merger Agreement or in any documents delivered pursuant thereto, and (iii) waive compliance by the other party with any of the agreements or conditions therein. Any agreement on the part of a party thereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. No waiver by either party of any default with respect to any provision, condition or requirement of the TPC Merger Agreement will be deemed to be a waiver of any other provision, condition or requirement thereof; nor shall any delay or omission of either party to exercise any right thereunder in any manner impair the exercise of any such right accruing to it thereunder.

          The TPC Merger Agreement provides that any current indemnification provision and agreement with a TPC officer or director will survive the TPC Merger, will not be amended, replaced or modified in a manner that would adversely affect an indemnified party, and will continue in full force and effect for a period of at least six years from the Effective Time.

THE STAR MERGER

          All Shareholders of EFCC as of the STAR Record Date and all Participating TPC Shareholders (i.e. those who did not dissent from the TPC Merger) who are also shareholders of EFCC at the STAR Record Date, will be entitled to vote upon and approve, or dissent from, the STAR Merger, which is described in detail in the STAR Proxy Prospectus which accompanies this Joint
Proxy/Prospectus. If (i) the TPC Merger is approved by the respective shareholders of EFCC and TPC and the TPC Merger is completed in accordance with applicable law and (ii) the STAR Merger is approved by the shareholders of EFCC and STAR and is completed in accordance with applicable law, then (a) each shareholder of EFCC, and (b) each Participating TPC Shareholder, who is a shareholder of EFCC on the STAR Record Date and does not dissent from the STAR Merger, will receive all consideration payable to an EFCC Shareholder in the STAR Merger, which consideration shall be paid in exchange for the EFCC Common Stock held by such EFCC Shareholder or Participating TPC Shareholder. That consideration (a combination of STAR Common Stock and cash) is equal to $.1928 per share of EFCC Common Stock or $3.614141 per share of TPC Common Stock (or $.9035352 per share represented by a TPC Certificate due to the reverse stock split) based on the TPC Exchange Ratio in the TPC Merger. See the "STAR Proxy/Prospectus." A shareholder of TPC which is not a Participating TPC shareholder will not be entitled to receive consideration payable to EFCC Shareholders with respect to the STAR Merger if the STAR Merger is consummated.


                   APPRAISAL RIGHTS OF DISSENTING SHAREHOLDERS

          Section 910 of the NYBCL ("Section 910") provides that any holder of TPC Common Stock as of the TPC Record Date who has not voted in favor of the TPC Merger Agreement shall have the right, as an alternative to receiving EFCC Common Stock in the TPC Merger, to receive payment of the fair value of his shares and certain other rights and benefits, subject to complying with Section 623 of the NYBCL ("Section 623"). Copies of Section 623 and Section 910 are attached hereto as Appendix C and a summary of the procedures relating to the exercise of appraisal rights is set forth below. This summary does not purport to be a complete statement of the provisions of Section 623 and Section 910 and is qualified in its entirety by reference to Appendix C. A person having a beneficial interest in shares of TPC Common Stock that are held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely matter to perfect whatever appraisal rights such beneficial owner may have.

          THIS DISCUSSION AND APPENDIX C SHOULD BE REVIEWED CAREFULLY BY ANY SHAREHOLDER OF TPC WHO WISHES TO EXERCISE STATUTORY APPRAISAL RIGHTS OR WHO WISHES TO PRESERVE THE RIGHT TO DO SO. FAILURE TO STRICTLY COMPLY WITH ANY OF THE PROCEDURAL REQUIREMENTS OF SECTION 623 MAY RESULT IN A TERMINATION OR WAIVER OF APPRAISAL RIGHTS UNDER SECTION 623.

          TPC does not intend to waive compliance with any statutory procedures. Unless all of the procedures as set out in Section 623 are followed by a shareholder who wishes to exercise appraisal rights, such shareholder will be bound by the terms of the TPC Merger Agreement.

          Each holder of TPC Common Stock on the TPC Record Date who desires to exercise appraisal rights must satisfy the following conditions and otherwise comply with the provisions of Section 623.

          (i) A separate, written objection to the TPC Merger must be filed with TPC before or at the TPC Meeting but prior to the taking of the vote on the TPC Merger. This objection must include: (a) a notice of the shareholder's election to dissent, (b) the shareholder's name and residence address, (c) the number of shares as to which the shareholder dissents and (d) a demand for payment of the fair-value of such shares if the TPC Merger is consummated. Such objection is not required for any holder of TPC Common Stock to whom TPC did not give notice of the TPC Meeting. A shareholder may not dissent as to less than all of the shares which such shareholder owns beneficially, and a nominee or fiduciary may not dissent on behalf of any beneficial owner as to less than all of the shares of such owner held of record by such nominee or fiduciary. A record holder, such as a broker or an agent, who holds TPC Common Stock as a nominee or fiduciary for beneficial owners, some of whom desire to demand appraisal, must exercise appraisal rights on behalf of such beneficial owners who desire to demand appraisal with respect to the TPC Common Stock held for such beneficial owners. A proxy or vote abstaining from voting, or voting against the TPC Merger, or a failure to vote on the TPC Merger, does not constitute such an objection within the meaning of Section 623. Failure to vote against the TPC Merger Agreement, however, will not constitute a waiver of rights under Sections 623 and 910 of the NYBCL provided that a written objection to the TPC Merger, as described above, has been properly filed. TPC will treat only those written objections which are actually received by it before the taking of the vote on the TPC Merger as being timely.

          (ii) A shareholder wishing to exercise appraisal rights under Section 623 must not vote for the approval and adoption of the TPC Merger Agreement. If a shareholder returns a signed proxy failing to specify either (a) a vote against the approval and adoption of the TPC Merger Agreement, or (b) a direction to abstain from voting on the approval and adoption of the TPC Merger Agreement, the proxy will be voted "FOR" the approval and adoption of the TPC Merger Agreement, which will have the effect of waiving such shareholder's appraisal rights and nullifying any previously filed objection.

          All notices of election to dissent should be addressed to TPC c/o Arbor Home Healthcare Holdings, LLC, 333 Earle Ovington Blvd., Uniondale, New York 11553, Attention: Joseph Heller, Vice President.

          Within ten days after the Effective Time, TPC will provide written notice of the consummation of the TPC Merger to all shareholders who filed written objections to the TPC Merger or from whom a written objection was not required and have not voted for adoption and approval of the TPC Merger. Within 20 days after the giving of such notice to any shareholder from whom written objection was not required, if such shareholder elects to dissent, such shareholder may file with TPC a written notice of such election, stating the shareholder's name and residence address, the number of shares of TPC Common Stock as to which such shareholder dissents and a demand for payment of the fair value of such shareholder's shares of TPC Common Stock.

          Each shareholder who has complied with Section 623 must submit the certificates representing such shares to TPC or its transfer agent at the time of filing the notice of dissent or within one month thereafter for notation thereon of the pendency of an appraisal claim, after which such certificates will be returned to such holder or other person who submitted them on behalf of the holder.

          American Stock Transfer and Trust Company serves as the transfer agent for TPC Common Stock, and its address is 40 Wall Street, New York, New York 10005, telephone (212) 936-5100. Any such shareholder who fails to submit such certificates for notation will, at the election of TPC (exercised by written notice to such holder within 45 days from the date of filing of the notice to dissent), lose such dissenter's rights unless a court, for good cause shown, otherwise directs. Upon transfer of a certificate bearing such notation, each new certificate issued therefor shall bear a similar notation together with the name of the original dissenting holder of the shares and a transferee shall acquire no rights in TPC except those which the original dissenting shareholder had at the time of the transfer.

          Within 15 days after the expiration of the period within which holders of TPC Common Stock may file their notices of election to dissent, or within 15 days after the Effective Time, whichever is later (but in no case later than 90 days after the TPC Meeting), TPC (or EFCC, if after the Effective Time) is required to make a written offer by registered mail to each shareholder who has filed a notice of election to dissent to pay for such holder's TPC Common Stock at a specified price which TPC (or EFCC) considers to be their fair value (which price is to be the same for all dissenting holders). If the STAR Merger is completed, STAR will make the offer instead of EFCC after the effective date of the STAR Merger. Such offer will be accompanied by a statement setting forth the aggregate number of shares of TPC Common Stock with respect to which notices of election to dissent from approval and adoption of the TPC Merger Agreement have been received and the aggregate number of holders of such TPC Common Stock. If the TPC Merger has been consummated at the time such offer is made, such offer will also be accompanied by (i) advance payment to each dissenting holder who has submitted such holder's TPC Certificates for notation thereon of such holder's election to dissent, an amount equal to 80% of the amount of such offer, or (ii) as to each dissenting holder who has not yet submitted such certificates for such notation, a statement that advance payment to such holder of any amount equal to 80% of such offer will be made by EFCC promptly upon submission of such certificates. If the TPC Merger has not been consummated at the time of such offer, such advance payment or statement as to advance payment will be sent to each holder entitled thereto forthwith upon consummation of the TPC Merger. Every such advance payment or statement as to advance payment will include advice to such holder that acceptance of such payment by a dissenting holder will not constitute a waiver of such holder's dissenter's rights. If the TPC Merger has not been consummated by the expiration of the above-mentioned 90-day period, the offer by TPC many be conditioned upon the consummation of the TPC Merger. If within 30 days after the making of a written offer by TPC, TPC and any dissenting holder agree upon the price to be paid for such shareholder's shares of TPC Common Stock, payment therefor will be made within 60 days after the making of such offer or the Effective Time, whichever is later, upon the surrender of the certificates representing such shares of TPC Common Stock.

          If TPC fails to make such an offer within the 15-day period described in the preceding paragraph, or if it makes an offer but TPC and a dissenting holder do not agree within 30 days of the making of the offer upon the price to be paid for such holder's shares of TPC Common Stock, TPC must, within 20 days of such 15 or 30-day period, as the case may be, institute a special proceeding in the New York Supreme Court, Nassau County (the "Court"), to determine the rights of dissenting shareholders and fix the fair value of their shares of TPC Common Stock. It is the current intention of TPC to institute any such proceeding within the 20-day period; however, if TPC does not institute such proceeding within the 20-day period, any dissenting holder may, within 30 days after the expiration of the 20-day period, institute a proceeding for the same purposes. If such proceeding is not instituted within such 30-day period, dissenting holders who have not agreed with TPC as to the price to be paid for their shares of TPC Common Stock will lose their dissenter's rights, unless the Court, for good cause shown, otherwise directs.

          All dissenting holders, other than those who shall have agreed with TPC as to the price to be paid for their shares of TPC Common Stock, will be made parties to such appraisal proceeding. The Court will determine whether each dissenting holder, as to whom TPC requests the Court to make such determination, is entitled to receive payment for such holder's shares of TPC Common Stock. If TPC does not request any such determination or if the Court finds that such dissenting shareholder is so entitled, the Court will then determine the fair value of such holder's shares of TPC Common Stock as of the close of business on the day prior to the date of the Special Meeting. In fixing the fair value of the share of TPC Common Stock, the Court will consider the nature of the transaction giving rise to the holder's right to receive payment for such holder's shares of TPC Common Stock and its effects on TPC and its shareholders, the concepts and methods then customary in the relevant securities and financial markets for determining the fair value of the shares of a corporation engaging in a similar transaction under comparable circumstances, and all other relevant factors. Within 60 days after the completion of any such Court proceeding, TPC will be required to pay to each dissenting holder the amount found to be due (less the advance payment referred to above), with interest thereon at such rate as the Court finds to be equitable, from the date the TPC Merger is consummated to the date of payment, upon surrender to TPC by such holder of its TPC Certificates. If the Court finds that the refusal of any dissenting holder to accept the offer of TPC was arbitrary, vexatious, or otherwise not in good faith, no interest will be allowed to such holder.

          The parties to such appraisal proceeding will bear their own costs and expenses, including the fees and expenses of their counsel and any experts employed by them, except that the Court, in its discretion, (i) may apportion and assess all or any part of the costs, expenses and fees incurred by any or all dissenting shareholders who are parties to the appraisal proceeding against TPC if, among other things, the Court finds (a) that the fair value of the shares of TPC Common Stock materially exceeds the offer by TPC, (b) that no offer of payment or required advance payment was made by TPC, (c) that TPC failed to institute such appraisal proceeding within the required period, or (d) that the actions of TPC in complying with its obligations under Section 623 were arbitrary, vexatious or otherwise not in good faith, or (ii) may apportion and assess all or any part of the costs, expenses and fees incurred by TPC against any or all of the dissenting shareholders who are parties to the proceeding, including any who have withdrawn their notices of election to dissent for the TPC Merger, if the Court finds that their refusal to accept TPC's offer of payment was arbitrary, vexatious or otherwise not in good faith.

          Any shareholder who has filed a notice of election to dissent will not, after the Effective Time, have any of the rights of a shareholder with respect to such holder's shares of TPC Common Stock (including the right to receive the consideration payable in the STAR Merger), other than the right to be paid the fair value of such TPC Common Stock pursuant to the NYBCL and any other rights or benefits provided by the NYBCL for shareholders who have filed such a notice. Any notice of election to dissent may be withdrawn by a dissenting shareholder at any time prior to such shareholder's acceptance in writing of an offer made by TPC, as described above, but in no case later than 60 days after the Effective Time (or if TPC fails to make a timely offer to pay such shareholder the fair value of such shares of TPC Common Stock as described above, at any time within 60 days after any date such an offer is made), or thereafter with the written consent of TPC or as provided below. In order to be effective, withdrawal of a notice of election to dissent must be accompanied by the return to TPC of any advance payment to the shareholder made by TPC, as described above. Any dissenting shareholder who withdraws such holder's notice of election to dissent or otherwise loses such dissenter's rights will thereupon have only the right to receive the consideration provided for in the TPC Merger Agreement for each of such holder's shares of TPC Common Stock.

          Under Section 623(j) of the NYBCL, no payment of the fair value of TPC Common Stock may be made to dissenting shareholders by TPC if TPC was then insolvent of if such payment would render TPC insolvent. In that event, such dissenting shareholder would be required to file written notice with TPC within 30 days after such shareholder receives a written notice from TPC that TPC was insolvent or payment for such shareholder's shares would render TPC insolvent. In such a case, the dissenting shareholder would have the option to either (i) withdraw such holder's notice of election to dissent (which would be deemed accepted by TPC) or (ii) retain such holder's status as a claimant against TPC. If a dissenting shareholder were to elect to remain a claimant against TPC, such dissenting shareholder's rights would be subordinated to the rights of the creditors of TPC but would be superior to those of non-dissenting shareholders should TPC be liquidated. If TPC were not liquidated, the dissenting shareholder would retain such holder's right to payment for such holder's TPC Common Stock, which obligation TPC would be required to meet once it was no longer insolvent or if such payment would not render TPC insolvent. If a dissenting shareholder fails to exercise either such option within 30 days after TPC has given such holder written notice that payment cannot be made because of the restrictions of
Section 623(j) of the NYBCL, TPC would be required to exercise such option by written notice to such holder within 20 days after the expiration of such period of 30 days. For purposes of the NYBCL, an "insolvent corporation" is a corporation that is unable to pay its debts as they become due in the usual course of its business.

          If a court in a lawsuit by an unpaid creditor or representative of creditors, such as a trustee in bankruptcy, were to find that, at the time TPC makes any payment in respect of any dissenting shares (each, a "Transfer"), TPC
(i) made the Transfer with intent to hinder, delay or defraud creditors, or (ii) received less than a reasonably equivalent value or fair consideration for the Transfer, and (a) was insolvent at the time of the Transfer, (b) was rendered insolvent by reason of the Transfer, (c) was engaged or about to engage in a business or transaction for which the assets remaining with TPC constituted unreasonably small capital to carry on its business, or (d) intended to incur, or believed that it would incur, debts beyond its ability to pay as such debts matured, the court could find that the Transfer constituted a "fraudulent conveyance" under applicable federal or state law. If the Transfer were determined to be a fraudulent conveyance, there is a risk that holders of dissenting shares, as recipients of the Transfers, would be ordered to turn over to TPC, its creditors or its trustee in bankruptcy, all or a portion of the payments in respect of dissenting shares. The measure of insolvency for purposes of the foregoing will vary depending upon the law of the jurisdiction which is being applied. Generally, however, TPC would be considered insolvent if at the time of the Transfer in question the fair value (or fair saleable value) of its assets was less than the amount required to pay its probable liability on its existing debts (including contingent liabilities) as they become absolute and matured, or if the sum of TPC's debts (including any contingent liabilities) at the time of the Transfer is greater than the fair value of all TPC's assets. The Transfers could be deemed to be fraudulent conveyances even if TPC is not deemed to be an "insolvent corporation" for purposes of Section 623.

          In any proceeding to enforce its rights to payment for shares pursuant to Section 623, a shareholder is precluded from seeking the enforcement of any other right to which he might otherwise be entitled by virtue of share ownership, except (i) the right to be paid the fair value of his shares pursuant to Section 623 and (ii) the right to bring or maintain an appropriate action to obtain relief on the ground that the TPC Merger is unlawful or fraudulent as to him.

          A VOTE AGAINST THE APPROVAL AND ADOPTION OF THE TPC MERGER AGREEMENT WILL NOT BE DEEMED TO SATISFY THE REQUIREMENTS FOR (i) A WRITTEN OBJECTION BY A DISSENTING SHAREHOLDER TO THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT OR
(ii) A WRITTEN DEMAND FOR PAYMENT OF THE VALUE OF THE SHARES OWNED BY A DISSENTING SHAREHOLDER.

          The obligation of STAR to consummate the STAR Merger is subject to satisfaction or waiver of the condition that holders of not more than 5% of the shares of outstanding EFCC Common Stock (giving effect to all EFCC Common Stock issuable in the TPC Merger without regard to dissenters rights) have properly demanded and perfected appraisal rights pursuant to either the TPC Merger or the STAR Merger. See "THE STAR PROXY-PROSPECTUS" Certain Terms of the Merger Agreement - Conditions to the Merger."


                       COMPARISON OF RIGHTS OF HOLDERS OF
                     EFCC COMMON STOCK AND TPC COMMON STOCK

GENERAL

          As a result of the Merger, holders of TPC Common Stock will become shareholders of EFCC, and the rights of such former TPC shareholders will thereafter be governed by the EFCC Certificate of Incorporation (the "EFCC Charter") and the EFCC by-laws (the "EFCC By-laws"). The rights of the holders of TPC Common Stock are presently governed by the TPC Certificate of Incorporation (the "TPC Charter") and the TPC by-laws (the "TPC By-laws"). Both corporations are governed by the laws of the State of New York. The following summary, which does not purport to be a complete statement of the differences between the rights of the shareholders of EFCC and the shareholders of TPC, is an explanation of the material differences between the TPC Common Stock and EFCC Common Stock resulting from the differences between the EFCC Charter and the TPC Charter, and the EFCC By-laws and the TPC By-laws, as well as an explanation of certain material provisions of the NYBCL. This summary is qualified in its entirety by reference to the full text of each of such documents and the provisions of the NYBCL.

EFCC CAPITAL STOCK

          EFCC has two authorized classes of capital stock: (i) the EFCC Common Stock (Common Stock $.01 par value), of which EFCC is authorized to issue 50,000,000 shares and of which 32,000,226 shares are outstanding as of the EFCC Record Date; and (ii) one class of Preferred Stock, $.01 par value, of which 10,000,000 shares have been authorized and no shares have been issued as of the EFCC Record Date. The EFCC Preferred Stock may be issued with such rights, designations, preferences and privileges as may be determined by the EFCC Board of Directors.

          The holders of EFCC Common Stock are entitled to one vote for each share of EFCC Common Stock of record held by them on all matters to be voted on by shareholders. There is no right to cumulative voting; thus, the holder[s] of 50% or more of the EFCC Common Stock outstanding, if they choose to do so, can elect all of the directors of EFCC; although Arbor, which controls the voting of approximately 80% of EFCC's voting shares, has agreed with Coss pursuant to the Option Agreement that it will elect only a majority of EFCC's directors, effectively giving Coss one seat on the Board, currently constituting three directors. This Agreement will terminate upon the closing of the STAR Merger. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS." The holders of EFCC Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefor. In the event of liquidation, dissolution or winding up of the affairs of EFCC, the holders of EFCC Common Stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities. Holders of EFCC Common Stock have no preemptive or other subscription rights.

          As of the EFCC Record Date, there were 32,000,226 shares of EFCC Common Stock issued and outstanding which were held of record by 1,271 persons.

TPC COMMON STOCK

          TPC has one authorized class of capital stock, the TPC Common Stock, of which TPC is authorized to issue 10,000,000 shares. As of the TPC Record Date, 1,750,000 shares of TPC Common Stock are outstanding. This figure gives effect to a 1:4 reverse split which occurred in August, 1985. Due to its bankruptcy in 1985, TPC failed to issue new stock certificates representing the smaller number of outstanding shares after the reverse split. Therefore, for each share of TPC currently outstanding, TPC shareholders currently own certificates which represent four such shares. Since no percentage difference arises from this discrepancy, there is no effect on any shareholder of TPC and TPC and EFCC will treat the previous TPC Certificate as actually representing only one share for every four shares shown on a TPC Certificate.

          EFCC owns 1,451,156 shares of TPC, or approximately 83% of the total outstanding shares of TPC. As of the TPC Record Date, shares of TPC Common Stock were held of record by 1,115 persons.

          The holders of TPC Common Stock are entitled to one vote for each share of record held by them on all matters to be voted on by shareholders. There is no right to cumulative voting; thus, the holder[s] of more than 50% of the TPC Common Stock outstanding can, if they choose to do so, elect all of the directors of TPC. The holders of TPC Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefor. In the event of liquidation, dissolution or winding up of the affairs of TPC, the holders of TPC Common Stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities. Holders of TPC Common Stock have no preemptive or other subscription rights.

VOTING RIGHTS

Generally

          Each shareholder of record of TPC Common Stock or EFCC Common Stock is entitled to one vote for every share of such stock on all matters upon which holders of shares of each respective corporation are entitled or afforded the opportunity to vote. Except as otherwise provided by law, whenever any corporate action other than the election of directors is to be taken by vote of the shareholders of either EFCC or TPC, it must be authorized by a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon.

Election of Directors

          Both the EFCC and TPC Charters provide that the number of directors shall be fixed in the By-laws of each corporation, each of which provides that the number cannot be less than three nor more than five. The number of directors of each of EFCC and TPC is currently fixed at four. Directors are elected at a meeting of shareholders by the vote of the holders of a plurality of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at the meeting.

          Thus, there is no difference between the EFCC and TPC Charters with respect to the election of Directors. As previously voted, Arbor elects a majority of EFCC's directors and Coss has one appointee on the Board. EFCC, by virtue of its 83% ownership of TPC, is entitled to elect all of the directors of TPC.

Other Transactions

          The NYBCL requires the affirmative vote of two-thirds of all outstanding shares entitled to vote thereon to effect a merger, a consolidation, a share exchange or the sale, lease or disposition of all or substantially all of a corporation's assets. Notwithstanding any provision in the certificate of incorporation, the holders of shares of a class or series are entitled to vote as a class if the proposed transaction contains any provision which, if contained in an amendment to the certificate of incorporation, would entitle the holder of shares of such class or series to vote as a class thereon; in such a case, in addition to the required two-thirds vote of all outstanding shares, the merger, consolidation, share exchange or asset disposition must be authorized by a vote of the holders of a majority of all outstanding shares of each such class or series.

AMENDMENTS TO CERTIFICATE OF INCORPORATION

          Under New York law, amendments to a certificate of incorporation may be authorized by the vote of the holders of a majority of all outstanding shares entitled to vote thereon. New York law also provides for approval by vote of the holders of a majority of outstanding shares of a particular class of stock in certain circumstances.

SPECIAL MEETINGS

          Under New York law, special meetings of shareholders may be called by the board of directors and by such other person or persons authorized to do so by the corporation's certificate of incorporation or by-laws. Under New York law, if there is a failure to elect a sufficient number of directors to conduct the business of the corporation for a period of one month after the date fixed by or under the by-laws for the annual meeting of shareholders or for a period of 13 months after the last annual meeting, the board of directors will call a special meeting for the election of directors. If the board fails to do so within 14 days of the expiration of such period or if it is so called but such directors are not elected within two months, holders of 10% of the shares entitled to vote in an election of directors may demand the call of a special meeting for the election of directors. Under the By-laws of EFCC and TPC, special meetings may also be called by the President or by holders of a majority of outstanding shares.

SHAREHOLDERS' ACTION WITHOUT A MEETING

          The NYBCL provides that shareholders may take any action without a meeting by written consent only if such consent is signed by the holders of all outstanding shares entitled to vote thereon and then only under very limited circumstances. Neither the EFCC or TPC Charter contains a provision altering the provisions of the statute.

          As previously noted, the necessity of calling a shareholders' meeting to approve various actions was cited by the EFCC Board as one of the reasons for approval of the TPC Merger. See "THE TPC MERGER - EFCC's Reasons for the TPC Merger- Recommendations of the EFCC Board."

PREEMPTIVE RIGHTS

          The NYBCL provides, subject to certain exceptions, preemptive rights to shareholders upon an issuance of securities which would adversely affect certain specified interests of such shareholders, provided that the certificate of incorporation may provide otherwise. Both the EFCC Charter and TPC Charter states that no holders of shares of EFCC or TPC of any class or series, now or hereafter authorized or issued, shall have any preemptive rights.

DIVIDENDS

          Under the NYBCL, a corporation may declare and pay dividends on its outstanding shares except when the corporation is insolvent or thereby would be made insolvent, or when the declaration, payment or distribution would be contrary to any restrictions contained in the certificate of incorporation. In general, dividends may be declared or paid out of surplus only. When any dividend is paid or any other distribution is made, in whole or in part, from sources other than earned surplus, it must be accompanied by a written notice disclosing the amounts by which such dividend or distribution affects stated capital, capital surplus and earned surplus, or, if such amounts are not yet determinable, disclosing the approximate effect of such dividend on stated capital, capital surplus and earned surplus and stating that such amounts are not yet determinable.

          Under the NYBCL, a corporation may, subject to restrictions imposed by law or its certificate of incorporation, repurchase or redeem its shares out of surplus except when the corporation is insolvent or thereby would be made insolvent. A corporation may repurchase its shares out of stated capital (with the foregoing exception) if the purchase is made for the purpose of (i) eliminating fractions of shares, (ii) collecting or compromising indebtedness to the corporation or (iii) paying shareholders the fair value of their shares in connection with the exercise of statutory appraisal rights.

ISSUANCE OF RIGHTS OR OPTIONS TO PURCHASE SHARES TO DIRECTORS, OFFICERS AND EMPLOYEES

          The NYBCL requires that the issuance to officers, directors or employees of rights or options to purchase shares be authorized by a majority of all outstanding shares entitled to vote thereon, or authorized by and consistent with a plan adopted by such vote of shareholders. In the absence of preemptive rights, such authorization is not required in New York for the issuance of rights or options in substitution for or upon the assumption of rights or options of a corporation with which the issuing corporation is merging or consolidating.

LOAN TO DIRECTORS

          Under New York law, any loan made by the corporation to any director must be authorized by a vote of the shareholders. For purposes of this authorization, the shares held by the director who would be the borrower are not entitled to vote.

CLASSIFICATION OF THE BOARD OF DIRECTORS

          The NYBCL provide that a corporation's board of directors may be divided into classes with staggered terms of offices. Neither the EFCC Charter or the EFCC By-laws nor the TPC Charter or the TPC By-laws provides for a classified board.

DUTIES OF DIRECTORS

          The NYBCL specifically permits a board of directors to consider constituencies other than the holders of a corporation's capital stock and to consider both the long-term and short-term interests of the corporation and such constituencies when taking any action, including action taken in connection with a change or potential change in the control of the corporation. The NYBCL permits directors to consider the effect that a corporation's action may have in the short-term and the long-term upon (i) potential growth, development, productivity and profitability of the corporation; (ii) current employees; (iii) retired employees and other beneficiaries receiving or entitled to receive retirement, welfare or similar benefits from the corporation; (iv) the corporation's customers and creditors; and (v) the ability of the corporation to provide continuously goods, services, employment opportunities and employment benefits and otherwise to contribute to the communities in which it does business. EFCC's and TPC's by-laws do not contain provisions contrary to the above NYBCL provisions.

INTERESTED DIRECTOR TRANSACTIONS

          The NYBCL provides that no transaction between a corporation and one or more of its directors or an entity in which one or more of its directors are directors or officers or have a substantial financial interest shall be void or voidable solely for that reason. In addition, no such transaction shall be void or voidable solely because the director is present at or votes at the meeting of the board of directors or committee which authorized the transaction. In order for such a transaction not to be void or voidable, after disclosure of material facts (unless such facts were known), the transaction (i) must be approved by the disinterested directors or a committee of disinterested directors by a vote sufficient for such purpose without counting the vote of any interested director (or, if the vote of disinterested directors is insufficient to constitute an act of the board under New York law, by the unanimous vote of the disinterested directors) or (ii) must be approved by a vote of the shareholders. Alternatively, the transaction will not be void or voidable if it is shown to have been fair to the corporation at the time it was approved by the board of directors, a committee thereof or the shareholders.

LIMITATIONS ON DIRECTORS' LIABILITY

          The NYBCL permits a corporation to limit or eliminate a director's personal liability to the corporation or the holders of its capital stock for breach of duty. This limitation is generally unavailable for acts or omissions by a director which were (i) in bad faith, (ii) involved intentional misconduct or a knowing violation of law, or (iii) involved a financial profit or other advantage to which such director was not legally entitled. The NYBCL also prohibits limitations on director liability for acts or omissions which resulted in a violation of a statute prohibiting certain dividend declarations, certain payments to shareholders after dissolution and particular types of loans. The EFCC Charter, but not the TPC Charter, provides for limitations on directors' liability as permitted by the NYBCL. Thus, directors of EFCC are subject to less exposure to such claims than directors of TPC.

POTENTIAL ISSUANCES OF PREFERRED STOCK

          Unlike the TPC Charter, the EFCC Charter has provisions authorizing a class of Preferred Stock to be issued at the discretion of the Board of Directors of EFCC.

          The Preferred Stock will have such designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions thereof as are determined by the Board of Directors. Thus, the Board of Directors of EFCC may authorize the creation and issuance of up to 10,000,000 shares of Preferred Stock in one or more series with such rights, preferences, privileges, limitations and restrictions as may be determined in the Board's sole discretion, without further authorization by EFCC's shareholders. Shareholders will not have preemptive rights to subscribe for shares of Preferred Stock.

          It is not possible to determine the actual effect of the Preferred Stock on the rights of the shareholders of EFCC until the Board of Directors determines the rights of the holders of a particular series of Preferred Stock. However, such effects might include (i) restrictions on the payment of dividends to holders of the Common Stock; (ii) dilution of voting power to the extent that the holders of shares of Preferred Stock are given voting rights; (iii) dilution of the equity interests and voting power if the Preferred stock is convertible into Common Stock; and (iv) restrictions upon any distribution of assets to the holders of the Common Stock upon liquidation or dissolution and until the satisfaction of any liquidation preference granted to the holders of Preferred Stock.

          The Board of Directors is required by New York law to make any determination to issue shares of Preferred Stock based upon its judgment as to the best interests of the shareholders and EFCC. Although the Board of Directors has no present intention of doing so, it could issue shares of Preferred Stock (within the limits imposed by applicable law) that could, depending on the terms of such series, make more difficult or discourage an attempt to obtain control of EFCC by means of a merger, tender offer, proxy contest or other means. When in the judgment of the Board of Directors such action would be in the best interests of the shareholders and EFCC, the issuance of shares of Preferred Stock could be used to create voting or other impediments or to discourage persons seeking to gain control of EFCC, for example, by the sale of Preferred Stock to purchasers favorable to the Board of Directors. In addition, the Board of Directors could authorize holders of a series of Preferred Stock to vote either separately as a class or with the holders of Common Stock, on any merger, sale or exchange of assets by EFCC or any other extraordinary corporate transaction. The existence of the additional authorized shares could have the effect of discouraging unsolicited takeover attempts. The issuance of new shares could also be used to dilute the stock ownership of a person or entity seeking to obtain control of EFCC should the Board of Directors consider the action of such entity or person not to be in the best interests of the shareholders and EFCC. Such issuance of Preferred Stock could also have the effect of diluting the earnings per share and book value per share of the Common Stock held by the holders of Common Stock. Thus, the potential for the issuance of Preferred Shares in EFCC, may under certain circumstances be disadvantageous to shareholders of EFCC. TPC currently has no authorized shares of Preferred Stock.

          Management has no plans at present to issue any of the shares of Preferred Stock. The STAR Merger Agreement precludes EFCC from issuing shares of any kind without the prior written consent of STAR.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Under the NYBCL, indemnification of directors and officers may be provided to whatever extent shall be authorized by a corporation's certificate of incorporation or a by-law. However, the NYBCL does not permit indemnification with respect to any matter as to which the director or officers has been adjudicated not to have acted in good faith and in the reasonable belief that his action was in the best interest of the corporation.

          The NYBCL provides that no indemnification of directors in shareholder derivative suits may be made in respect of (i) a threatened action, or a pending action which is settled or otherwise disposed of, or (ii) any claim, issue or matter as to which the director or officer has been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought or, if no action is brought, any court of competent jurisdiction, determines upon application that, in view of the circumstances of the case, the director or officer is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper. The statutory provisions for indemnification and advancement of expenses are not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled independently of the applicable statutory provision.

          The EFCC and TPC By-laws both currently provide for indemnification of directors and officers and advancement of indemnified expenses to the full extent now or hereafter permitted by the NYBCL.

REMOVAL OF DIRECTORS

          The NYBCL provides that any or all of the directors of a corporation may be removed for cause by a vote of the shareholders and that the certificate of incorporation or by-laws may provide for removal without cause by vote of the shareholders. EFCC's and TPC's By-laws provide that any director may be removed, with or without cause, at any time by the shareholders. The NYBCL also imposes additional  restrictions  on the  removal  of  directors  of  corporations  with cumulative voting or directors elected by the holders of a specific class or series of shares. These provisions are inapplicable to EFCC and TPC as none of the directors of either company were elected by holders of a specific class of shares and neither company's Certificate of Incorporation provides for cumulative voting or class voting.


                            BUSINESS OF EFCC AND TPC

          EFCC is in the business of providing home health care services, principally personal hygiene, homemaking, general patient safety, and to a lesser extent nursing services ("Home Care"), primarily through contracts with government agencies under the Medicaid program. EFCC is a holding company which derives 100 percent of its operating revenues from the operation of TPC, an 83 percent owned subsidiary.

          EFCC was incorporated in New York on May 10, 1978 under the name M.A.E. Enterprises, Inc. In 1980, its name was changed to Cosmetic Sciences, Inc; which was changed again in 1996 to Extended Family Care Corporation, its current name.

          In 1980, EFCC completed its initial public offering of 1.5 million shares of common stock, raising gross proceeds of $1.5 million. Between 1980 and 1985, EFCC engaged in research, development, marketing and distribution of medical devices and cosmetics. These products never proved to be commercially viable, and by the mid-1980's the development of these products were discontinued and the subsidiaries through which these businesses were operated were dissolved.

          In August 1984, EFCC entered the Home Care industry by acquiring all of the outstanding shares of TPC, which at the time was providing Home Care services in New York and New Jersey. In December 1984, the then shareholders of EFCC received as a dividend approximately 17 percent of the outstanding common stock of TPC, leaving TPC as an approximately 83 percent owned subsidiary of EFCC.

          On April 25, 1985, TPC entered into an agreement to acquire all of the outstanding stock of A-Round the Clock Nursing Services, Inc. ("A-Round the Clock"), a home health care company doing business in New Jersey. In December 1985, a Form S-1 Registration Statement was declared effective in anticipation of an initial public offering by TPC. Proceeds from this offering were to provide the funding for the acquisition of A-Round the Clock. However, the underwriter terminated the offering, and TPC was unable to find another underwriter to complete the offering. TPC was forced to borrow the funds required to consummate the acquisition of A-Round the Clock. The burden of the additional debt service, coupled with the increased demand for working capital, further reduced cash flow. Facing bank foreclosure of liens upon TPC's accounts receivable, significant tax arrears and cash shortfalls, EFCC and TPC filed a petition under Chapter 11 of the U.S. Bankruptcy Code, in the U.S. Bankruptcy Court, Southern District, New York, in August 1986.

          Following the filing of the bankruptcy petition, TPC continued to operate its Home Care business as a debtor in possession. In July 1987, a secured lender foreclosed its liens on the common stock of A-Round the Clock, and took possession and control of the business of A-Round the Clock. TPC continued to provide Home Care services with operating branches in Hempstead, New York and Hackensack, New Jersey.

          In 1992, EFCC's headquarters were moved from Hempstead, New York to Carle Place, New York. In March 1994, TPC opened a branch office in Irvington, New Jersey, which moved in March 1996 to East Orange. In February 1995, a satellite office of the Hackensack branch office was opened in Paterson, New Jersey, which relocated to Clifton, New Jersey on or about April 15, 1996. In August 1995, a TPC satellite office was opened in Jersey City, New Jersey, which office was sold in December, 1996. In March 1996, a satellite office was opened in Elizabeth, New Jersey, which office was closed in September, 1996. In May 1996, a branch office was opened in Allentown, Pennsylvania. In the first quarter of 1997 the staff and patient files of the East Orange office and Hempstead office were moved into existing facilities of STAR; and the Hackensack office was closed and integrated into EFCC's Clifton office.

          In October 1993, and in connection with EFCC's Amended Plan of Reorganization adopted in 1992, an investment group, COSS Holding Corp. ("Coss"), invested cash of $250,000 in EFCC and thereby became the holder of approximately 66 percent (at that time) or 12,748,658 shares of EFCC's common stock. See "Bankruptcy Proceedings"

          On October 31, 1995, EFCC, TPC and Coss entered into an agreement with Arbor, pursuant to which EFCC granted Arbor the option to purchase 13 million newly issued shares of its common stock for $1.3 million, ($.10 per share). Arbor exercised this option in two installments, on August 21, 1996 and October 31, 1996, thus becoming the owner of approximately 40% of EFCC's outstanding stock. In addition, in June of 1996, Coss placed its holdings of EFCC's common stock in a voting trust, providing Arbor the right to direct the voting of such shares and to thus elect a majority of the board of directors of EFCC. EFCC, Coss and Arbor have also entered into various agreements relating to Coss' holdings of EFCC's common stock, but these agreements, as well as the voting trust arrangement as to Coss' shares of EFCC, will terminate upon the completion of the STAR Merger. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

          On October 31, 1995, EFCC entered into an agreement with Arbor Management, LLC (in which Ivan Kaufman owns a 99% interest), for a two year term, pursuant to which EFCC will pay $7,500 a month to Arbor Management, LLC for management services, including accounting, finance, human resources and marketing, rendered to EFCC. This agreement will also terminate as of the completion of the STAR Merger.

          On January 3, 1997, EFCC entered into the STAR Merger Agreement. See "THE TPC MERGER AGREEMENT - The STAR Merger."

          CONSULTING AGREEMENT. STAR and EFCC entered into a consulting agreement on January 3, 1997 (the "Consulting Agreement") pursuant to which STAR agreed that upon EFCC's request it will render to EFCC, by and through such of its officers, employees and agents as STAR, in its sole discretion, designates from time to time, consulting services with respect to the management and operation of EFCC. The consulting services to be rendered by STAR under the Consulting Agreement consist of those consulting services relating to the management and operation of EFCC's healthcare business reasonably requested by EFCC. STAR and EFCC have agreed that STAR's role is that of a consultant and advisor to, and not that of a manager of, EFCC. Under the Consulting Agreement, STAR has no duty or responsibility to manage the affairs of EFCC which duty and responsibility remains at all times with the Board of Directors and management of EFCC. STAR began rendering services under the Consulting Agreement in January, 1997. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS -- Consulting Agreement."

          MANAGEMENT AGREEMENT. STAR and EFCC have also entered into a management agreement (the "Management Agreement") pursuant to which STAR agreed to act as manager of EFCC. The Management Agreement is subject to approval of the Commissioner of the New York State Department of Health (the "Commissioner"). Pursuant to the Management Agreement STAR will have the authority and responsibility to conduct, supervise and effectively manage the day-to-day operation of EFCC. In the absence of oral or written direction or written policies of the Board of Directors of EFCC, STAR will be expected to exercise the reasonable judgment of a management company in its management activities.

          The Management Agreement will become effective upon the date it is approved by the Commissioner. The Management Agreement may be terminated by the Commissioner, not more than sixty (60) days after notification to the parties by the Department of Health of a determination that the management of EFCC is so deficient that the health and safety of patients would be threatened by continuation of the Management Agreement. The Management Agreement may be terminated by EFCC without cause on 60 days' notice and with cause on 14 business days' notice. Unless sooner terminated in accordance with the terms of the Management Agreement, or extended or renewed by mutual agreement of the parties thereto, the Management Agreement will remain in effect until the consummation of the Star Merger or December 31, 1998, whichever is sooner. The Management Agreement may only be terminated by STAR upon the occurrence of an Event of Default as such term is defined in the Management Agreement. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS -- Management Agreement."

          Both the Consulting Agreement and Management Agreement were entered into because the Boards of EFCC and TPC believed that STAR could more cost-effectively perform certain functions called for by these agreements. If the STAR Merger is not consummated, these agreements will be terminated. In such event, transferring these functions back to EFCC and TPC would be costly and time consuming. See "RISK FACTORS - Possible Adverse Impact if STAR Merger is not Consummated."

HOME CARE SERVICES

          According to published industry data, the home care industry in 1994 constituted a $23 billion market with an annual growth rate exceeding 20 percent. Primary reasons cited for such rapid growth include: (1) the general aging of the United States' population; (2) the cost savings achievable through at-home treatment as an alternative to hospital care; (3) medical and technological advances which enable a growing number of treatments to be administered at home rather than in a medical facility; and (4) insurance (both government regulated and private) reimbursement policies which provide certain incentives to minimize the length of in-patient hospital care.

          TPC provides its patients the services of certified home health aides, personal care aides, homemakers and to a lesser extent registered and licensed practical nurses. These individuals are part-time employees of TPC who work for TPC as needed. TPC's active roster of Home Care personnel includes approximately 487 paraprofessionals and 30 nurses.

          TPC requires its paraprofessionals and nurses to meet certain licensing, certification, and/or other requirements. TPC conducts mandatory in-service classes for its nurses and paraprofessionals both to meet New York and New Jersey continuing education requirements and to fulfill TPC's own quality assurance standards. These in-service classes typically last between three and six hours and are offered periodically. They are taught by health care professionals selected by TPC for their expertise in their fields, including nurses, physical therapists, social workers and occasionally physicians. All field staff employees are subject to an internal review not less than every 60 days.

          TPC was recently surveyed by the Joint Commission on Accreditation of Healthcare Organizations (JCAHO) and, in February 1996, was found to meet the requirements for accreditation. JCAHO is the accrediting body for hospitals; its accreditation enhances TPC's contractual business. TPC's accreditation will expire in October 1998, at which time TPC must be resurveyed for the following three-year term.

PROCEDURE FOR A TYPICAL HOME CARE PLACEMENT

          When TPC accepts a new patient for service, TPC's Director of Nursing or nursing supervisor confers with the patient's physician and other medical and health care professionals (collectively, the patient's "Health Care Team") to
(1) obtain the physician's orders; (2) acquire a detailed description of the patient's medical problem; (3) determine the patient's specific home care requirements (the "Protocol"), including the plan of treatment and pharmaceutical services, products and equipment which will be needed; and (4) determine the type of personnel and the number of hours and shifts required. The Director of Nursing and/or a nursing supervisor seeks to verify all initial information received and selects the appropriate Home Care personnel to care for the patient.

          In a typical Home Care case, TPC's personnel assigned to the case visit the patient on a prescribed schedule to administer the Protocol and to provide other general care to the patient. All Home Care cases are supervised by a nursing supervisor to ascertain whether any problems have arisen in connection with the services. Occasionally EFCC acts as a subcontractor for other home care companies, implementing the patient Protocol under the direct supervision of the primary contractor. TPC's nurses and paraprofessionals are in frequent contact with the patient's Health Care Team.

CARE GIVERS

          TPC employs a variety of clinical and ancillary personnel as follows:

1. Certified Home Health Aides ("CHHA") provide assistance as prescribed by the physician in accordance with the Protocol and assist with personal hygiene, housekeeping, general patient safety and other supportive tasks. CHHAs hold a higher level of education, classroom training and field supervision than Personal Care Aides.

2. Personal Care Aides ("PCA") assist the patient with personal hygiene, dressing, bathing, meal preparation/feeding, housekeeping, general patient safety and other activities of daily living.

3. Homemakers assist with light housekeeping, meal preparation and shopping.

4. Registered Nurses ("RN") supervise and implement plans of treatment as mandated by a physician, administer medication, maintain required documentation and supervise all other non-RN health care employees.

5. Licensed Practical Nurses ("LPN") can administer certain medications and assist the RN's in performing certain procedures.

ORGANIZATIONAL STRUCTURE

Branch Description

          TPC presently has two operating branches, utilizes space in two of STAR's facilities, and has a corporate headquarters. The branches are located in New York, New Jersey and Pennsylvania with a corporate headquarters located in New York. Each operating branch is licensed by the appropriate state agency for its location. Each operating branch is staffed by a director of nursing, nursing supervisors, a branch director, a personnel manager, staffing coordinator(s) and clerical personnel. TPC conducts its own in house state approved training courses to prepare qualified employees for employment. In addition, TPC maintains a recruiting program to attract qualified personnel to its staff.

CUSTOMERS

          TPC has four types of customers: public assistance agencies, other third party payers, insurance companies and private pay customers.

          Public assistance agencies, which provided approximately 80 percent, 81 percent and 71 percent of total TPC's revenues in 1996, 1995 and 1994, respectively, are billed directly for Home Care services provided to individuals who have qualified for Medicaid benefits. TPC's business in Nassau County, New York is tied directly to a single contract between TPC and the Department of Social Services in Nassau County. A substantial portion of TPC's business would be lost should this single contract be terminated. The contract with Nassau County is renewable on an annual basis and has been in existence in excess of ten years. TPC has no reason to believe that this contract will not be renewed in the future, however, there is no assurance that the contract will be renewed.

          In New Jersey, unlike New York, the New Jersey Department of Medicaid will grant a Medicaid contract to any accredited home health care agency. New business is obtained through referrals from physicians, county medical services, community organizations, hospital social service workers, nurses, insurance companies and the patient's family.

          Other third party payers, such as hospitals and other health care institutions, provided 14 percent, 11 percent and 12 percent of total TPC revenues, in 1996, 1995 and 1994, respectively. The third party payer subcontracts with TPC for Home Care services. These contracts are generally non-exclusive.

          The insurance segment of TPC's business represented approximately 1 percent, 2 percent and 7 percent of TPC's total revenues in 1996, 1995 and 1994, respectively. This business is dependent upon the insurer's decision to enter into various preferred provider networks ("PPO") and health maintenance organization networks ("HMO"). The insurance segment has become more closely linked to associations with various PPOs and HMOs. Therefore, TPC will have to develop alliances with such networks or risk the loss of business.

          Private pay customers represented approximately 5 percent, 6 percent and 10 percent of TPC's revenues in 1996, 1995 and 1994, respectively. These customers have determined, for a variety of reasons, including ineligibility of public assistance, or insurance benefits, to personally pay for the Home Care services provided by TPC. These customers are referred to TPC from a variety of sources.

          The charts below sets forth: (a) the percent of total TPC revenues by type of customer; (b) percent of total TPC revenues by state; and (c) TPC Medicaid revenues as percentages of total state revenues.

Percent of Total TPC Revenues by Type of Customer

                                                1996     1995      1994
Medicaid (Through public assistance agencies)    80%      81%       71%
Other third party payers                         14%      11%       12%
Insurance                                         1%       2%        7%
Private pay                                       5%       6%       10%
                                              ------    -----     -----
                                                100%     100%      100%

Percent of Total TPC Revenues by State

                                                1996      1995     1994

New York                                         15%      25%       36%
New Jersey                                       84%      75%       64%
Pennsylvania                                      1%      NA        NA
                                              ------     ----     -----
                                                100%     100%      100%

TPC Medicaid Revenues as Percentages of
Total State Revenues

                                                1996      1995     1994

New York                                         74%      82%       84%
New Jersey                                       81%      80%       63%
Pennsylvania                                     65%      NA         NA



GOVERNMENTAL REGULATION AND LICENSING

          EFCC's business is subject to substantial regulation by state and local authorities. These regulations can cause significant time delays, as well as additional costs, as TPC must comply with state eligibility standards for licensing and/or accreditation as a Home Care provider. The imposition of more stringent regulatory requirements or the denial, revocation, or suspension of any license or accreditation necessary for TPC to operate in a particular market could have a material adverse effect on TPC's operations.

          Medicaid reimbursement rates in New York and New Jersey are not negotiated by TPC, but are established by the respective states. Recent budgetary pressures at the federal and state governmental level, may in the future, reduce the allocation of federal and state budgetary dollars appropriated for the Medicaid program. Reductions may have a negative impact on TPC's revenues and profitability. Federal and state budgetary pressures may adversely impact TPC by: (1) reducing the Medicaid reimbursement rates paid by the state; (2) reducing the number of hours that will be reimbursed per case; and (3) reducing the funding of one or more public assistance agencies with which TPC presently does business. [See "MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION - Industry Information" and "BUSINESS OF EFCC AND TPC - Forward Looking Statements - Cautionary Factors"]

          On July 9, 1996, authorities of the State of New Jersey met to discuss the reduction of Medicaid reimbursement rates for the year July 1, 1996 to July 1, 1997. This meeting did not result in material reduction in the Medicaid reimbursement rates for the period July 1, 1996 to July 1, 1997. During the quarter ended March 31, 1996, a reduction in authorized Medicaid reimbursable hours per case was imposed by New York State. The results of this reduction did not have a material adverse effect on EFCC's results of operations for the fiscal year ended December 31, 1996. However, if a similar Medicaid reduction is imposed by the State of New Jersey, the results of this reduction would have a material adverse effect on EFCC's results of operations, as EFCC currently derives a majority of its revenues from New Jersey Medicaid reimbursements. EFCC cannot predict the magnitude of future reductions, if any, in Medicaid reimbursement rates or reimbursable hours.

          New York State requires approval of the Public Health Council of the New York State Department of Health ("NYPHC") for any change in a "Controlling Person" of an operator of a licensed health care services agency ("LHCSA"). Control of an entity is presumed to exist if any person owns, controls or holds the power to vote 10% or more of the voting securities of such entity. To the extent TPC or EFCC may seek to acquire control of an LHCSA, TPC would have to be granted the approval of the NYPHC prior to exercising control over such LHCSA. NYPHC approval is also required if any entity seeks control of more than 10 percent of the voting securities of EFCC or TPC. The NYPHC has approved the change of control that occurred from the acquisition by Coss of approximately 66 percent of EFCC's Common Stock and the change of control which occurred when Arbor acquired approximately 40 percent of EFCC's Common Stock. An application to permit STAR's control over EFCC pursuant to the STAR Merger Agreement was approved on June 27, 1997.

          Health regulatory agencies of New York and New Jersey, where TPC operates, require satisfaction of certain standards with respect to personnel, services and supervision. Health regulatory agencies also require the establishment of a professional advisory group that includes at least one physician, one registered nurse and other representatives from related disciplines or consumer groups. TPC is currently in compliance with such standards.

          Applicable federal and state "anti-kickback" regulations in general provide that TPC may not make certain payments in order to receive referrals of patients. EFCC believes that it and TPC are in compliance with both state and Federal "anti-kickback" regulations.

COMPETITIVE CONDITIONS

          TPC's health care operations face competition in recruiting qualified health care personnel, securing customers and providing services, from numerous proprietary health care agencies and not-for-profit organizations, some of which are substantially larger and better financed than TPC.

          In New York, TPC has an annual contract with the Department of Social Services in Nassau County representing approximately 21 percent of TPC's total revenue in 1995 and 11 percent in 1996. This type of contract was awarded to approximately sixty home health care agencies, and currently, no additional agencies are permitted to bid on this contract. Cases are referred to agencies on a rotating basis. TPC is at a competitive disadvantage in other locations in New York State, since TPC does not have Medicaid contracts in areas other than Nassau County.

          In New Jersey, unlike New York, the New Jersey Department of Medicaid will grant Medicaid contracts to any accredited home health care agency. Each branch office of TPC has a contract with the New Jersey Department of Medicaid for billing and administrative purposes. For New Jersey, new business is dependent on referrals through physicians, county medical services, community organizations, hospital social service workers, nurses, insurance companies and the patient's family. Consequently, all of TPC's New Jersey business is subject to numerous competitive factors. TPC believes that prompt service, price (excluding Medicaid which by virtue of fixed reimbursement rates cannot be a differentiating factor), quality of service and the range of services offered are the principal factors which enable it to compete effectively in the New Jersey market.

MARKETING AND SALES

          TPC currently markets its health care personnel and services in Nassau and Queens counties in New York, in the eastern and northern counties in New Jersey and in Allentown, Pennsylvania. TPC's services are marketed by a team of professionals headed by a Regional Director, in each state. All of TPC's services are promoted through print and yellow page advertising, brochures, direct mail and visual presentations through field sales calls. Targeted clients are hospitals, nursing homes, retirement centers, social service agencies, senior citizen centers and other home care companies for sub-contract referrals. TPC's representatives maintain telephonic contact not only to maintain a relationship with existing referral sources, but also to establish new sources and markets. TPC's staff attend health care sponsored seminars and various trade shows and exhibitions.

LIABILITY INSURANCE

          TPC is exposed to potential liability in the event of negligence or wrongful acts of its personnel. TPC maintains liability insurance which it believes to be adequate. There can be no assurance, however, that TPC will be able to maintain its existing insurance at an acceptable cost or obtain additional insurance in the future as required. There can be no assurance that TPC's insurance will be sufficient to cover liabilities resulting from claims that may be brought in the future.

EMPLOYEES

          EFCC currently has approximately 557 active employees, 40 of which are full-time employees. TPC has no union contracts with any of its employees and believes that its relationship with its employees is good. TPC pays its employees at rates that it believes are competitive.

          EFCC is not aware of any current efforts to unionize in any of its branches. If such an effort were made, it is uncertain if same would be successful and if successful whether it would have a material effect upon EFCC's operations or financial condition.

SECURITIES FILINGS

          Since filing its petition for bankruptcy in 1986, until the filing of its Form 10-KSB for period ending December 31, 1995 (the "1995 10-KSB") EFCC has not filed any required reports under the Securities Exchange Act of 1934 (the "Exchange Act"). The last such report filed was EFCC's Form 10-K for the fiscal year ended December 31, 1985. During the years while in bankruptcy, EFCC did not possess adequate financial and staffing resources to produce audited financial statements and other reports as required by the Exchange Act. EFCC has filed reports required under the Exchange Act commencing with its 1995 10-KSB. TPC was required to and failed to file Exchange Act reports, which obligation arose as a result of the registration statement filed with the Commission in connection with its aborted 1985 offering having been declared effective, coupled with its subsequent failure to withdraw this registration statement.

          As a result of EFCC's and/or TPC's past non-compliance with the Exchange Act, the Securities and Exchange Commission (the "SEC") may determine to bring civil and administrative proceedings against EFCC. While the likelihood of such proceedings being brought is uncertain, if such proceedings were brought, EFCC could be subject to substantial monetary penalties and other administrative remedies. TPC may also be subject to these concerns. See "RISK FACTORS".

FORWARD LOOKING STATEMENTS - CAUTIONARY FACTORS

          Except for the historical information and statements contained in this Joint Proxy/Prospectus, certain matters and items set forth in this Joint Proxy/Prospectus are forward looking statements that involve uncertainties and risks some of which are discussed at appropriate points in the Joint Proxy/Prospectus and are also summarized at the Section entitled "RISK FACTORS."

DESCRIPTION OF PROPERTY

          EFCC's corporate office is located in Carle Place, New York. The lease expires on November 30, 2000. EFCC leases 2,060 gross square feet at an annual rental of $39,140, with annual escalations of 12%.

          TPC's New York branch is located in Hempstead, New York. The space consists of 1,688 square feet for a rental period expiring on July 31, 2000 at an annual rental of $20,286. The staff and patient files of TPC's Hempstead office were moved into STAR's Hicksville office during the first quarter of 1997.

          TPC leases space for three locations in New Jersey.

          The East Orange, New Jersey branch office occupies approximately 2,250 square feet. The lease term runs from March 1, 1996 through February 28, 2001 at an annual rental of $29,400. The staff and patient files of TPC's East Orange office were moved into STAR's South Orange, New Jersey office in the first quarter of 1997.

          The Hackensack, New Jersey branch office occupies approximately 2,000 square feet at an annual rental of $27,600, pursuant to a lease that expires on February 28, 2000. The employees of the Hackensack office were integrated into EFCC's Clifton, New Jersey office in the first quarter of 1997.

          The Clifton, New Jersey location serves as the New Jersey Regional Office. This location occupies approximately 3,500 square feet with an annual rental of $61,250. The lease term expires January 31, 2006. The Patterson, New Jersey satellite office was integrated into the Clifton Regional Office during April, 1997.

          TPCoperates  one  office  in  Allentown,   Pennsylvania.  This  office
occupies 1,360 square feet. The base term runs from June 1, 1996 to June 30, 1999 at an annual rental of $22,576, plus 2.7% of total operating expense.

BANKRUPTCY PROCEEDINGS

          In 1986 EFCC and TPC filed for protection from their respective creditors under Chapter 11 of the U.S. Bankruptcy Code in the Southern District, New York. An Amended Joint Plan of Reorganization (the "Plan") dated February 5, 1992 was filed for both EFCC and TPC. The Plan was approved on March 23, 1992. Shareholders of EFCC prior to the bankruptcy filing retained ownership of their shares.

          There were seven classes of creditors. Some creditors withdrew their claims, some received cash or negotiated extended payment terms, and some were offered an option of receiving cash or newly issued common stock. The latter group of creditors received 1,388,959 shares of newly issued common stock in exchange for their claims.

          As noted above, COSS received 12,749,658 shares of newly issued common stock, representing, and at that time, 66 percent of EFCC's outstanding common stock for a $250,000 cash investment.

          A Final Decree was entered on January 13, 1995 confirming that the Plan has been consummated permitting EFCC and TPC to emerge from bankruptcy proceedings.

THE SPECIAL DIVIDEND

          On January 21, 1997, pursuant to the STAR Merger Agreement, EFCC paid a special cash dividend of $750,000 to its shareholders of record on January 13, 1997. This dividend was paid in contemplation of the STAR Merger transaction. See "THE TPC MERGER - Background of the STAR Merger." Otherwise, EFCC has not paid dividends on its common equity in the past five fiscal years.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

          The following discussion and analysis provides information which EFCC's management believes is relevant to an assessment and understanding of EFCC's results of operations and financial condition. This discussion should be read in conjunction with the audited consolidated financial statements and related notes contained elsewhere in this filing.

OVERVIEW

          TPC's revenues are derived from providing Home Care services to individuals, in New York and New Jersey, through various contracts with government agencies (under the Medicaid program) and to a lesser extent hospitals, insurance companies, private pay and other third party payers.

INDUSTRY INFORMATION

          According to published industry data, the home care industry in 1994 constituted a $23 billion market with an annual growth rate exceeding 20 percent for this industry sector. Primary reasons cited for such rapid growth include:
(1) the general aging of the United States' population; (2) the substantial cost savings achievable through at-home treatment as an alternative to hospital care;
(3) medical and technological advances which enable a growing number of treatments to be administered at home rather than in a medical facility; and (4) insurance (both government regulated and private) reimbursement policies which provide certain incentives to minimize the length of in-patient hospital care. EFCC believes that the factors above will continue to contribute to steady growth for the home care industry.

          Discussions in New York and New Jersey at the executive and legislative branches of government, concerning a possible reduction of Medicaid reimbursement rates have taken place and such discussions may continue. On July 9, 1996, the State of New Jersey met to discuss the reduction of Medicaid reimbursement rates for the year July 1, 1996 to July 1, 1997. The meeting did not result in a material reduction in the Medicaid reimbursement rates for the period July 1, 1996 to July 1, 1997. During the quarter ended March 31, 1996, a reduction in authorized Medicaid reimbursable hours per case was imposed by the New York State Department of Social Services. While this reduction did not have a material adverse effect on EFCC's results of operations for the fiscal year ended December 31, 1996, if a similar reduction were imposed by the State of New Jersey, where EFCC derives a majority of its revenues, there would be a material adverse effect on EFCC. EFCC cannot predict the magnitude of future reductions, if any, in medicaid reimbursement rates or reimbursable hours. See "BUSINESS OF EFCC AND TPC - Forward Looking Statements - Cautionary Factors." See, also, "RISK FACTORS - Regulatory Environment."

RESULTS OF OPERATIONS

Year Ended December 31, 1996 Compared to Year Ended December 31, 1995

NET PATIENT SERVICE REVENUE: Net patient service revenue increased $1,561,372 or 21% to $8,929,330 for the year ended December 31, 1996 from $7,367,958 for the year ended December 31, 1995. The addition of three new branches in 1996 increased net patient service revenue by $1,358,545 or 18%. The balance of the net increase in net patient service revenue resulted from (a) one branch location which opened in August 1995 and therefore generated a full year revenue in 1996 compared to four months of revenue in 1995; partially offset by (b) an overall decrease in pre-existing branch net patient service revenue. The decrease in pre-existing branch net patient service revenue was mainly due to an overall general decrease in authorized Medicaid reimbursable costs by New York State (see "BUSINESS OF EFCC AND TPC - Forward Looking Statements - Cautionary Factors").

COST OF SERVICES: Cost of services increased $937,358 or 20% to $5,643,554 for 1996 from $4,706,196 for 1995. The increase in cost of services is primarily due to increases in field staff payroll cost resulting from a 21% increase in net patient service revenue. EFCC's growth in the number of cases serviced increased the need for additional field staff to service these cases.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES: Selling, general and administrative expenses increased $1,064,337 or 50% to $3,192,769 for 1996 from $2,128,432 for 1995. Selling, general and administrative expenses as a percentage of net revenues increased to 36% for 1996 from 29% for 1995. This increase is due to (a) higher administrative salaries, marketing and facility expenses associated with the additional branch locations and the increase in case volume; (b) EFCC's investment in its corporate infrastructure; and (c) increased professional fees due to EFCC's commitment to resume filing the reports required under the Securities Exchange Act of 1934.

PROVISION FOR INCOME TAXES: Provision for income taxes decreased by $154,000 or 74% to $55,000 for the year ended December 31, 1996 from $209,000 for the year ended December 31, 1995. The decrease is primarily due to a $403,645 or 84% decrease in pre-tax income and partially offset by an increase in EFCC's effective tax rate from 1995 to 1996.

LIQUIDITY AND CAPITAL RESOURCES

          The nature of EFCC's business requires weekly payments of wages to its personnel at the time they render services, while it receives payments for services rendered over an extended period of time (30 to 90 days). At December 31, 1996 and December 31, 1995, EFCC's accounts receivable balances were $1,066,277 and $895,131, respectively. During 1996 and 1995, TPC's days sales in accounts receivable was approximately 47 days and 49 days, respectively.

          At December 31, 1996, EFCC had working capital of $1,527,503. Historically, EFCC's cash requirements have been met internally from operations. EFCC currently has no outstanding bank debt nor does it have any agreements for a line of credit.

          EFCC's working capital was reduced on January 21, 1997 as a result of the payment of a special dividend in the amount of $750,000. EFCC's working capital should be sufficient to fund existing operations for the next 12 months, but will not be sufficient to fund expanded activities if the STAR Merger is not consummated. If the STAR Merger is consummated, EFCC's capital requirements would be provided by STAR.

          In 1996, EFCC used cash for operating activities of $457,092 and in 1995, EFCC generated cash from operating activities of $555,433, respectively. The change in cash generated from operating activities in 1995 and cash used for operations in 1996 was a result of decreased income from operations, increased professional fees related to the anticipated STAR Merger, increased accounts receivable due to increased revenues and the settlement of a pre-petition payroll tax claim by the IRS.

          During 1996, EFCC invested $122,979 in property and equipment primarily for purchases of computers, telecommunication equipment and furniture and equipment associated with EFCC's three new branch locations, including a regional office in Clifton, New Jersey, as well as increased purchases of computer equipment throughout EFCC. During 1995 EFCC invested $57,373 in property and equipment primarily for purchases of computers, telecommunication equipment, and furniture and equipment associated with EFCC's two new branch locations.

          In 1996, EFCC was provided cash through financing activities of $1,134,701 and in 1995, EFCC used cash in financing activities of $83,687. The change in cash used in financing activities in 1995 and cash provided by financing activities in 1996 was primarily due to the $1,250,000 net cash proceeds received by EFCC in 1996 from the exercise of the Arbor stock options. In 1995, EFCC used cash to pay down $83,687 in various loan and capital lease obligations.

                        Three Months Ended March 31, 1997
                        ---------------------------------

          The following discussion and analysis provides information which EFCC's management believes is relevant to an assessment and understanding of EFCC's results of operations and financial condition for the three months ended March 31, 1997. This discussion should be read in conjunction with EFCC's audited consolidated financial statements and notes thereto for the year ended December 31, 1996.

OVERVIEW

          EFCC's revenues are derived from providing home health services to individuals, in New York and New Jersey, through various contracts with government agencies (under the Medicaid program) and to a lesser extent hospitals, insurance companies, private pay and other third party payers.

RESULTS OF OPERATIONS

QUARTER ENDED MARCH 31, 1997 COMPARED TO QUARTER ENDED MARCH 31, 1996

NET PATIENT SERVICE REVENUE: Net patient service revenue increased $337,047 or 17% to $2,321,939 for the quarter ended March 31, 1997 from $1,984,892 for the quarter ended March 31, 1996. The addition of one new satellite branch from March 31, 1996 to March 31,1997 and three months of full operation during the quarter ended March 31, 1997 for a branch opened in February 1996 increased net patient service revenue by $221,098 or 11%. The balance of the increase in net patient service revenue was from existing branches, offset by the sale of the Jersey City branch in December 1996.

COST OF SERVICES: Cost of services increased $278,794 or 22% to $1,525,058 for the quarter ended March 31, 1997 from $1,246,264 for the quarter ended March 31, 1996. The increase in cost of services is primarily due to increases in field staff payroll costs resulting from the increase in net patient service revenue. EFCC's growth in the number of cases serviced increased the need for additional field staff to service these cases.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES: Selling, general and administrative expenses decreased $84,918 or 10% to $753,594 for the quarter ended March 31, 1997 from $838,512 for the quarter ended March 31, 1996. Selling, general and administrative expenses as a percentage of net revenues decreased to 32% for the quarter ended March 31, 1997 from 42% for the quarter ended March 31, 1996. This decrease is primarily attributable to an overall reduction in overhead expenses during the quarter ended March 31, 1997, resulting from the Company entering into a consulting agreement with Star on January 3, 1997 and resulting integration of certain administrative functions, partially offset by the payment of consulting fees to Star.

PROVISION (BENEFIT) FOR INCOME TAXES: Provision for income taxes increased by $51,500 to $13,000 for the quarter ended March 31, 1997 from a benefit of ($38,500) for the quarter ended March 31, 1996. The increase is primarily due to a $122,882 increase in pre-tax income.

INFLATION AND SEASONALITY

          Medicaid reimbursements, which represent EFCC's principal source of revenue, have historically been adjusted to keep pace with inflation. There can be no assurance that future Medicaid reimbursement will keep pace with inflation. See EFCC's Management's Discussion and Analysis for the twelve months ended December 31, 1996. "Forward-Looking Statements - Cautionary Factors."

          EFCC's business is generally not subject to seasonal trends.

LIQUIDITY AND CAPITAL RESOURCES

          The nature of EFCC's business requires weekly payments of wages to its personnel as they render services, while EFCC receives payments for services rendered over an extended period of time (30 to 90 days). At March 31, 1997 the Company's accounts receivable balance increased $105,366 to $1,171,643 from $1,066,277 at December 31, 1996. The increase in accounts receivable was due to increased net patient service revenue offset by a decrease in days sales in accounts receivable from approximately 54 to 44 days and an additional $25,000 allowance for doubtful accounts.

          At March 31, 1997 EFCC had working capital of $815,125. Historically, EFCC's cash requirements have been met internally from operations. EFCC currently has no outstanding bank debt nor does it have any agreements for a line of credit.

          EFCC's working capital was reduced on January 21, 1997 as a result of the payment of a special dividend in the amount of $749,990. EFCC's working capital should be sufficient to fund existing operations for the next 12 months, but may not be sufficient to fund expanded activities if the Star Merger is not consummated. If the Star Merger is consummated, EFCC's capital requirements would be provided by Star.

          Net cash provided by (used in) operating activities for the Company was $137,528 for the quarter ended March 31, 1997 and ($246,403) for the quarter ended March 31, 1996. The change in cash provided by operating activities for the quarter ended March 31, 1997, and cash used in operations for the quarter ended March 31, 1996 was the result of increased gross profit, decreased selling, general and administrative expenses and a decrease in the number of days sales in accounts receivable from approximately 54 days to 44 days.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

          Effective February 19, 1996, EFCC dismissed Rose, Michlin, Karpf & Co. ("Rose, Michlin") as its independent auditor for the audit of its financial statements. The new independent auditor to be engaged by EFCC to audit EFCC's financial statements, effective February 19, 1996, is Carpenter & Onorato, P.C.

          Rose, Michlin did not complete the audit of EFCC's financial statements for the two most recent fiscal years 1994 and 1995. However, during these years there were no disagreements with Rose, Michlin on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. Further, EFCC was not advised by Rose, Michlin during this period of the existence of any of the events described in Item 304(a)(1)(B) of Regulation S-B.

          The decision to change accountants was recommended and approved by EFCC's Board of Directors.


          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS
          ------------------------------------------------------------
          The directors and executive officers of EFCC and TPC are as follows:

Name                           Age                                      Position
----                           ---                                      --------
CURRENT DIRECTORS AND OFFICERS
------------------------------
                                                        EFCC                                     TPC
                                                        ----                                     ---
Joseph Heller                  33                       Vice President/Acting Chief              Acting Chief Executive
                                                        Executive Officer/Principal              Officer/Director
                                                        Financial Officer/
                                                        Controller/Director

Paul Elenio                    30                       Director and Former Vice                 Director
                                                        President/Controller/
                                                        Principal Financial
                                                        Officer

Robert Kohlmeyer               42                       Secretary/Treasurer/                     Secretary/Treasurer/
                                                        Director                                 Director


FORMER DIRECTORS AND OFFICERS
-----------------------------
                                                        EFCC                                     TPC
                                                        ----                                     ---
Mary Ann Page                  55                       Former Chief Executive                   Former President/
                                                        Officer/Former Vice-                     Former Director
                                                        President/Former Director

Patricia Cantalupo             37                       Former Vice-President/                   Former Vice President/
                                                        Former Director                          Secretary

Peter P. Jackson               46                       None                                     Former Chief Executive
                                                                                                               Officer

Steven Gorenstein              53                       Former President/Former                  None
                                                        Chief Executive Officer/
                                                        Former Director


JOSEPH HELLER

          Mr. Heller was appointed Vice President of EFCC in March, 1996, principal financial officer and controller in January, 1997, and acting Chief Executive Officer in April, 1997. Mr. Heller has been a director of EFCC and TPC since September, 1996. From August 1995 to the present, Mr. Heller also has been a Vice President of Arbor, a holding company which owns 40% of the currently outstanding shares of EFCC. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS." From June 1995 to the present, Mr. Heller also has been Vice President of Corporate Planning for Arbor Management, LLC. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS." From 1991 to May 1995, Mr. Heller has held the positions of Vice President of Financial Analysis and Budgeting and Director of Shareholder Relations for Arbor National Mortgage, Inc. and its successor. From 1990 to 1991, Mr. Heller was an Acquisition Associate for WinStar Services, Inc., a merchant and investment banking firm. From 1987 to 1990, Mr. Heller was a Senior Analyst for Morgan Stanley & Co., a leading investment banking firm, and from 1985 to 1987, Mr. Heller was a Senior Accountant for Ernst & Young, LLP, an international accounting and consulting firm. Mr. Heller is a Certified Public Accountant. In 1991, he received a Masters degree in Business Administration from Fordham University.

PAUL ELENIO

          Director of EFCC and TPC since September, 1996. Mr. Elenio was Vice President and Controller of EFCC since January 1996, but resigned from this position in January, 1997. From 1993 to 1995 Mr. Elenio held the position of Financial Reporting and Tax Supervisor for BankAmerica Mortgage, FSB, formally Arbor National Mortgage, Inc., a mortgage banking company which originated, sold and serviced residential and commercial mortgages. From 1991 to 1993, Mr. Elenio held the position of Senior Accountant for Arbor National Mortgage, Inc.

ROBERT KOHLMEYER

          Secretary, Treasurer and Director of EFCC since 1992. Mr. Kohlmeyer is also Secretary/Treasurer and a Director of TPC. Mr. Kohlmeyer has been President and Chief Operating Officer of CRK Contracting, a regional large scale electrical contracting company, since 1987.

MARY ANN PAGE

          Ms. Page was Acting Chief Executive Officer since January 1996; Vice President and Director of EFCC since June 1994. Ms. Page was also President and a Director of TPC. From 1991 to 1993, Ms. Page held the position of Director of Training for Health Force, a national home health care agency, where she was responsible for training new franchisees in all aspects of home care personnel services. From 1988 to 1991, she held the position of Director of Franchising for Winston Franchising Corp. Ms. Page's employment with EFCC and TPC ended on March 31, 1997. Ms. Page resigned as a director in April, 1997.

PATRICIA CANTALUPO

          Vice President and Director since 1992. Dr. Cantalupo is also a Vice President and Secretary of TPC. Dr. Cantalupo has been the principal owner of Cantalupo Chiropractic Associates, a full service multi-disciplinary Chiropractic Health Care Facility, since 1985. Dr. Cantalupo resigned from all positions with EFCC and TPC in August, 1996.

PETER P. JACKSON

          Mr. Jackson's employment with EFCC and TPC ended in August, 1996. Mr. Jackson had been Managing Director of Business Development since January 1996. Mr. Jackson was Chief Executive Officer of TPC from July 1993 to December 1995.

STEVE GORENSTEIN

          President, Chief Executive Officer and Director of EFCC since 1992. Mr. Gorenstein resigned as an officer and director in January 1996. From 1991 to present, Mr. Gorenstein has been President of Career Placements, Inc., a temporary employment agency.


                                               EXECUTIVE COMPENSATION FOR EFCC AND TPC

                                                     SUMMARY COMPENSATION TABLE

                                                         Annual Compensation
                                                         -------------------
(a)                                         (b)           (c)               (d)               (e)

Name and
Principal                                                                                     Other
Position                                    Year          Salary($)         Bonus($)          Compensation($)
--------                                    ----          ---------         --------          ---------------
Steve Gorenstein                            1996          N/A               N/A               N/A
Chief Executive Officer                     1995          $0                $0                $0
President and Director

Mary Ann Page                               1996          $88,609           $5,000            $0
Acting Chief Executive                      1995          $82,210           $6,250            $0
Officer



         No officer of EFCC or TPC received compensation in excess of $100,000 from 1995 - 1996. All compensation specified above is paid by TPC for services rendered to TPC. Members of the Board of Directors received no compensation of any kind for services provided as a director.

         There are no employment agreements with any officer or director of EFCC or TPC.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(a)      Security Ownership of certain beneficial owners.

          The following sets forth the holdings of any person known by the issuer to be the beneficial owner of more than five percent of EFCC's and TPC's Common Stock:

                                                                EFCC
                                                                ----

                                                              Amount and Nature
                           Name and Address of                of Beneficial             Percent
Title of Class             Beneficial Owner                   Ownership                 of Class
--------------             ----------------                   ---------                 --------
Common Stock               Coss Holding Corp.                 12,749,658                39.84%
                           1 Old Country Road
                           Suite 335
                           Carle Place, NY 11514

Common Stock               Arbor Home HealthCare              25,749,658 (1)            80.47%
                           Holding, LLC
                           333 Earle Ovington Blvd.
                           Uniondale, NY 11553

Common Stock               Ivan Kaufman                       25,749,658 (1)(2)         80.47%
                           c/o Arbor Home
                           HealthCare Holding, LLC
                           333 Earle Ovington Blvd.
                           Uniondale, NY 11553

--------------------------

(1) Includes 13 million shares owned directly and also includes voting power over 12,749,658 shares owned by Coss Holding Corp. pursuant to a voting trust. (See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS").

(2) Ivan Kaufman owns a 99 percent interest in Arbor Home HealthCare Holding LLC. and is its controlling member.

                                                                TPC
                                                                ---

                                                              Amount and Nature
                           Name and Address of                of Beneficial             Percent
Title of Class             Beneficial Owner                   Ownership                 of Class
--------------             ----------------                   ---------                 --------
Common Stock               Extended Family                    1,451,156                 82.93%
                           Care Corporation
                           1 Old Country Road
                           Carle Place, NY 11514


(b)      Security Ownership of Management.

          The following sets forth the holdings of all of EFCC's directors and executive officers, as well as all directors and officers as a group:


                                                             EFCC                                  TPC
                                                             ----                                  ---
                  Name and                  Amount and                          Amount and
                  Address of                Nature of                           Nature of
Title             Beneficial                Beneficial        Percent           Beneficial       Percent
of Class          Owner                     Ownership         of Class          Ownership        of Class
--------          -----                     ---------         --------          ---------        --------
Common Stock      Robert Kohlmeyer (1)          0                0                  0               0
                  86 Hilltop Drive
                  Smithtown, NY  11787

Common Stock      Paul Elenio                       0                0               0                  0
                  c/o Cosmetic Sciences, Inc.
                  1 Old Country Road
                  Carle Place, NY  11514

Common Stock      Joseph Heller                     0                0               0                  0
                  c/o Arbor Management, LLC
                  333 Earle Ovington Blvd.
                  Uniondale, NY  11553

Common Stock      All directors and                 0                0               0                  0
                  executive officers
                  as a group

-----------------------------

          Coss Holding Corp. has five directors; Robert Kohlmeyer, Steven Gorenstein, Pamela Robb, Donald Lia and John Curtin. Arbor also received a pledge of Coss' EFCC shares and a pledge of certain shares of Coss in connection with loans made to Coss and certain shareholders of Coss. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

(c)       Changes in control

          Coss has placed all of its 12,749,658 shares of EFCC's Common Stock (the "Coss Shares"), representing approximately 40 percent of the currently outstanding EFCC Common Stock, in a voting trust. Arbor has the right under this voting trust to direct the voting of all of the Coss Shares and to nominate a majority of EFCC's Board of Directors. (See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS".)

          In addition, pursuant to a certain Amended and Restated Option Agreement (the "Option Agreement"), dated as of October 31, 1995, by and among Arbor, Coss, Coss' shareholders, EFCC, and TPC, Arbor acquired from EFCC an option to purchase up to 13 million shares of EFCC's Common Stock. This option has been exercised in full. Thus, Arbor has beneficial ownership and voting rights to 80.47 percent of the outstanding Common Stock of EFCC. (See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS".)


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          Pursuant to the Option Agreement, Arbor acquired from EFCC an option to purchase up to 13 million shares of EFCC's Common Stock as follows: (a) Arbor had an irrevocable option (the "First Option") to purchase, by June 21, 1996 (which date was extended to August 21, 1996), 6.5 million shares of EFCC's Common Stock at an exercise price of $.10 per share; (b) subject to Arbor's timely exercise of the First Option and the issuance of the shares of EFCC Common Stock pursuant to such exercise, Arbor was given the option (the "Second Option") to purchase, by November 1, 1996, up to an additional 6.5 million shares of EFCC's Common Stock at an exercise price of $.10 per share. The First and Second Options were subject to adjustment in the event of stock splits and similar events.

          On August 21, 1996, Arbor exercised the First Option by delivering to EFCC a notice of exercise of the First Option and by depositing $650,000 in escrow, to be released to EFCC upon approval of an amendment to EFCC's Certificate of Incorporation providing sufficient authorized capital to exercise the First and Second Option. This approval occurred at EFCC's annual meeting on September 25, 1996 and the amendment was filed in October, 1996. On October 31, 1996, Arbor exercised the Second Option by delivering to EFCC a notice of exercise of the Second Option and by paying $650,000 to EFCC.

          The Option Agreement also provides that Arbor's consent shall be required before certain actions may be taken by Coss, its shareholders, EFCC and TPC. The Option Agreement will terminate upon the completion of the STAR Merger.

          Coss has placed all of its remaining 12,749,658 shares of EFCC's Common Stock (the "Coss Shares"), representing approximately 40 percent of the currently outstanding EFCC Common Stock, in a voting trust. Arbor has the right under this voting trust to direct the voting of all of the Coss Shares. Arbor has agreed, however, pursuant to the Option Agreement, that it will elect only a majority of EFCC's directors, effectively giving Coss one seat on the EFCC Board, currently constituting three directors. In addition, under certain circumstances, the trustee of the voting trust is required to observe certain restrictions in the event Coss wishes to effect a sale, transfer or encumbrance of the Coss Shares. Coss will retain all economic rights in the Coss Shares, including, but not limited to, its right to dividends. This Voting Trust Agreement will also terminate upon completion of the STAR Merger.

          Pursuant to a Registration Rights and Conditional Put Option Agreement (the "Registration Rights Agreement"), dated as of October 31, 1995, between Coss and EFCC, EFCC has agreed to register the Coss Shares for resale under the Securities Act, upon the written demand of Coss made at any time commencing one year after the date on which EFCC's Common Stock is listed on the Nasdaq Stock Market (whether as a SmallCap Market security or a National Market System security, or any equivalent or successor of the foregoing). Pursuant to the Registration Rights Agreement, EFCC will be obligated to file up to three registration statements over a three-year period, with one-third of the Coss Shares (subject to certain adjustments) to be registered in each year of such three year period. Notwithstanding the foregoing, EFCC has the right to reject the demand by Coss, following which Coss may require that EFCC redeem the Coss Shares at a price equal to 75 percent of the average bid price in effect during the thirty trading days prior to the demand for registration. Upon EFCC's rejection of the demand, Coss, at its option, may sell the Coss Shares to a party other than EFCC, subject to EFCC's right of first refusal on such sale. Arbor has the right to purchase the Coss Shares in lieu of EFCC on the same terms and conditions granted EFCC as described in the two preceding sentences. In addition, Coss has been granted certain registration rights in the event EFCC shall register any shares for sale under the Securities Act. In the event the STAR Merger occurs, neither EFCC or Arbor will have any further obligations under this agreement.

          On October 31, 1995, EFCC entered into a two year Financial Services Agreement with Arbor Management, LLC ("Arbor Mgt."), in which Ivan Kaufman owns a 99% interest. This Agreement requires Arbor Mgt. to provide consulting services in the areas of finance, information systems, accounting and marketing. Arbor Mgt. receives a fee of $7,500 per month for these services. This agreement is subject to early termination upon (i) the listing of EFCC's Common Stock on the NASDAQ Stock Market or (ii) upon the completion of the STAR Merger.

CONSULTING AGREEMENT

          On January 3, 1997, STAR and EFCC entered into a consulting agreement (the "Consulting Agreement") pursuant to which STAR agreed that, upon EFCC's request it will render to EFCC, by and through such of its officers, employees and agents as STAR, in its sole discretion, designates from time to time, consulting services with respect to the management and operation of EFCC. The consulting services to be rendered by STAR under the Consulting Agreement consist of those consulting services relating to the management and operation of EFCC's healthcare business reasonably requested by EFCC. EFCC and STAR have agreed that STAR's role is that of a consultant and advisor to, and not that of a manager of, EFCC. Under the Consulting Agreement, STAR has no duty or responsibility to manage the affairs of EFCC which duty and responsibility remains at all times with the Board of Directors and management of EFCC.

          For the consulting services to be rendered by STAR, EFCC has agreed to pay STAR fees in the amount of Twenty-five Thousand Dollars ($25,000) per month, payable (a) $15,000 in arrears on the last day of each month, pro rated for any partial month, and (b) the remaining $10,000 on the earlier to occur of the Consummation of the Star Merger or the termination of the Star Merger Agreement.

          The Consulting Agreement will terminate on the earlier of (i) the date on which the STAR Merger Agreement shall have been terminated pursuant to the terms thereof other than by reason of the default of EFCC thereunder, (ii) the Effective Date of the Management Agreement (as defined in the STAR Merger Agreement, discussed below) or (iii) the consummation of the STAR Merger provided, that STAR has the right to terminate its obligation to render services under the Consulting Agreement at any time upon forty-five (45) days prior notice to EFCC.

MANAGEMENT AGREEMENT

          On January 3, 1997, STAR and EFCC also entered into a management agreement (the "Management Agreement") pursuant to which STAR agreed to act as manager of EFCC. The Management Agreement is subject to approval of the Commissioner of the New York State Department of Health (the "Commissioner"). Pursuant to the Management Agreement STAR will have the authority and responsibility to conduct, supervise and effectively manage the day-to-day operation of EFCC. In the absence of oral or written direction or written policies of the Board of Directors of EFCC, STAR will be expected to exercise the reasonable judgment of a management company in its management activities. STAR will specifically have responsibility and commensurate authority, subject among other things to the direction of the Board of EFCC to act on its behalf for the following activities: (i) the establishment, maintenance, revision and administration of the overall charge structure of EFCC pursuant to pertinent regulations, including, but not limited to, patient charges, charges for ancillary services, charges for supplies and special services; (ii) (A) the hiring, discharge, supervision and management of all employees of EFCC, including the determination, from time to time, of the numbers and qualifications of employees needed in the various departments and services of EFCC, (B) the establishment, revision and administration of wage scales, rates of compensation, employee benefits, rates and conditions of employment, in-service training, attendance at seminars or conferences, staffing schedules, and job and position descriptions with respect to all employees of EFCC; (iii) the issuance of bills for services and materials furnished by EFCC, and the collection of accounts and monies owed to EFCC, including the responsibility to enforce the rights of EFCC as creditor under any contract or in connection with the rendering of any service; (iv) the payment of payroll, trade accounts, amounts due on short and long-term indebtedness, taxes and all other obligations of EFCC; provided, however, that the responsibility will be limited to the exercise of reasonable diligence and care to apply the funds collected in the operation of EFCC to its obligations in a timely and prudent manner, and STAR will not become personally liable or act in a guarantor capacity with respect to any obligation of EFCC; (v) the establishment and administration of accounting procedures and controls, in accordance with generally accepted accounting principles and the establishment and administration of systems for the development, preparation and safekeeping of records and books of account relating to the business and financial affairs of EFCC; (vi) the maintenance of accounts in such banks, savings and loan associations, and other financial institutions as the Board of EFCC may, from time to time, select (including certificates of deposit) with such balances therein (which may be interest bearing or non-interest bearing) as STAR shall, from time to time, deem appropriate, taking into account the operating needs of EFCC and the disbursements from such accounts of such amounts of EFCC's funds as STAR shall, from time to time, determine is appropriate in the discharge of its responsibilities under the Management Agreement; provided, however, that STAR will not, in any case, have any obligation to supply, out of its own funds, working capital for EFCC; (vii) the management of all purchases and leases of real property, equipment, supplies and all materials and services which STAR deems to be necessary in the operation of EFCC; (viii) the evaluation of all quality control aspects of EFCC operation, and the implementation, with approval of the Board of EFCC, of quality control programs designed to meet standards imposed by appropriate certifying agencies and to bring about a high standard of health care in accordance with Board of EFCC policies and resources available to EFCC.

          Under the Management Agreement, STAR will be empowered to negotiate, enter into, terminate and administer on behalf of EFCC contracts for services by medical, paramedical and other persons and organizations.

          Notwithstanding any other provision of the Management Agreement, the Board of EFCC retains and STAR is prohibited from exercising: (i) direct independent authority to hire or fire STAR or a qualified agency administrator of EFCC; (ii) independent control of EFCC's books and records; (iii) authority over the disposition of assets and the authority to incur on behalf of EFCC liabilities not normally associated with the day-to-day operation of EFCC; and
(iv) authority for the independent adoption and enforcement of policies affecting the delivery of health care services.

          The Management Agreement will become effective upon the date it is approved by the Commissioner (the "Effective Date"). The Management Agreement may be terminated by the Commissioner, without financial penalty to the Board, not more than sixty (60) days after notification to the parties of a determination that the management of EFCC is so deficient that the health and safety of patients would be threatened by continuation of the Management Agreement. The Management Agreement can be terminated by EFCC without cause on 60 days' notice and with cause on 14 business days' notice. Unless sooner terminated in accordance with the terms of the Management Agreement, or extended or renewed by mutual agreement of the parties thereto, the Management Agreement will remain in effect until the Consummation of the Star Merger or December 31, 1998, whichever is sooner.

          In 1997, Arbor lent funds to Coss, which loans were secured by certain Coss shareholders' shares in Coss, as well as Coss' shares of EFCC. Coss then lent these funds to certain of its shareholders, including Robert Kohlmeyer, a director of EFCC and TPC. Ivan Kaufman and Arbor already acknowledged beneficial ownership of Coss' EFCC shares by virtue of the voting trust arrangement discussed above in the fourth paragraph of this section.

          In 1995 and 1996, an Arbor affiliate lent certain funds directly to certain Coss shareholders against a pledge of such shareholders' Coss shares. All loans referred to in this paragraph were for a fixed term at current market rates of interest.

                                  LEGAL MATTERS

          The validity of the securities offered hereby will be passed upon for EFCC by Meltzer, Lippe, Goldstein, Wolf & Schlissel, P.C. ("Meltzer, Lippe"), 190 Willis Avenue, Mineola, New York 11501. The federal income tax consequences in connection with the TPC Merger will be passed upon for TPC by Meltzer, Lippe.

                          PROPOSALS FOR ANNUAL MEETING

          In order to be considered for inclusion in EFCC's annual meeting, any stockholder proposal would have had to have been received by May 11, 1997 (the "Proposal Submission Date"). EFCC does not intend to hold an annual meeting if the STAR Merger is completed. If not, it will schedule an annual meeting and will advise stockholders of any required adjustment in the Proposal Submission Date in accordance with Rule 14a-5(e) of the Securities Exchange Act of 1934.

                                     EXPERTS

          The consolidated financial statements of Extended Family Care Corporation and subsidiaries as of December 31, 1996 and for each of the years in the two-year period ended December 31, 1996 included in this Joint Proxy Statement/Prospectus have been audited by Carpenter & Onorato, P.C., independent auditors, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.

          The consolidated financial statements of STAR MULTI CARE SERVICES, INC. and subsidiaries, except AMSERV HEALTHCARE, INC. and subsidiaries, as of May 31, 1995 and 1996 and for each of the years in the three-year period ended May 31, 1996 included in this Joint Proxy Statement/Prospectus have been audited by Holtz Rubenstein & Co., LLP, independent auditors, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.

          The consolidated financial statements of AMSERV HEALTHCARE INC. and subsidiaries as of May 31, 1996 and June 24, 1995 and for the period from June 25, 1995 to May 31, 1996 and the year ended June 24, 1995 (not separately presented herein) have been audited by Ernst & Young LLP, independent auditors, as set forth in their report appearing elsewhere herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

          The consolidated financial statements of AMSERV HEALTHCARE INC. and subsidiaries for the year ended June 30, 1994 (not separately presented herein) have been audited by Deloitte & Touche LLP, independent auditors, as set forth in their report appearing elsewhere herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                        EXTENDED FAMILY CARE CORPORATION
                          TPC HOME CARE SERVICES, INC.
                                       AND
                         STAR MULTI CARE SERVICES, INC.
                         ------------------------------

                          UNAUDITED PRO FORMA CONDENSED
                          COMBINED FINANCIAL STATEMENTS
                          -----------------------------

       The following unaudited pro forma condensed combined financial statements give effect to the merger of TPC Home Care Services, Inc. ("TPC") with Extended Family Care Corporation ("EFCC") accounted for as a purchase transaction, and the merger of Star Multi Care Services, Inc. ("Star") and EFCC, accounted for as a purchase transaction. These pro forma financial statements are presented for illustrative purposes only, and therfore are not necessarily indicative of the operating results and financial position that might have been achieved had the mergers occurred as of an earlier date, nor are they necessarily indicative of operating results and financial position which may occur in the future.

       A pro forma condensed combined balance sheet is provided as of March 31, 1997, giving effect to the mergers as though they had been consummated on that date. The pro forma condensed combined balance sheet combines the consolidated balance sheet of EFCC as of March 31, 1997 with that of Star as of February 28, 1997. Pro forma condensed combined statements of operations are provided giving effect to the merger of the TPC Minority Interest with and into EFCC for the three months ended March 31, 1997 and the year ended December 31, 1996, giving effect to the merger as though it had occurred on January 1, 1996. Pro forma condensed combined statements of operations are provided combining EFCC for the nine month period ended March 31, 1997 and the year ended June 30, 1996 with Star for the nine month period ended February 28, 1997 and the year ended May 31, 1996, giving effect to the mergers as though they had occurred on July 1, 1995.

       The pro forma financial statements are based on preliminary estimates of values and transaction costs and preliminary appraisals. The actual recording of the transactions will be based on final appraisals, values and transaction costs. Accordingly, the actual recording of the transactions can be expected to differ from these pro forma financial statements.

       The historical condensed statements of operations presented for the years ended June 30, 1996 and December 31, 1996 are derived from the separate historical consolidated financial statements of EFCC and Star, and should be read in conjunction with the companies' separate financial statements included elsewhere herein. The historical condensed financial statements as of or for the three and nine months ended March 31, 1997 are derived from the historical interim consolidated financial statements of EFCC and Star, included elsewhere herein, and have been prepared in accordance with generally accepted accounting principles applicable to interim financial information and, in the opinion of EFCC's and Star's respective managements, include all adjustments necessary for a fair presentation of financial information for such interim periods.

                        EXTENDED FAMILY CARE CORPORATION
                          TPC HOME CARE SERVICES, INC.
                                       AND
                         STAR MULTI CARE SERVICES, INC.
                         ------------------------------
                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                          COMBINED FINANCIAL STATEMENTS
                          -----------------------------

1.     Basis of Presentation:

       The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only, giving effect to the merger of TPC Home Care Services, Inc. ("TPC") and Extended Family Care Corporation ("EFCC"), and the merger of Star Multi Care Services, Inc. ("Star") and EFCC, both accounted for as purchase transactions. In accordance with Commission reporting rules, the pro forma combined statements of operations, and the historical statements from which they are derived, present only income from continuing operations and, therefore, do not include discontinued operations, extraordinary items, and the cumulative effects of accounting changes.

       Star reports on a fiscal year ended May 31 basis. For purposes of combining Star's historical financial information with EFCC's historical financial information in the pro forma condensed financial statements, the financial information of EFCC has been accumulated for the twelve month period ended June 30, 1996 and the nine month period ended March 31, 1997.

2.     Pro Forma Adjustments:

       a.  Pro Forma Condensed Combined Balance Sheet

          (i) Acquisition of Minority Interest in TPC Home Care Services, Inc. by EFCC

                 Reflects the estimated purchase price of $1,080,065 for the Merger of the TPC Home Care Services, Inc. Minority Interest ("TPC") with and into EFCC. The foregoing assumes the issuance of 5,601,975 shares of $.01 par value Common Stock of EFCC, at the value per EFCC share of consideration to be issued in the Star merger, or $.193 per share, in exchange for 298,844 shares of $.01 par value Common Stock of TPC. The actual purchase price will vary with the market price of EFCC Common Stock. The excess of the purchase price over the net assets acquired of $938,796 has been allocated to goodwill (amortized over 40 years).

           (ii)  Acquisition of EFCC by Star

                 Reflects the estimated purchase price of $8,050,000 (including aggregate estimated related acquisition costs of $800,000 of which $165,000 has been paid as of March 31, 1997) for the Merger of the EFCC with and into Star. Of such estimated purchase price, $4,850,000 represents the issuance of 1,077,778 shares of Star $.001 par value Common Stock with the balance of $3,200,000 (including acquisition costs of $800,000) paid in cash. The foregoing, although not necessarily indicative of future price levels, assumes a recent average market price of Star Common Stock of $4.50 per share.

                 The preliminary allocation of the purchase price paid for the net assets of EFCC based upon the estimated fair values of such net assets is as follows:

Estimated acquisition cost                                                       $    8,050,000
Less historical book value of net assets of EFCC, which approximate fair value, at March 31, 1997, after pro forma adjustment for
  acquisition of TPC minority interest                                               (2,405,954)
                                                                                     ----------

Intangible assets acquired                                                       $    5,644,046
                                                                                 ==============

Goodwill (amortized over 40 years)                                               $    5,363,046
Trained and assembled workforce (amortized over 7 years)                                193,000
Corporate manuals (amortized over 5 years)                                               38,000
Other (amortized over 25 years)                                                          50,000
                                                                                 --------------

                                                                                 $    5,644,046
                                                                                 ==============


           (iii) Acquisition Financing

          Reflects additional estimated borrowing under Star's line of credit for the acquisition of EFCC as discussed in Note 2a(ii).

           (iv)  Transaction Costs of EFCC

          Reflects the write-off of $155,000 of acquisition costs incurred by EFCC. Total acquisition costs of EFCC are estimated to be $300,000.

          b. Pro Forma Condensed Combined Statements of Operations - Merger of EFCC into Star

           (i)   Cost Savings Plan

                 Star has begun to identify cost savings resulting from a business integration plan which is expected to be implemented following the merger. The business integration plan contemplates, among other things, (i) elimination of duplicative executive and administrative functions and (ii) closing and consolidation of certain facilities. Star's preliminary assessment of cost savings is estimated to be $1.0 million, however, management has not included the impact of any special charges or cost savings in the pro forma combined statements of operations.

           (ii)  Minority Interest

                 Reflects elimination of minority interest in connection with the acquisition of the TPC minority interest, as more fully described in Note 2a(i).

           (iii) Depreciation and Amortization

                 Reflects adjustment to depreciation and amortization based on the preliminary purchase accounting allocations related to intangible assets acquired in connection with the acquisition of EFCC by Star, as more fully described in Note 2a(ii).

           (iv)  Interest Expense

          Reflects   adjustment  to  interest   expense  on  funds  borrowed  in
connection with the acquisition of EFCC by Star.

           (v)   Consulting Fees

          Star charged EFCC a consulting fee of $75,000 for the nine month period ended March 31, 1997, which was eliminated in combination.

           (vi)  Income Taxes

                 Reflects   recognition  of  income  tax  effect  of  pro  forma
adjustments related to acquisition of EFCC by Star.

           (vii) Earnings Per Common Share

                 Pro forma weighted average number of common shares outstanding for the nine months ended March 31, 1997 and the year ended June 30, 1996 are based upon EFCC's and Star's historical weighted average shares, after adjustment for the estimated conversion of EFCC shares to shares of Star common stock.

          c. Pro Forma Condensed Combined Statements of Operations - Merger of TPC into EFCC

           (i)   Minority Interest

                 Reflects elimination of minority interest in connection with the acquisition of the TPC minority interest, as more fully described in Note 2a(i).

           (ii)  Earnings Per Common Share

                 Pro forma weighted average number of common shares outstanding for the three months ended March 31, 1997 and the year ended December 31, 1996 are based upon EFCC's historical weighted average shares, after adjustment for the estimated conversion of TPC shares to shares of EFCC common stock.


                                                EXTENDED FAMILY CARE CORPORATION
                                                    TPC HOME CARE SERVICES, INC.
                                                                AND
                                                   STAR MULTI CARE SERVICES, INC.

                                             PRO FORMA CONDENSED COMBINED BALANCE SHEET

                                                           MARCH 31, 1997
                                                            (Unaudited)



                                     Historical             Pro Forma               Historical              Pro Forma
                                     ----------     ----------------------------    ----------     ------------------------------
                                     Extended       Acquisition of                  Star
                                     Family Care    TPC Minority                    Multi Care
       ASSETS                        Corporation    Interest           Combined     Services, Inc. Adjustments           Combined
       ------                        -----------    ---------------    ---------    -------------- -----------           --------
CURRENT ASSETS:
   Cash and cash equivalents         $   445,021    $      -          $  445,021    $    78,574    $(3,035,000) 2a(ii)
                                                                                                     3,035,000  2a(iii)  $   523,595
   Accounts receivable, net            1,171,643           -           1,171,643     10,130,449             -             11,302,092
   Prepaid expenses and
     other current assets                440,874     (155,000) 2a(iv)    285,874        769,365       (165,000) 2a(ii)       890,239
   Income taxes receivable                    -            -                  -          28,997             -                 28,997
   Deferred income taxes                      -            -                  -         961,232             -                961,232
                                     -----------    ---------         ----------    -----------    -----------           -----------
       Total current assets            2,057,538     (155,000)         1,902,538     11,968,617       (165,000)           13,706,155

PROPERTY AND EQUIPMENT, net              217,897           -             217,897        916,281             -              1,134,178
NOTES RECEIVABLE
   FROM OFFICER                               -            -                  -          94,937             -                 94,937
INTANGIBLE ASSETS, net                   466,233      938,796  2a(i)   1,405,029      5,059,300      5,644,046  2a(ii)    12,108,375
DEFERRED INCOME TAXES                    191,000           -             191,000             -              -                191,000
OTHER ASSETS                              29,410           -              29,410        218,916             -                248,326
                                     -----------    ---------         ----------    -----------    -----------           -----------

       Total assets                  $ 2,962,078    $ 783,796         $3,745,874    $18,258,051    $ 5,479,046           $27,482,971
                                     ===========    =========         ==========    ===========    ===========           ===========

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
   Accrued payroll and related exp   $   944,672    $  -              $  944,672    $ 1,241,205    $  -                  $2,185,877
   Accounts payable and other
     current liabilities                 254,292       -                 254,292      1,405,020       -                   1,659,312
   Current maturities-long-term debt      43,449       -                  43,449        125,000       -                     168,449
                                      ----------    --------          ----------     ----------    -----                 ----------
      Total current liabilities       1,242,413           -           1,242,413      2,771,225        -                   4,013,638
                                     -----------    ---------         ----------    -----------    -----                -----------

LONG TERM LIABILITIES:
   Revolving credit line                      -            -                  -       1,997,000      3,035,000  2a(iii)    5,032,000
   Long-term debt                         97,507           -              97,507        156,250             -                253,757
   Other long-term liabilities                -            -                  -       1,192,000             -              1,192,000
                                     -----------    ---------         ----------    ------------   -----------           -----------
       Total long-term liabilities        97,507           -              97,507      3,345,250      3,035,000             6,477,757
                                     -----------    ---------         ----------    -----------    -----------           -----------
INTEREST OF MINORITY HOLDERS
   IN SUBSIDIARY                         141,269     (141,269) 2a(i)          -              -              -                     -

SHAREHOLDERS' EQUITY:
   Preferred stock, $1.00 par value           -            -                  -              -              -                     -
   Common stock, $.001 par value         320,002       56,020  2a(i)     376,022          4,154       (374,944) 2a(ii)         5,232
   Additional paid-in capital          1,013,358    1,024,045  2a(i)   2,037,403     14,925,603      2,811,519  2a(ii)    19,774,525
   Subscription receivable                    -            -                  -        (397,782)            -              (397,782)
   Retained earnings (deficit)           147,529     (155,000) 2a(iv)     (7,471)    (2,111,477)         7,471  2a(ii)   (2,111,477)
   Treasury stock, at cost                    -            -                  -        (278,922)            -              (278,922)
                                     -----------    ---------         ----------    -----------    -----------           -----------
       Total shareholders' equity      1,480,889      925,065          2,405,954     12,141,576      2,444,046            16,991,576
                                     -----------    ---------         ----------    -----------    -----------           -----------

                                     $ 2,962,078    $ 783,796         $3,745,874    $18,258,051    $ 5,479,046           $27,482,971
                                     ===========    =========         ==========    ===========    ===========           ===========


                            See accompanying notes to pro forma condensed combined financial statements




                                                 EXTENDED FAMILY CARE CORPORATION
                                                                AND
                                                    TPC HOME CARE SERVICES, INC.

                                        PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                                                 THREE MONTHS ENDED MARCH 31, 1997
                                                            (Unaudited)



                                                           Historical                              Pro Forma
                                                           ----------                              ---------
                                                           Extended         Acquisition of
                                                           Family Care      TPC Minority
                                                           Corporation      Interest               Combined
                                                           -----------      --------               --------

REVENUES, net                                             $   2,321,939     $          -           $   2,321,939

OPERATING EXPENSES                                            2,303,652                -               2,303,652
                                                          -------------     -------------          -------------

INCOME FROM OPERATIONS                                           18,287                -                  18,287

OTHER INCOME                                                      2,368                -                   2,368
                                                          -------------     -------------          -------------

INCOME BEFORE TAXES AND
   MINORITY INTEREST                                             20,655                -                  20,655

PROVISION FOR INCOME TAXES                                       13,000                -                  13,000
                                                          -------------     -------------          -------------

INCOME BEFORE MINORITY
   INTEREST                                                       7,655                -                   7,655

MINORITY INTEREST IN INCOME                                      (1,620)            1,620 2c(i)               -
                                                          -------------     -------------          ------------

NET INCOME                                                $       6,035     $       1,620          $       7,655
                                                          =============     =============          =============

EARNINGS PER COMMON SHARE:
   Primary:
     Net income                                           $      0.0002                            $      0.0002
                                                          =============                            =============

WEIGHTED AVERAGE NUMBER
   OF SHARES OF COMMON
   STOCK OUTSTANDING                                         32,000,226                               37,602,223
                                                             ==========                               ==========

EARNINGS PER COMMON SHARE:
   Full dilution:
     Net income                                           $      0.0002                            $      0.0002
                                                          =============                            =============

WEIGHTED AVERAGE NUMBER
   OF SHARES OF COMMON
   STOCK OUTSTANDING                                         32,000,226                               37,602,223
                                                             ==========                               ==========


                            See accompanying notes to pro forma condensed combined financial statements



                                 EXTENDED FAMILY CARE CORPORATION AND TPC HOME CARE SERVICES, INC.

                                        PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                                                    YEAR ENDED DECEMBER 31, 1996
                                                            (Unaudited)


                                                           Historical                              Pro Forma
                                                           ----------                              ---------
                                                           Extended         Acquisition of
                                                           Family Care      TPC Minority
                                                           Corporation      Interest               Combined
                                                           -----------      --------               --------
REVENUES, net                                             $   8,929,330     $          -           $   8,929,330

OPERATING EXPENSES                                            8,861,323                -               8,861,323
                                                          -------------     -------------          -------------

INCOME FROM OPERATIONS                                           68,007                -                  68,007

OTHER INCOME                                                      5,548                -                   5,548
                                                          -------------     -------------          -------------

INCOME BEFORE TAXES AND
   MINORITY INTEREST                                             73,555                -                  73,555

PROVISION FOR INCOME TAXES                                       55,000                -                  55,000
                                                          -------------     -------------          -------------

INCOME FROM CONTINUING
   OPERATIONS BEFORE
   MINORITY INTEREST                                             18,555                -                  18,555

MINORITY INTEREST IN LOSS                                           359              (359)2c(i)              -
                                                          -------------     -------------          -------------

INCOME FROM CONTINUING
   OPERATIONS                                             $      18,914     $        (359)         $      18,555
                                                          =============     =============          =============

EARNINGS PER COMMON SHARE:
   Primary:
     Income from continuing operations                    $      0.0009                            $      0.0007
                                                          =============                            =============

WEIGHTED AVERAGE NUMBER
   OF SHARES OF COMMON
   STOCK OUTSTANDING                                         21,808,560                               27,410,557
                                                             ==========                               ==========

EARNINGS PER COMMON SHARE:
   Full dilution:
     Income from continuing operations                    $      0.0009                            $      0.0007
                                                          =============                            =============
WEIGHTED AVERAGE NUMBER
   OF SHARES OF COMMON
   STOCK OUTSTANDING                                         21,808,560                               27,410,557
                                                             ==========                               ==========

                            See accompanying notes to pro forma condensed combined financial statements



                                                     STAR MULTI CARE SERVICES, INC.
                                                                  AND
                                                    EXTENDED FAMILY CARE CORPORATION

                                          PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                                           NINE MONTHS ENDED FEBRUARY 28, 1997 (Unaudited)

                                                   Historical                           Pro Forma Adjustments
                                                   ----------                           ---------------------
                                          Star                Extended          Acquisition of
                                          Multicare           Family Care       TPC Minority       Acquisition of      Pro Forma
                                          Services, Inc.      Corporation       Interest           EFCC                Combined
                                          --------------      -----------       -----------        ------------        --------
REVENUES, net                           $39,163,979           $7,048,264        $    -              $      -            $46,212,243

OPERATING EXPENSES                       36,757,660            6,911,716             -                 146,038 2b(iii)   43,815,414
                                         ----------            ---------             ------            -------           ----------

INCOME FROM OPERATIONS                    2,406,319              136,548             -                (146,038)           2,396,829

OTHER INCOME (EXPENSE)                   (2,910,880)              11,177             -                (193,481) 2b(iv)  (3,093,184)
                                         -----------              ------             -                --------          -----------

(LOSS) INCOME BEFORE TAXES
   AND MINORITY INTEREST                   (504,561)             147,725             -                (339,519)           (696,355)

PROVISION (BENEFIT) FOR
   INCOME TAXES                            (207,000)              88,000             -                (139,203)  2b(vi)   (258,203)
                                           --------               ------             -                --------            --------

INCOME BEFORE MINORITY
   INTEREST                                (297,561)              59,725             -                (200,316)           (438,152)

MINORITY INTEREST IN INCOME                  -                    (6,652)            6,652               -                    -
                                           ------                                    -----           ---------           ---------


NET (LOSS) INCOME                       $  (297,561)          $   53,073        $    6,652          $ (200,316)        $  (438,152)
                                        ===========           ==========        ==========          ==========         ============

EARNINGS PER COMMON SHARE:
   Primary:
     Net (loss) income                  $    (0.07)           $   0.0017                                               $     (0.08)
                                        ==========            ==========                                               ===========

WEIGHTED AVERAGE NUMBER
   OF SHARES OF COMMON
   STOCK OUTSTANDING                     4,278,169             32,000,226                                               5,355,947
                                        ==========            ===========                                              ==========

EARNINGS PER COMMON SHARE:
   Full dilution:
     Net (loss) income                  $    (0.07)           $    0.0017                                               $   (0.08)
                                        ==========            ===========                                               =========

WEIGHTED AVERAGE NUMBER
   OF SHARES OF COMMON
   STOCK OUTSTANDING                     4,278,169             32,000,226                                                5,355,947
                                        ==========            ===========                                               ==========




                              See accompanying notes to pro forma condensed combined financial statements



                                                STAR MULTI CARE SERVICES, INC.
                                                                AND
                                                  EXTENDED FAMILY CARE CORPORATION

                                        PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                                                      YEAR ENDED MAY 30, 1996
                                                            (Unaudited)

                                                   Historical                           Pro Forma Adjustments
                                                   ----------                           ---------------------
                                          Star                Extended          Acquisition of
                                          Multicare           Family Care       TPC Minority     Acquisition of     Pro Forma
                                          Services, Inc.      Corporation       Interest         EFCC               Combined
                                          --------------      -----------       --------------   -------------      -----------

REVENUES, net                             $49,162,934        $8,118,586         $    -           $      -           $57,281,520

OPERATING EXPENSES                         47,330,647         8,031,976              -              194,717 2b(iii)  55,557,340
                                           ----------        ----------         -----------      ----------        ------------

INCOME FROM OPERATIONS                      1,832,287            86,610               -            (194,717)          1,724,180

OTHER INCOME (EXPENSE)                       (120,184)          (5,952)               -            (257,975)2b(iv)     (384)084)
                                           ----------        ----------         -----------       ---------        ------------

INCOME BEFORE TAXES
   AND MINORITY INTEREST                    1,712,103            80,685               -           (452,692)           1,340,096

PROVISION (BENEFIT) FOR
   INCOME TAXES                               568,844            38,499               -           (185,604)2b(vi)       421,739
                                              -------        ----------         -----------       --------            ----------

INCOME BEFORE MINORITY
   INTEREST                                 1,143,259            42,186               -            (267,088)            918,357

MINORITY INTEREST IN INCOME                     -                (7,835)            7,835            -                     -
                                          -----------        ----------         ----------        ---------         -----------

NET INCOME                                $ 1,143,259        $   34,351         $   7,835         $(267,088)        $  $918,357
                                          ===========        ==========         =========         ==========        ===========

EARNINGS PER COMMON SHARE:
    Primary:
       Net income                         $      0.29        $   0.0011                                             $     0.18
                                          -----------        ----------                                            -----------

WEIGHTED AVERAGE NUMBER
    OF SHARES OF COMMON
    STOCK OUTSTANDING                       3,996,993        32,240,228                                               5,074,771
                                         ------------      ------------                                            ------------

EARNINGS PER COMMON SHARE:
    Full dilution:
      Net income                          $      0.28      $     0.0011                                             $     0.18
                                          ----------       -----------                                             -----------

WEIGHTED AVERAGE NUMBER
    OF SHARES OF COMMON
    STOCK OUTSTANDING                       4,011,503       32,240,228                                               5,089,281
                                          ===========      ============                                           ============



                            See accompanying notes to pro forma condensed combined financial statements


                          INDEX TO FINANCIAL STATEMENTS
                          -----------------------------
                                                                            Page
                                                                            ----
EFCC's Independent Auditor's Report                                         F-1

EFCC's Consolidated Balance Sheets as of December 31, 1996 and
     December 31, 1995                                                      F-2

EFCC's Consolidated Statements of Operations for the years ended
December 31, 1996 and 1995                                                  F-3

EFCC'S Consolidated Statements of Shareholder's Equity for the
years ended December 31, 1996 and 1995                                      F-4

EFCC'S Consolidated Statements of Cash Flows for the years
     ended December 31, 1996 and 1995                                       F-5

EFCC's Notes to Consolidated Financial Statements                    F-6 - F-11

EFCC's Condensed Consolidated Balance Sheet as of March 31, 1997
     (unaudited)                                                           F-12

EFCC's Condensed Consolidated Statements of Operations
     for the three months ended March 31, 1997 and
     March 31, 1996 (unaudited)                                            F-13

EFCC's Condensed Consolidated Statements of Cash Flows for
     the three months ended March 31, 1977 and March 31, 1996
     (unaudited)                                                           F-14

EFCC's Notes to Unaudited Condensed Consolidated Financial
     Statements for the three months ended March 31, 1997
     and March 31, 1996                                               F-15 F-16

STAR's Independent Auditors' Report                                        F-17

STAR's Independent Auditors' Report                                        F-18

STAR's Independent Auditors' Report                                        F-19

STAR's Supplemental Consolidated Balance Sheets as of
     May 31, 1996 and 1995                                                 F-20

STAR's Supplemental Consolidated Statements of Operations
     for the three years ended May 31, 1996                                F-21

STAR's Supplemental Consolidated Statement of Shareholders'
     Equity for the three years ended May 31, 1996                         F-22

STAR's Consolidated Statements of Cash Flows for the three years
     ended May 31,1996                                                     F-23

STAR's Notes to Supplemental Consolidated Financial Statements      F-24 - F-38

STAR's Condensed Consolidated Balance Sheet as of
     February 28, 1997 (unaudited)                                         F-39

STAR's Condensed Statements of Operations for the nine months
     ended February 28, 1997 and February 29, 1996 (unaudited)             F-40

STAR's Condensed Consolidated Statements of Cash Flows for
     the nine months ended February 28, 1997 and February 28,
     1996 (unaudited)                                                      F-41

STAR's Notes to Unaudited Condensed Consolidated Financial
     Statements for nine months ended February 28, 1997 and
     February 29, 1996                                              F-42 - F-43

                 EXTENDED FAMILY CARE CORPORATION AND SUBSIDIARY

                        Consolidated Financial Statements

                     Years Ended December 31, 1996 and 1995

                          INDEPENDENT AUDITORS' REPORT



To The Board of Directors
Extended Family Care Corporation



We have audited the accompanying balance sheets of Extended Family Care Corporation and subsidiary, as of December 31, 1996 and 1995 and the related consolidated statements of operations, shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of EFCC's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Extended Family Care Corporation, at December 31, 1996 and 1995 and the consolidated results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.



/s/  Carpenter & Onorato, P.C.

Carpenter & Onorato, P.C.
Certified Public Accountants
Garden City, NY 11530
February 18, 1997


                                     EXTENDED FAMILY CARE CORPORATION AND SUBSIDIARY
                                                Consolidated Balance Sheets
                                                       December 31,
                                                                                               1996                 1995
                                                                                               ----                 ----
                                                          Assets
                                                          ------

Current assets:

         Cash                                                                          $       1,066,193     $      511,563
         Accounts receivable, net of allowance for doubtful accounts
               of $100,000 for 1996 and 1995 (note 2)                                          1,066,277            895,131
         Prepaid expenses and other current assets (note 9)                                      496,185            146,809
                                                                                                 -------            -------
               Total current assets                                                            2,628,655          1,553,503

Property and equipment, net (note 5)                                                             233,644            118,591

Other assets:
         Deferred tax asset (note 6)                                                             204,000            259,000
         License, net (notes 3)                                                                  476,153            515,832
         Other                                                                                    29,410             11,197
                                                                                                  ------             ------
               Total assets                                                            $       3,571,862     $    2,458,123
                                                                                       ================      ==============

                                             Liabilities and Shareholders' Equity
                                             ------------------------------------
Current liabilities:
         Accounts payable                                                              $         223,362     $      222,677
         Accrued expenses (note 8)                                                               586,396            543,974
         Customer deposits                                                                        73,374             59,146
         Notes payable (note 4)                                                                   43,449            148,449
         Payroll taxes payable (note 8)                                                          151,721            280,584
         Current portion of obligations under capital leases                                      22,850             12,845
                                                                                                  ------             ------
               Total current liabilities                                                       1,101,152          1,267,675

Non-current liabilities
         Long-term debt (note 4)                                                                  36,500             54,500
         Obligations under capital leases                                                         69,717             40,010
                                                                                                  ------             ------
               Total non-current liabilities                                                     106,217             94,510
                                                                                                 -------             ------
                       Total liabilities                                                       1,207,369          1,362,185

Commitments and contingencies (notes 7, 8, 10 and 12)

Minority interest in subsidiary                                                                  139,649            140,008
                                                                                                 -------            -------

Shareholders' equity
         Preferred stock, $.01 par value, 10,000,000 shares authorized in 1996
         Common stock, $.01 par value, 50,000,000 shares authorized, 30,000,000 in 1996; 32,000,226 and 19,300,229 shares issued and outstanding,
               respectively                                                                      320,002            194,506
         Additional paid-in-capital                                                            1,763,348            638,844
         Retained earnings                                                                       141,494            122,580
                                                                                                 -------            -------
               Total shareholders' equity                                                      2,224,844            955,930
                                                                                               ---------            -------
                       Total liabilities and shareholders' equity                      $       3,571,862     $    2,458,123
                                                                                               =========          =========


                                          See accompanying notes to consolidated financial statements.




                                      EXTENDED FAMILY CARE CORPORATION AND SUBSIDIARY
                                           Consolidated Statements of Operations
                                                  Years Ended December 31,
                                                                                          1996                     1995
                                                                                          ----                     ----

Net patient service revenue (note 2)                                               $      8,929,330          $     7,367,958
                                                                                          ---------                ---------

Cost of services:
        Salaries                                                                          4,806,668                4,058,749
        Payroll taxes and other                                                             836,886                  647,447
                                                                                          ---------                ---------
                Total cost of services                                                    5,643,554                4,706,196
                                                                                          ---------                ---------

        Gross profit                                                                      3,285,776                2,661,762

Selling, general and administrative expenses                                              3,192,769                2,128,432

Provision for doubtful accounts                                                              25,000                   51,810
                                                                                             ------                   ------

        Income from operations                                                               68,007                  481,520

Interest (income) expense, net                                                              (5,548)                    4,320
                                                                                             -----                     -----

        Income before provision for income
                taxes and minority interest                                                  73,555                  477,200

Provision for income
        taxes (note 6 )                                                                      55,000                  209,000
                                                                                             ------                  -------

        Net income before minority interest                                                  18,555                  268,200

Minority interest in subsidiary net income                                                    (359)                   46,398
                                                                                               ---                    ------

        Net income                                                                 $         18,914          $       221,802
                                                                                             ======                  =======

Primary earnings per share                                                         $        0.0009           $        0.0107
                                                                                            =======                   ======

Fully diluted earnings per share                                                   $        0.0009           $        0.0105
                                                                                            =======                   ======

Weighted average number of shares outstanding:
        Primary                                                                         21,808,560                20,823,555
                                                                                        ===========               ==========

        Fully diluted                                                                   21,808,560                21,033,562
                                                                                        ===========               ==========

                                See accompanying notes to consolidated financial statements.




                                           EXTENDED FAMILY CARE CORPORATION AND SUBSIDIARY
                                           Consolidated Statements of Shareholders' Equity


                                               Years Ended December 31, 1996 and 1995

                                           Common Stock                                                                 Total
                                                                             Additional            Retained         Shareholders'
                                    Shares                 Amount               Paid-in             Earnings           Equity
                                    ------                 ------               -------             --------            -----

December 31, 1994                    19,300,229            194,506              638,844              (99,222)               734,128


Net income                              --                  --                     --                221,802                221,802
                                     -----------           --------             --------             -------                --------


December 31, 1995                    19,300,229            194,506              638,844              122,580                955,930



Retired shares                        (300,003)            (4,504)                4,504                --                     --


Exercise of stock
options                              13,000,000            130,000            1,120,000                --                 1,250,000


Net income                            --                     --                   --                  18,914                 18,914
                                     ---------            ------               --------              -------              ---------


December 31, 1996                   32,000,226      $     320,002       $     1,763,348      $       141,494       $      2,224,844
                                    ===========           =======             =========              ========             =========

                                    See accompanying notes to consolidated financial statements.




                                                  EXTENDED FAMILY CARE CORPORATION
                                                      AND SUBSIDIARY Statements
                                                      of Cash Flows Years Ended
                                                            December 31,
                                                                                                     1996                 1995
                                                                                                     ----                 ----
Cash flow from operating activities:
        Net income                                                                               $    18,914            $ 221,802
        Adjustments to reconcile net income to net
                cash provided by (used in) operating activities:
                Allowance for doubtful accounts                                                           --               51,810
                Depreciation and amortization                                                         62,107               36,273
                Amortization of intangible assets                                                     39,680               39,679
                Provision for income taxes                                                            55,000              209,000
                Minority interest in subsidiary net income                                              (359)              46,398
        Change in operating assets and liabilities:
                (Increase) in assets:
                       Accounts receivable                                                          (171,146)            (143,276)
                       Prepaid expenses                                                             (349,376)             (74,053)
                       Security deposits                                                             (18,213)              (4,074)
                Increase (decrease) in liabilities:
                       Accounts payable                                                              (21,486)              17,982
                       Accrued expenses                                                               42,422              218,290
                       Customer deposits                                                              14,228              (12,124)
                       Payroll taxes payable                                                        (128,863)             (52,274)
                                                                                                     -------               -------
                Net cash (used in) provided by operating activities                                 (457,092)             555,433
                                                                                                     -------               -------
Cash flow from investing activity:
        Purchase of property and equipment                                                          (122,979)             (57,373)
                                                                                                     -------               ------
                Net cash (used in) investing activity                                               (122,979)             (57,373)
                                                                                                     -------               ------


Cash flow from financing activities:
        Proceeds from exercise of stock options                                                    1,250,000                --
        Payment of obligations under capital leases                                                 (14,471)               (6,187)
        Repayment of loans                                                                         (100,828)              (77,500)
                                                                                                    -------                ------
                Net cash provided by (used in) by financing activities                             1,134,701              (83,687)
                                                                                                   ---------               ------
        Increase in cash                                                                             554,630              414,373

        Cash balance at beginning of year                                                            511,563               97,190

        Cash balance at end of year                                                              $ 1,066,193            $ 511,563
                                                                                                   =========              =======

        Supplemental disclosures:

                       Equipment acquired under capital lease obligation                         $    54,183            $  59,042
                                                                                                      ======               ======
                Cash paid during the year for:
                       Interest                                                                  $     7,080            $   5,825
                                                                                                       =====                =====
                       Income taxes                                                              $    14,638            $     654
                                                                                                      ======                  ===


                                    See accompanying notes to consolidated financial statements.


                 EXTENDED FAMILY CARE CORPORATION AND SUBSIDIARY
              Notes to Consolidated Financial Statements, Continued

EXTENDED FAMILY CARE CORPORATION AND SUBSIDIARY

December 31, 1996

(1) Significant Accounting Policies

     (a) Description of Business

     Extended Family Care Corporation (EFCC) or (the Company), is primarily engaged in the business of providing health care services in the home through its 83% majority owned subsidiary, T.P.C. Home Care Services, Inc.
     (TPC). EFCC is the holding company for TPC.

     TPC is a licensed home care provider servicing patients since 1980. TPC has offices in New York and New Jersey, providing twenty four hour home care services. On August 5, 1986, TPC and its parent, EFCC, filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code. On March 23, 1992, this plan of reorganization was confirmed by the United States Bankruptcy Court. On January 13, 1995, the bankruptcy court issued a final decree.

     As part of the plan of reorganization, on October 8, 1993, per an agreement between C.O.S.S. Holding Corp. (C.O.S.S.), an investor group, and EFCC dated March 23, 1992, EFCC issued 12,749,658 shares of stock to C.O.S.S. for $250,000 in cash which resulted in C.O.S.S. owning a 66% interest in EFCC. Also, unsecured creditors were given the option to receive a pro rata share of EFCC's common stock or 12% of the allowed amount of their respective claims. Creditors exercising this option resulted in EFCC issuing 1,388,959 shares of common stock to the unsecured creditors.

     On October 31, 1995, EFCC entered into an agreement with Arbor Home Healthcare Holdings, LLC (Arbor) (in which Ivan Kaufman owns a 99% interest), by which EFCC granted Arbor an irrevocable option exercisable in two installments for EFCC to issue in total 13,000,000 shares of EFCC common stock to Arbor at $.10 per share. The first and second installments of the option were exercised by Arbor on August 21, 1996 and October 31, 1996, respectively. Shares were not issued with respect to the first installment until October, 1996, when the Company's certificate of incorporation was amended to provide sufficient authorized capital to issue such shares. Arbor owns approximately a 40% interest in EFCC. In addition, per the option agreement, C.O.S.S. placed all of its 12,749,658 shares of EFCC common stock in a voting trust. Arbor has the right to direct the voting of all of the C.O.S.S. shares and to nominate a majority of the EFCC Board of Directors.

     (b)        Principles of Consolidation

     The consolidated financial statements include the accounts of EFCC and its majority owned subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.

     (c)      Revenue Recognition and Allowance for Doubtful Accounts

     Net patient service revenue is recorded at the Company's reimbursement rates or contracted rates. Such revenue is received from patients, third party payors and others for services rendered. A significant portion of the Company's revenue is received from third-party payors (i.e. Medicaid) and is subject to audit and adjustment by those payors.

     A provision for doubtful accounts is made for accounts receivable estimated to be uncollectible; which is based upon management's evaluation of relevant facts that effect the collectibility of accounts receivable.

                 EXTENDED FAMILY CARE CORPORATION AND SUBSIDIARY
            - Notes to Consolidated Financial Statements, Continued

     (d) Property and Equipment

     Property and equipment are recorded at cost. The carrying amount of the assets and related accumulated depreciation and amortization are removed from the accounts when such assets are disposed of and the resulting gain or loss is included in operations. Depreciation and amortization of equipment and leasehold improvements are computed using the declining balance method for the following useful lives of the assets:


          Furniture and fixtures          5 - 7    years
          Equipment                           5     years
          Leasehold improvements          lesser of the useful life of the
                                          asset or the remaining lease period.

     For assets acquired in 1996, the straight line method was used. Management believes that the difference is immaterial.

     (e) Post-retirement Health Care and Life Insurance Benefits

     The Company does not provide post-retirement benefits for its employees.

     (f) Income Taxes

     The Company is a C corporation for the taxable years ended December 31, 1996 and 1995, respectively.

     (g) Net Income per Common Share

     Net income per common share is computed by dividing net income by the weighted average number of common stock and common stock equivalents outstanding during each period. Common stock equivalents represent the dilutive effect of the assumed exercise of certain outstanding stock options.

     (h) Use of Estimates

     Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

     (i) Reclassification

     Certain prior year amounts have been reclassified to conform to the current year presentation.

(2)  Concentration of Segment Risk

     TPC provides  temporary  health care  personnel to in-home  patients in New
     York and New Jersey. TPC grants credit to its patients who are insured under third-party payor agreements. Deposits are required for all private business. The mix of accounts receivable from private and third-party payors at December 31 were as follows:

                             EXTENDED FAMILY CARE CORPORATION AND SUBSIDIARY
                          Notes to Consolidated Financial Statements, Continued


                                                      1996            1995
                                                      ----            ----
Medicaid                                                54%             62%
Insurance                                                3               2
Other third-party payors                                34              29
Private                                                  8               7
Medicare                                                 1              --
                                                         -              --
                                                       100%            100%
                                                     =====            =====

     Historically, credit losses relating to customers have not been significant and have been within management's expectations.


(3)      Intangible Assets

         Intangible assets at December 31 are as follows:

                                                         1996         1995
                                                         ----         ----
             License                                   $595,190     $595,190
             less accumulated amortization              119,037       79,358
                                                       $476,153     $515,832
                                                        =======      =======


(4)      Notes Payable and Long-Term Debt

     Notes payable and long-term debt consist of the following at December 31:


                                                         1996         1995
                                                         ----         -----
          Note payable,  non-interest  bearing,
          payable in monthly installments of $1,500
          with a final balloon  payment of $26,000
          due in August,  1998.  Interest on this
          note was not imputed,  as the Company
          considers the amount to be immaterial.       $54,500      $72,500

          Notes payable,  non-interest bearing
          and payable on demand.                          -          80,000

          Due to Affiliated Parties (see note 7)        25,449        50,449
                                                        ------       -------

             Notes payable and long-term debt           79,949       202,949

             Less current portion                       43,449       148,449
                                                        ------       -------

             Long-term debt                            $36,500      $ 54,500
                                                        ======        ======


(5)  Property and Equipment

     Property and equipment consist of the following:


                                                         1996         1995
                                                         ----         ----
            Furniture and fixtures                    $ 64,095      $ 18,751
            Machinery and equipment                    229,872       167,108
            Leasehold improvements                      15,539         7,039
            Equipment held under capital leases        113,225        59,042
                                                       -------        ------
                                                       422,731       251,940

               less accumulated depreciation and       189,087       133,349
               amortization
                                                      $233,644      $118,591
                                                       =======       =======

(6)  Income Taxes

     The provision for income taxes consists of the following:

                                                         1996         1995
                                                         ----         ----
        Current
                                Federal                $  --        $  --
                                State                     --           --
                                                        -----        -----
                                                       $  --        $  --
                                                       ======       ======

Deferred

                 Federal                               $42,000      $160,500
                 State                                  13,000        48,500
                                                        ------       -------
                                                        55,000       209,000
                                                        ------       -------
                                                       $55,000      $209,000
                                                       =======      ========

  Deferred tax assets consist of the following:

    Pre-reorganization net operating
         loss carryforward                             $100,000     $221,000
    Allowance for doubtful accounts                      38,000       38,000
    Other                                                66,000         --
                                                       --------      -------
     Total deferred tax assets                         $204,000     $259,000
                                                        =======      =======


     The following is a reconciliation of the effective income tax rate to the Federal statutory rate:

   Computed income tax (benefit) expense at 34%        $ 25,000     $162,000
   Increase in taxes resulting from:
       Nondeductible expenses                            22,000       15,000
       State income taxes, net of federal tax benefit     8,000       32,000
       Other - effect of graduated tax rates               --           --
                                                       --------      -------
                                                       $ 55,000     $209,000
                                                       ========     ========

     At December 31, 1996,  the Company has a net  operating  loss  carryforward
     (NOL) of approximately $575,000 for tax purposes, expiring beginning with the year 2000 through 2008.


(7)      Related Party Transactions

Notes payable consist of the following at December 31:

                                EXTENDED FAMILY CARE CORPORATION AND SUBSIDIARY
                          Notes to Consolidated Financial Statements, Continued

                                                         1996         1995
                                                         ----         ----

     C.O.S.S.  holds a note which is non-interest
     bearing, and payable upon demand                  $25,449      $25,449

     An officer of the Company  holds a note
     which bears an interest rate of 11% and is
     payable upon demand.  Annual interest expense
     amounted to $1,840 and $3,238, respectively.         --         25,000
                                                       -------      -------
                                                       $25,449      $50,449
                                                       =======      =======

     The landlord for the Company's corporate office is an entity owned by C.O.S.S. The annual rental is $43,837 per year, and shall be increased by 12% over the prior year's fixed minimum annual rent. The lease expires November 30, 2000.

     On October 31, 1995, EFCC entered into an agreement with Arbor Management, LLC (in which Ivan Kaufman owns a 99% interest), for two years by which EFCC will pay $7,500 a month to Arbor Management, LLC for management services, including accounting, finance, human resources and marketing, rendered to the Company.

(8)  Payroll Taxes Payable/Accrued Expenses

     Federal pre-petition payroll tax liabilities were settled with the Internal Revenue Service for $175,000 in cash on September 16, 1996, which approximated the amounts recorded as payroll taxes payable and accrued interest and penalties for this claim. As of December 31, 1996, payroll taxes payable and accrued expenses included tax liabilities to various state government agencies in the amounts of $52,437 and $5,775, respectively.

(9)  Sale of Branch Operations

     On December 5, 1996, TPC sold certain assets and liabilities; and its operations of its Jersey City branch to Public Services, Inc (P.S.I.) for a $175,000, six month, 9% promissory note, plus an amount equal to 12% of the gross revenues of P.S.I. in excess of $90,000 per month for a 24 month period commencing on October 6, 1997. The Company recognized a gain of $24,617 on the sale of these assets. The assets from this branch, remaining in the company, included cash and substantially all of its security deposits.

(10) Commitments and Contingencies

     TPC conducts its operations from leased office spaces in New York, New Jersey and Pennsylvania. These leases expire at various dates through the year 2000. Management expects that in the normal course of business, these leases will be renewed or replaced by other leases. Rent expense for the years ended December 31 amounted to $208,973 and $104,965, respectively.

     The Company is also the lessee of machinery and equipment under capital leases expiring in various years through 2001.

     As of December 31, future net minimum lease payments under capital and operating leases are as follows:


                                  Capital           Operating
         1997                   $  22,850         $   203,482
         1998                      22,850             208,567
         1999                      21,984             201,093
         2000                      18,769             149,371
         2001                       6,116              66,150
         Thereafter                  ----             260,313
                                ---------          ----------
                                $ 92,569          $ 1,088,976
                                ========          ===========

     The gross amount of assets recorded under capital lease obligations was $113,225 at December 31, 1996. Interest on the capital lease obligations was imputed and the Company considers the amount to be immaterial.

(11) Fair Value of Financial Instruments

     FASB Statement No. 107, "Disclosures about Fair Value of Financial Instruments", defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. The carrying value of the Company's financial instruments in the accompanying balance sheets approximates their fair value.

(12) Subsequent Events

     An "Agreement and Plan of Merger" (Merger), was entered into on January 3, 1997 between the Company and Star Multi Care Services, Inc. (Star), pursuant to which Star will acquire 100% of the outstanding common shares of the Company. Under the terms of the merger agreement EFCC shareholders will receive $2,400,000 in cash or approximately $.064 per share and $4,850,000 in Star common stock or approximately $.129 per share for total consideration of $7,250,000 or approximately $.193 per share, after giving effect to the merger of TPC with and into EFCC (see below). As part of the merger agreement, EFCC paid a $.0234 per share cash dividend on January 21, 1997 to all its common shareholders of record on January 13, 1997.

     It is anticipated that the Merger will be treated as a tax free reorganization for Federal income tax purposes to the extent of Star's common stock received by EFCC's shareholders. This merger is expected to be completed by August 1997, subject to approval of EFCC and Star shareholders, certain state regulatory boards and other conditions.

     In connection with the Merger, EFCC and Star have entered into a Consulting Agreement pursuant to which Star will render to EFCC consulting and advisory services in connection with the management, operation and supervision of EFCC. The term of the Consulting Agreement shall end on the earlier of (i) one year from the signing of the Merger, (ii) the closing of the merger or (iii) the termination of the Merger. In consideration for the consulting services to be rendered by Star, EFCC will pay Star $25,000 per month, payable (a) $15,000 in arrears on the last day of each month and (b) the remaining $10,000 on the earlier to occur of the closing date or the termination of the Merger Agreement.

     On January 3, 1997, Star and EFCC also entered into a management agreement (the "Management Agreement") pursuant to which Star agreed to act as manager of EFCC. The Management Agreement will become effective upon approval of the Commissioner of the New York State Department of Health (the "Commissioner"). Pursuant to the Management Agreement Star will have the authority and responsibility to conduct , supervise and effectively manage the day-to-day operation of EFCC. Star will be expected to exercise the reasonable judgment of a management company in its management activities.

     The Management Agreement may be terminated by the Commissioner, without financial penalty to the Board, not more than sixty (60) days after notification to the parties of a determination that the management of EFCC is so deficient that the health and safety of patients would be threatened by continuation of the Management Agreement. The Management Agreement may be terminated by the Company with cause on 14 business days' notice or without cause on 60 days' notice. Unless sooner terminated in accordance with terms of the Management Agreement, or extended or renewed by mutual agreement of the parties thereto, the Management Agreement will remain in effect until the closing of the Star Merger or December 31, 1998, whichever is sooner.

     On March 18, 1997 the company entered into a merger agreement with its 83% owned subsidiary, TPC, where EFCC will be the surviving entity. It is anticipated that the minority shareholders of TPC will receive 5,601,975 common shares of EFCC or 18.745545 common shares of EFCC for each common share of TPC upon the completion of the merger. TPC common stock owned by EFCC will be cancelled as a result of the merger and no EFCC common stock shall be issued to EFCC. This anticipated merger will not be conditioned upon the completion of the merger of EFCC and Star. This merger is expected to close prior to the merger of EFCC and Star.

                           Extended Family Care Corporation and Subsidiary
                            Condensed Consolidated Balance Sheets

                                                           March 31,     December 31,
                                                            1997          1996
                                                            ----          ----
                                                          (Unaudited)
        ASSETS
        ------
Current assets:
    Cash                                                    $  445,021   $1,066,193
    Accounts receivable, net of allowance for
        doubtful accounts of $125,000 at March 31, 1997
        and $100,000 at December 31, 1996                    1,171,643    1,066,277
    Prepaid expenses and other current assets                  440,874      496,185
                                                               -------      -------
            Total current assets                             2,057,538    2,628,655

Property and equipment, net                                    217,897      233,644

Other assets:
    Deferred taxes                                             191,000      204,000
    License, net                                               466,233      476,153
    Other                                                       29,410       29,410
                                                                ------       ------
Total assets                                                $2,962,078   $3,571,862
                                                             =========    =========
        LIABILITIES AND SHAREHOLDERS' EQUITY
        ------------------------------------
Current liabilities:
    Accounts payable and other accrued expenses             $  944,672   $  809,758
    Payroll taxes payable                                      156,882      151,721
    Notes payable                                               43,449       43,449
    Other current liabilities                                   97,410       96,224
                                                                ------       ------
            Total current liabilities                        1,242,413    1,101,152
                                                             ---------    ---------
Non-current liabilities:
    Long-term debt                                              33,500       36,500
    Obligations under capital leases                            64,007       69,717
                                                                ------       ------
        Total non-current liabilities                           97,507      106,217
                                                                ------      -------
             Total liabilities                               1,339,920    1,207,369
                                                             ---------    ---------
COMMITMENTS AND CONTINGENCIES

Minority interest in subsidiary                                141,269      139,649
                                                               -------      -------
Shareholders' equity
    Preferred stock, $.01 par value, 10,000,000 shares
        authorized in 1996                                        --           --
    Common stock, $.01 par value per share,
        50,000,000 shares authorized, 30,000,000 in 1996;
        32,000,226 shares issued and outstanding               320,002      320,002
    Additional paid-in capital                               1,013,358    1,763,348
    Retained earnings                                          147,529      141,494
                                                               -------      -------
Total shareholders' equity                                   1,480,889    2,224,844
                                                             ---------    ---------

             Total liabilities and shareholders' equity     $2,962,078   $3,571,862
                                                            ==========   ==========

      See accompanying notes to condensed consolidated financial statements.



                  Extended Family Care Corporation and Subsidiary
                  Condensed Consolidated Statements of Operations
                                   (Unaudited)



                                                               Three Months Ended
                                                                    March 31,
                                                              -------------------

                                                              1997           1996
                                                              ----           ----

Net patient service revenue                             $  2,321,939    $  1,984,892
                                                        ------------    ------------

Cost of services                                           1,525,058       1,246,264
                                                           ---------       ---------

    Gross profit                                             796,881         738,628

Selling, general and administrative expenses                 753,594         838,512

Provision for doubtful accounts                               25,000            -
                                                              ------         -------
    Income (loss) from operations                             18,287         (99,884)

Interest income (expense)                                      2,368          (2,343)
                                                               -----          ------

    Income(loss) before provision (benefit) for
        income taxes and minority interest                    20,655        (102,227)

 Provision (benefit) for income taxes                         13,000         (38,500)
                                                              ------         -------

    Net income (loss) before minority interest                 7,655         (63,727)

Minority interest in subsidiary net income (loss)              1,620         (10,681)
                                                               -----         -------

    Net income (loss)                                   $      6,035    $    (53,046)
                                                        ------------    ------------


Net income (loss) per common share :

        Primary                                         $     0.0002    $    (0.0027)
                                                        ============    ============
        Fully diluted                                   $     0.0002    $    (0.0027)
                                                        ============    ============

Weighted average number of common shares outstanding:

    Primary                                               32,000,226      19,300,229
                                                          ==========      ==========
    Fully diluted                                         32,000,226      19,300,229
                                                          ==========      ==========




   See accompanying notes to condensed consolidated financial statements.



                   Extended Family Care Corporation and Subsidiary
                   Condensed Consolidated Statements of Cash Flows
                                   (Unaudited)

                                                                        Three Months Ended
                                                                           March 31,
                                                                       ------------------

                                                                     1997           1996
                                                                     ----           ----
Cash flow from operating activities:
------------------------------------
    Net income (loss)                                            $     6,035    $   (53,046)
                                                                 -----------    -----------
    Adjustments to  reconcile  net income  (loss) to net cash
        used in  operating activities:
        Allowance for doubtful accounts                               25,000           --
        Depreciation and amortization                                 15,747         14,195
        Amortization of intangible assets                              9,920          9,920
        Provision (benefit) for income taxes                          13,000        (38,500)
        Minority interest in subsidiary income (loss)                  1,620        (10,681)
    Change in operating assets and liabilities:
        (Increase) decrease in assets:
           Accounts receivable                                      (130,366)      (199,226)
           Prepaid expenses and other current assets                  55,311         12,038
           Other assets                                                 --          (16,332)
        Increase (decrease) in liabilities:
           Accounts payable and accrued expenses                     134,914         (9,502)
           Payroll taxes payable                                       5,161         47,653
           Other liabilities                                           1,186         (2,922)
                                                                       -----         ------
           Net cash provided by (used in) operating activities       137,528       (246,403)
                                                                     -------       --------

Cash flow from investing activities:
    Purchase of property and equipment                                  --          (56,541)
                                                                     -------         -------
        Net cash used in investing activity                             --          (56,541)
                                                                     -------         -------

Cash flow from financing activity:
    Payment of dividends                                            (749,990)          --
    Payment of obligations under capital leases                       (5,710)          --
    Repayment of loans                                                (3,000)        (4,500)
                                                                      ------         ------
        Net cash used in financing activities                       (758,700)        (4,500)
                                                                    --------         ------

Net decrease in cash                                                (621,172)      (307,444)

Cash at beginning of period                                        1,066,193        511,563
                                                                   ---------        -------

Cash at end of period                                            $   445,021    $   204,119
                                                                 ===========    ===========
Supplemental disclosures:
    Cash paid during the period for:
        Interest                                                 $        25    $       690
                                                                 ===========    ===========
        Income taxes                                             $     2,525    $     1,333
                                                                 ===========    ===========


                               See accompanying notes to condensed consolidated financial statements.


                 EXTENDED FAMILY CARE CORPORATION AND SUBSIDIARY
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 1997
                                   (UNAUDITED)

Note 1 - Basis of Presentation

     The accompanying unaudited condensed consolidated financial statements of Extended Family Care Corporation ("EFCC") and its 83% owned subsidiary, TPC Home Care Services, Inc. ("TPC") (collectively, the "Company") have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB and Regulation S-B. Accordingly, these financial statements do not include all of the information and notes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments necessary for a fair presentation (consisting of normal recurring accruals) have been included. The results of operations for the three months ended March 31, 1997 are not necessarily indicative of the results that may be expected for the year ended December 31, 1997. For further information, refer to the Company's audited consolidated financial statements and notes thereto for the year ended December 31, 1996.

Note 2 - Net Income (Loss) Per Share

     Net income (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during each period.

Note 3 - Merger

     An Agreement and Plan of Merger (the "Star Merger Agreement"), was entered into on January 3, 1997 between EFCC and Star Multi Care Services, Inc. ("Star"), pursuant to which Star will acquire 100% of the outstanding common shares of EFCC (the "Star Merger"). Under the terms of the Star Merger Agreement, EFCC's shareholders will receive $2,400,000 in cash or approximately $.064 per share and $4,850,000 in Star common stock or approximately $.129 per share for total consideration of $7,250,000 or approximately $.193 per share. As part of the Star Merger Agreement, EFCC paid a $.0234 per share cash dividend on January 21, 1997 to all its common shareholders of record on January 13, 1997.

     It is anticipated that the Star Merger will be treated as a tax-free reorganization for Federal income tax purposes to the extent of Star's common stock received by EFCC's shareholders. The Star Merger is expected to be completed by August 1997, subject to approval of EFCC's and Star's shareholders, certain state regulatory boards and other conditions.

     In connection with the Star Merger, EFCC and Star have entered into a consulting agreement (the "Consulting Agreement") pursuant to which Star will render to EFCC consulting and advisory services in connection with the management, operation and supervision of EFCC. The term of the Consulting Agreement shall end on the earlier of (i) one year from the signing of the Star Merger Agreement, (ii) the closing of the Star Merger or (iii) the termination of the Star Merger Agreement. In consideration for the consulting services to be rendered by Star, EFCC will pay Star $25,000 per month payable (a) $15,000 in arrears on the last day of each month and (b) the remaining $10,000 on the earlier to occur of the closing date or the termination of the Star Merger Agreement.

     On January 3, 1997, EFCC and Star also entered into a management agreement (the "Management Agreement") pursuant to which Star agreed to act as manager of EFCC. The Management Agreement will become effective upon approval of the Commissioner of the New York State Department of Health (the "Commissioner"). Pursuant to the Management Agreement, Star will have the authority and responsibility to conduct, supervise and effectively manage the day-to-day operation of EFCC. Star will be expected to exercise the reasonable judgment of a management company in its management activities.

     The Management Agreement may be terminated by the Commissioner, without financial penalty to the EFCC Board, not more than sixty (60) days after notification to the parties of a determination that the management of EFCC is so deficient that the health and safety of patients would be threatened by continuation of the Management Agreement. The Management Agreement may be terminated by EFCC for cause, on 14 business days' notice, and without cause, on 60 days' notice. Unless sooner terminated in accordance with terms of the Management Agreement, or extended or renewed by mutual agreement of the parties thereto, the Management Agreement will remain in effect until the closing date of the Star Merger or December 31, 1998, whichever is sooner.

     On March 18, 1997, EFCC entered into a merger agreement (the "TPC Merger Agreement") with its 83% owned subsidiary TPC Home Care Services, Inc. ("TPC") pursuant to which EFCC will be the surviving entity (the "TPC Merger"). It is anticipated that the minority shareholders of TPC will receive 5,601,975 common shares of EFCC or 18.74545 common shares of EFCC for each common share of TPC upon completion of the TPC Merger. TPC common stock owned by EFCC will be canceled as a result of the TPC Merger and no EFCC stock shall be issued to EFCC in connection therewith. This anticipated TPC Merger will not be conditioned upon the completion of the Star Merger. The TPC Merger is a condition precedent to the closing of the Star Merger, and, accordingly, must close prior to the Star Merger.

Independent Auditors' Report





Board of Directors and Stockholders
Star Multi Care Services, Inc.
Hicksville, New York

We have audited the accompanying supplemental balance sheets of Star Multi Care Services, Inc. as of May 31, 1996 and 1995 and the related supplemental consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended May 31, 1996. The supplemental financial statements give retroactive effect to the merger of Star Multi Care
Services, Inc. and AMSERV HEALTHCARE, INC. on August 23, 1996, which has been accounted for as a pooling of interests as described in Notes 1a and 2a to the supplemental consolidated financial statements. Generally accepted accounting principles proscribe giving effect to a consummated business combination accounted for by the pooling of interests methods in financial statements that do not include the date of consummation. These financial statements do not extend through the date of consummation; however, they will become the historical consolidated financial statements of Star Multi Care Services, Inc. after financial statements covering the date of consummation of the business combination are issued. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of AMSERV HEALTHCARE, INC., which statements reflect total assets constituting 34% in 1996 and 39% in 1995, and total revenues constituting 26% in 1996, 30% in 1995 and 25% in 1994 of the related consolidated totals. Those statements were audited by other auditors whose reports have been furnished to us, and our opinion, insofar as it relates to data included for AMSERV HEALTHCARE, INC., is based solely on the report of other auditors.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based upon our audits and the report of other auditors, the supplemental financial statements referred to above present fairly, in all material respects, the consolidated financial position of Star Multi Care Services, Inc. at May 31, 1996 and 1995, and the consolidated results of its operations and its cash flows for each of the three years in the period ended May 31, 1996, after giving retroactive effect to the merger with AMSERV HEALTHCARE, INC., in conformity with generally accepted accounting principles applicable after financial statements are issued for a period which includes the date of consummation of the business combination.


                                               /s/ HOLTZ RUBENSTEIN & CO. LLP
                                               -----------------------------
                                               HOLTZ RUBENSTEIN & CO., LLP



Melville, New York
July 19, 1996 (except for Notes 1a, 2a and 8, as to which the date is August 23, 1996)

                       Report of Ernst & Young LLP, Independent Auditors











The Board of Directors and Shareholders AMSERV HEALTHCARE INC.


We have audited the accompanying consolidated balance sheets of AMSERV HEALTHCARE NC. as of May 31, 1996 and June 24, 1995, and the related consolidated statements of operations, shareholders' equity and cash flows for the period from June 25, 1995 to May 31, 1996 and the year ended June 24,1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. The financial statements of AMSERV HEALTHCARE INC. for the year ended June 30, 1994, were audited by other auditors whose report dated October 7, 1994, expressed an unqualified opinion on those statements,

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the May 31,1996 and June 24, 1995 financial statements referred to above present fairly, in all material respects, the consolidated financial position of AMSERV HEALTHCARE INC. at May 31, 1996 and June 24, 1995, and the consolidated results of its operations and its cash flows for the period from June 25, 1995 to May 31,1996 and for the year ended June 24, 1995, in conformity with generally accepted accounting principles.



                                                         /s/ Ernst & Young LLP
                                                         ERNST & YOUNG LLP

San Diego, California
August 8, 1996
except for Note 6 and 13, as to which the date is August 23, 1996

                                 Report of Deloitte & Touche LLP







INDEPENDENT AUDITORS' REPORT

To the Shareholders and Board of Directors AMSERV HEALTHCARE INC.:


We have audited the consolidated statements of operations, shareholders' equity and cash flows of AMSERV HEALTHCARE INC. and subsidiaries (the "Company") for the year ended June 30, 1994 (none of which are presented herein). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the results of operations of AMSERV HEALTHCARE INC. and subsidiaries and their cash flows for the year ended June 30, 1994 in conformity with generally accepted accounting principles.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Las Vegas, Nevada
October 7, 1994


                                 STAR MULTI CARE SERVICES, INC.
                            SUPPLEMENTAL CONSOLIDATED BALANCE SHEETS

                                                                                                   May 31,
ASSETS (Note 5)                                                                              1996            1995
---------------                                                                              ----            ----
CURRENT ASSETS:
Cash and cash equivalents                                                                $1,881,979      $1,496,792
Short-term investments (Note 3)                                                             100,000       1,392,021
     Accounts receivable, net of allowance for doubtful accounts of $808,000 and
     $493,264 at May 31 1996 and 1995, respectively (Note 14)                             9,611,169       6,715,907
     Prepaid expenses and other current assets                                              800,665         346,629
     Deferred income taxes (Note 9)                                                         400,015         160,000
                                                                                            -------         -------
Total current assets                                                                     12,793,828      10,111,349

PROPERTY AND EQUIPMENT, net of accumulated depreciation of $706,818 and
$519,896 at May 31, 1996 and 1995, respectively                                             766,480         648,154
NOTES RECEIVABLE FROM OFFICER (Note 12)                                                     100,517         109,717
INTANGIBLE ASSETS, net (Note 4)                                                           5,197,778       5,548,763
OTHER ASSETS                                                                                510,487         380,233
                                                                                            -------         -------
                                                                                        $19,369,090     $16,798,216
LIABILITIES, REDEEMABLE PREFERRED STOCK                                                 ===========      ==========
AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
     Accrued payroll and related expenses                                               $ 1,329,826    $  1,454,732
     Accounts payable and other accrued expenses                                          1,530,138       1,065,637
     Net liabilities of discontinued operations (Note 7)                                     98,081         391,770
     Income taxes payable (Note 9)                                                          295,647         300,440
     Current maturities of long-term debt (Note 6)                                          125,000         125,000
     Total current liabilities                                                            3,378,692       3,337,579
                                                                                          ---------       ---------

LONG-TERM LIABILITIES:
     Revolving credit line (Note 5)                                                       3,280,000       1,750,000
     Long-term debt (Note 6)                                                                250,000         375,000
     Deferred income taxes (Note 9)                                                          39,909            --
     Other long-term liabilities
                                                                                             33,970          30,859
                                                                                             ------          ------
     Total long-term liabilities                                                          3,603,879       2,155,859
                                                                                          ---------       ---------

REDEEMABLE PREFERRED STOCK:  (Note 8)
     Preferred stock, $.01 par value; authorized 3,000,000 shares:
          Class A; issued and outstanding 341,435 shares                                      --              3,414
          Class B; issued and outstanding 130,071 shares                                      1,301           --
     Additional paid-in capital                                                             340,135         679,456
                                                                                            -------         -------
          Total redeemable preferred stock                                                  341,436         682,870
                                                                                            -------         -------

COMMITMENTS AND CONTINGENCY (Notes 2, 15 and 16)

SHAREHOLDERS' EQUITY:  (Notes 2, 10, 11, and 12)
     Preferred stock, $1.00 par value, 5,000,000 shares authorized                           --               -
     Common stock, $.001 par value, 10,000,000 shares authorized; 3,820,358 and               3,820           3,604
          3,604,050 shares issued, respectively
     Additional paid-in capital                                                          13,288,607      11,882,682
     Subscription receivable                                                               (397,782)       (198,440)
     Unrealized (loss) on short-term investments                                             (6,000)        (14,564)
     Deficit                                                                               (564,640)       (772,452)
     Treasury stock, 137,500 common shares at May 31, 1996 and 1995
                                                                                           (278,922)       (278,922)
                                                                                           --------        --------
          Total shareholders' equity                                                     12,045,083      10,621,908
                                                                                         ----------      ----------
                                                                                        $19,369,090     $16,798,216
                                                                                        ===========     ===========

                See notes to supplemental consolidated financial statements



                                STAR MULTI CARE SERVICES, INC.

                       SUPPLEMENTAL CONSOLIDATED STATEMENTS OF OPERATIONS



                                                                                      Years Ended
                                                                                        May 31,
                                                                   --------------------------------------------------

                                                                            1996            1995             1994
                                                                            ----            ----             ----
REVENUES, net (Note 14)                                                 $49,162,934     $38,430,035      $29,694,178
                                                                        -----------     -----------      -----------
OPERATING EXPENSES (Notes 12, 16 and 17)
Costs of revenues                                                        31,943,356      24,854,524       19,333,452
Selling, general and administrative                                      14,634,533      11,569,405        9,057,610
Depreciation and amortization                                               752,758         755,449          726,978
                                                                            -------         -------          -------
                                                                         47,330,647      37,179,378       29,118,040
                                                                         ----------      ----------       ----------
INCOME FROM OPERATIONS                                                    1,832,287       1,250,657          576,138
INTEREST (EXPENSE) INCOME, net                                            (120,184)        (20,583)           67,240
                                                                          ---------       ---------         --------

INCOME FROM CONTINUING OPERATIONS BEFORE
   PROVISION FOR INCOME TAXES                                             1,712,103       1,230,074         643,378
PROVISION FOR INCOME TAXES (Note 9)                                         568,844         472,038         285,832
                                                                            -------         -------         -------
                                                                          1,143,259         758,036         357,546
INCOME FROM CONTINUING OPERATIONS

DISCONTINUED OPERATIONS:  (Note 7)
Loss from discontinued operations, net of income taxes of                     -              -             (710,636)
Gain (loss) on disposal of discontinued operations, net of
    income taxes of $168,211 in 1995 and ($77,110) in 1994                    -              30,302      (1,167,949)
                                                                          ---------         -------       --------
                                                                          1,143,259         788,338      (1,521,039)
INCOME BEFORE CUMULATIVE EFFECT OF CHANGE IN
ACCOUNTING PRINCIPLE

CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING                                    -               23,683          65,000
PRINCIPLE (Notes 3 and 9)                                             ------------    -------------    ------------
NET INCOME (LOSS)                                                     $   1,143,259   $     812,021    $ (1,456,039)
                                                                      =============   =============    ============
NET INCOME PER COMMON SHARE:
  Primary:
     Income from continuing operations and before cumulative                   $.29            $.20           $.10
       effect of accounting change
     Loss from discontinued operations                                          -                 -           (.20)
     Gain (loss) on disposal of discontinued operations                         -               .01           (.33)
     Cumulative effect of change in accounting principle                        -               .01            .02
                                                                               ----             ---            ---
     Net income (loss)                                                         $.29            $.22          $(.41)
                                                                               ====            ====           =====

  Assuming full dilution:
     Income from continuing operations and before
       cumulative effect of accounting change                                  $.28            $.20            $.10
     Loss from discontinued operations-                                         -               -              (.20)
     Gain (loss) on disposal of discontinued operations                         -               .01            (.33)
     Cumulative effect of change in accounting principle                        -               .01             .02
                                                                               ---              ---             ---
       Net income (loss)                                                       $.28            $.22          $ (.41)
                                                                               ====            ====          ======

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
   Primary                                                                3,996,993       3,772,926        3,529,377
                                                                          =========       =========        =========
   Assuming full dilution                                                 4,011,503       3,798,581        3,529,377
                                                                          =========       =========        =========

                                      See notes to supplemental consolidated financial statements



                        STAR MULTI CARE SERVICES, INC.

           SUPPLEMENTAL CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
                                    (Note 10)

                                                           Common Stock
                                                                                Additional     Subscription    Unrealized
                                                                                Paid-in        Receivable      (Loss) on
                                                        Shares      Par Value   Capital        ------------    Investments
                                                       ------      ----------   -------                        -----------
Balance, May 31, 1993, as previously reported          1,445,000       $1,445   $ 4,842,513    $   -           $   -
Pooling of interest with AMSERV Healthcare, Inc.       1,204,311        1,204     6,107,556        -               -
(Note 2)                                               ---------        -----    ---------      ------          -----

Balance, May 31, 1993, as adjusted                     2,649,311        2,649    10,950,069        -               -


Purchase of treasury stock                                -              -            -            -               -
Stock split                                              722,500          723          (723)       -               -
Net loss                                                  -              -            -            -               -
                                                       ---------       ------   -----------     ------          -----

Balance, May 31, 1994                                  3,371,811        3,372    10,949,346         -              -
                                                          -              -             -            -              -
Purchase of treasury stock                                -              -             -            -              -
Exercise of stock options                                 19,000           19        36,145         -              -
Exercise of stock options on pooled company
including income tax benefit                              84,892           85       416,018     (198,440)          -
Stock dividend                                           128,347          128        481,173       -               -
Cumulative effect of change in accounting principle       -              -             -           -           (23,683)
Change in unrealized loss on short-term investments       -              -             -           -             9,119
Net income                                                -              -             -           -                -
                                                       ----------      -------  ------------   ---------        ------
Balance, May 31, 1995                                  3,604,050        3,604    11,882,682     (198,440)      (14,564)

Adjustment to conform fiscal year of AMSERV
   Healthcare, Inc.                                       -               -            -            -               -
Exercise of stock options                                 17,287           17       40,611          -               -
Exercise of Stock options on pooled company
including income tax benefits                             62,931           63      293,741      (199,342)           -
Stock dividend                                           136,090          136    1,071,573         -                -
Change in unrealized loss on short-term investments       -               -            -           -            8,564
Net income                                                -               -            -           -                -
                                                       --------        ------   -----------     ---------       -------
Balance May 31, 1996                                   3,820,358       $3,820   $13,288,607     $(397,782)      $(6,000)
                                                       =========       ======   ===========     =========       =======

                                     See notes to supplemental consolidated financial statements

                                                   STAR MULTI CARE SERVICES, INC.

                                     SUPPLEMENTAL CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
                                                              (Cont'd.)
                                                              (Note 10)

                                                            Retained        Treasury Stock          Total
                                                            Earnings     -----------------       Shareholders'
                                                            (Deficit)    Shares      Value          Equity
                                                           ---------    ------       -----          ------
Balance, May 31, 1993, as previously reported             $  171,738     45,000   $(105,000)   $  4,910,696
Pooling of interest with AMSERV Healthcare, Inc.             181,129        -          -          6,289,889
(Note 2)                                                     -------    -------    --------     -----------

Balance, May 31, 1993, as adjusted                           352,867     45,000    (105,000)     11,200,585
Purchase of treasury stock                                    -          90,000    (167,985)      (167,985)
Stock split                                                   -            -           -              -
Net loss                                                 (1,456,039)       -           -         (1,456,039)
                                                          ----------    -------    --------      ----------
Balance, May 31, 1994                                    (1,103,172)    135,000    (272,985)      9,576,561

Purchase of treasury stock                                    -           2,500      (5,937)        (5,937)
Exercise of stock options                                     -            -           -            36,164
Exercise of stock option on pooled company
including income tax benefits                                 -            -           -           217,663
Stock dividend                                             (481,301)       -           -              -
Cumulative effect of change in accounting principle           -            -           -           (23,683)
Change in unrealized loss on short-term investments           -            -           -             9,119
Net income                                                  812,021        -           -           812,021
                                                         ----------     -------    --------      ----------
Balance, May 31, 1995                                      (772,452)    137,500    (278,922)     10,621,908
Adjustment to conform fiscal year of AMSERV
  Healthcare, Inc.                                          136,262        -           -            136,262
Exercise of stock options                                      -           -           -             40,628
Exercise of stock options on pooled company
including income tax benefit                                   -           -           -             94,462
Stock dividend                                           (1,071,709)       -           -              -
Change in unrealized loss on short-term investments            -           -           -              8,564
Net income                                                1,143,259        -           -          1,143,259
                                                         ----------     -------    --------      ----------
Balance, May 31, 1996                                  $  (564,640)     137,500   $(278,922)    $12,045,083
                                                        ===========     =======   =========     ===========

                                     See notes to supplemental consolidated financial statements


                                                   STAR MULTI CARE SERVICES, INC.
                                         SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                  Years Ended
                                                                                    May 31
                                                                                    ------
                                                                 1996                1995                1994
                                                                 ----                ----                ----

CASH FLOW FROM OPERATING ACTIVITIES:
Net income (loss)                                             $   1,143,259       $    812,021        $  (1,456,039)
                                                              -------------       ------------        -------------
Adjustments  to reconcile net income (loss) to net cash
(used in) provided by
operating activities:
 Provision for doubtful accounts                                    511,736            196,309              255,446
Depreciation and amortization                                       722,609            755,449              902,406
Deferred income taxes                                              (200,106)           (12,765)             (11,000)
AMSERV fiscal year conversion                                       136,262             -                    -
Loss on disposal of equipment                                        -                  47,286               45,078
(Gain) loss on disposal of discontinued operations                   -                (30,302)            1,167,949
Cumulative effect of change in accounting principles                 -                (23,683)             (65,000)
Write-off of intangibles                                             -                  -                   137,616
Changes in operating assets and liabilities:
(Increase) decrease in assets:
Accounts receivable                                             (3,406,998)          (357,874)           (1,746,575)
Prepaid expenses and other assets                                 (584,290)            122,811             (134,455)
Valuation allowance                                                (16,902)             -                    -
Increase (decrease) in liabilities:
Accounts payable and accrued payroll and expenses                   257,250            369,760              243,632
Income taxes payable                                                (4,793)            104,903              140,653
Other liabilities                                                  (14,544)            238,812               94,122
Loss contracts and unfavorable leases                                 -                  -                  (44,000)
                                                                -----------          ---------              -------
Total adjustments                                               (2,599,776)          1,410,706              985,872
                                                                -----------          ---------              -------

Net cash (used in) provided by operating activities             (1,456,517)          2,222,727             (470,167)
                                                                -----------          ---------             --------
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of short-term investments                                 (992,999)        (1,586,285)            (497,125)
Proceeds from sale of short-term investments                      2,310,486            880,000              268,750
Purchase of intangibles                                             (82,403)           (14,829)               -
Repayment on note receivable from officer                             9,200             15,506                4,777
Purchase of property and equipment                                 (307,547)          (398,332)            (152,545)
Business acquisitions                                                 -             (1,215,770)          (1,469,839)
Payment of costs related to discontinued operations                (293,689)          (508,587)               -
Proceeds from sale of discontinued operations                        -                 813,941                -
Cash received on notes receivable                                    -                  50,411              191,504
Proceeds from sale of property and equipment                         -                  31,851                4,034
Payment of earnout advance                                           -                (500,000)              -
                                                                  ---------         ----------           -----------
Net cash provided by (used in) investing activities                 643,048        (2,432,094)           (1,650,444)
                                                                  ---------       ------------           -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from revolving credit line                           1,530,000            800,000              950,000
Repayment of long-term debt                                        (125,000)          (166,666)               -
Proceeds from the exercise of stock options                         135,090            253,827                -
Redemption of Class A preferred shares                               -               (170,718)                -
Redemption of Class B preferred shares                             (341,434)             -                    -
Repayment of note payable                                            -                (73,349)              (57,238)
Issuance of note payable                                             -                  -                   130,587
Purchase of treasury stock                                           -                 (5,937)             (167,985)
                                                                  ---------         ----------           ----------
Net cash provided by financing activities                         1,198,656            637,157              855,364
                                                                  ----------        ----------           ----------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                385,187            427,790           (1,265,247)
CASH AND CASH EQUIVALENTS, beginning of year                      1,496,792          1,069,002            2,334,249
                                                                  ----------        -----------         -----------
CASH AND CASH EQUIVALENTS, end of year                        $   1,881,979        $ 1,496,792          $ 1,069,002
                                                              ==============       ===========          ===========
SUPPLEMENTAL DISCLOSURE:
Income taxes paid                                             $     858,932        $   526,784          $   218,294
                                                              ==============      ============          ===========
Interest paid                                                 $     280,000        $   117,289          $    40,421
                                                               =============      =============         ==========

                                     See notes to supplemental consolidated financial statements


                         STAR MULTI CARE SERVICES, INC.
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
                         THREE YEARS ENDED MAY 31, 1996

1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

         a.       Basis of presentation

                  The supplemental consolidated financial statements of Star Multi Care Services, Inc. have been prepared to give retroactive effect to the merger with AMSERV HEALTHCARE, INC. ("AMSERV") on August 23, 1996, which has been accounted for as a pooling of interests as described in Note 2. Generally accepted accounting principles proscribe giving effect to a consummated business combination accounted for by the pooling of interests methods in financial statements that do not include the date of consummation. These financial statements do not extend through the date of consummation; however, they will become the historical consolidated financial statements of Star Multi Care Services, Inc. after financial statements covering the date of consummation of the business combination are issued.

         b.       Description of business

                  The Company is principally engaged in providing temporary health care personnel, including registered nurses, licensed practical nurses, nurses' aides and respiratory therapists to hospitals, nursing homes, extended care facilities and in-home patients in Florida, Ohio and the New York City metropolitan area.

         c.       Principles of consolidation

                  The consolidated financial statements include the accounts of Star Multi Care Services, Inc. and its subsidiaries (the "Company"), all of which are wholly-owned. All significant intercompany transactions and accounts have been eliminated.

         d.       Revenue recognition and allowance for doubtful accounts

                  Net revenue is recorded at the estimated net realizable amount from patients, third-party payors and others for services rendered. A provision for doubtful accounts is made for revenue estimated to be uncollectible and is adjusted periodically based upon management's evaluation of current industry conditions, historical collection experience and other relevant factors which, in the opinion of management, deserve recognition in estimating the allowance for doubtful accounts.

         e.       Investments in debt and equity securities

     In July 1994, the Company has adopted Statement of Financial Accounting Standard ("SFAS") No. 115, Accounting for Certain Investments in Debt and Equity Securities. The Company has classified its investment securities as available-for-sale and has recorded unrealized holding gains and losses as a separate component of stockholders' equity. The cumulative effect of the change in

1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (Cont'd)

accounting principle resulted in an after-tax increase to income for unrealized losses of $23,683 at June 1, 1994.

         f.       Property and equipment

                  Property and equipment are recorded at cost. The carrying amount of assets and related accumulated depreciation and amortization are removed from the accounts when such assets are disposed of, and the resulting gain or loss is included in operations. Depreciation is computed by the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the shorter of the remaining life of the lease or the life of the improvements.

         g.       Intangible assets

                  Intangible assets are stated at acquisition cost and are being amortized on a straight-line basis over their estimated useful lives.

         h.       Contractual adjustments

                  Under Medicare, Medicaid and other cost-based reimbursement programs, the Company is reimbursed for services rendered to covered program patients as determined by reimbursement formulas. The differences between established billing rates and the amounts reimbursable by the programs and patient payments are recorded as contractual adjustments and deducted from revenues.

                  Retroactively calculated third-party contractual adjustments are accrued on an estimated basis in the period the related services are rendered. Revisions to estimated contractual adjustments are recorded based upon audits by third-party payors, as well as other communications with third-party payors such as desk reviews, regulation charges and policy statements. These revisions are made in the year such amounts are determined.

         i.       Cash equivalents

                  For purposes of the consolidated statements of cash flows, the Company considers all highly liquid financial instruments with a maturity of three months or less when purchased to be cash equivalents.

         j.       Income taxes

                  Deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities, and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Temporary differences and carryforwards giving rise to deferred taxes primarily relate to the allowance for doubtful accounts, depreciation and subsidiary net operating loss carryforwards.

1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (Cont'd)

         k.       Net income per share

                  Net income per share has been computed by dividing net income by the weighted average number of common stock and common stock equivalents outstanding during each period. Common stock equivalents represents the dilutive effect of the assumed exercise of certain outstanding options and warrants.

         l.       Derivative financial instruments

                  Derivative financial instruments are utilized by the Company in order to reduce the impact of changes in interest rates. The Company does not hold or issue derivative financial instruments for trading purposes. Income and expenses are recorded in the same category as that arising from the related asset or liability being hedged. Gains realized on termination of interest rate swap contracts are deferred and amortized over the remaining terms of the original swap agreement. Costs of interest rate cap contracts are amortized over the lives of the contracts.

         m.       Use of estimates

                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenues and expenses during the period. Actual results may differ from those estimates.

         n.       Reclassifications

                  Certain reclassifications have been made to the prior year's financial statements to conform with the classifications used in 1996.

2.       MERGERS AND ACQUISITIONS:

         a.       Merger

                  In February 1996, the Company entered into an Agreement and Plan of Merger (the "Agreement") with AMSERV. On August 23, 1996 AMSERV was merged with and into the Company. Under terms of the Agreement, each share of AMSERV common stock was exchanged for .4090 shares of the Company's common stock. The Company also assumed all outstanding options and other rights to acquire AMSERV stock. Approximately 1,360,000 shares of the Company's common stock were exchanged for all of the outstanding stock of AMSERV. The merger qualified as a tax-free reorganization and was accounted for as a pooling of interests, and accordingly, the accompanying supplemental financial statements have been restated to include the accounts and operations of AMSERV for all periods prior to the merger.

                  AMSERV changed its year end to May 31 for fiscal 1996, utilized a 52/53 week fiscal year end for fiscal 1995 and a June 30 year end for fiscal 1994. AMSERV's statements of operations for the years ended June 24, 1995 and June 30, 1994 have been combined with Star's statements of operations for the fiscal years ended May 31, 1995 and 1994, respectively. In order to conform AMSERV's year end to Star's fiscal year end, the supplemental consolidated statement of operation for fiscal year ended May 31, 1996 includes four weeks (June 1, 1995 to June 24, 1995) for AMSERV which are also included in the supplemental consolidated statement of operation for fiscal year ended May 31, 1995. Accordingly, an adjustment has been made in fiscal 1996 to retained earnings for the duplication of net loss of ($136,262) for such four week period. Other results of operations for such four week period of AMSERV include net revenues of $1,113,322, depreciation and amortization of $30,149, loss before taxes of ($199,624) and income tax benefit of $63,362.

                  Separate approximated net revenues and net income/(loss) amounts of the merged entities for the period prior to the merger are as follows:

                                                             Year Ended
                                                            May 31, 1996

         Net revenues:
              Star Multi Care Services, Inc.                $36,339,000
              AMSERV HEALTHCARE, INC.                        12,823,000
                                                            -----------

                                                            $49,162,000

         Net income:
              Star Multi Care Services, Inc.                $ 1,046,000
              AMSERV HEALTHCARE, INC.                            97,000
                                                            -----------

                                                            $ 1,143,000
                                                            ===========

         b.       Acquisitions

                  In May 1995, the Company acquired certain assets of Long Island Nursing Registry, Inc. ("LINR") for approximately $1,716,000, including acquisition costs of approximately $100,000. The assets purchased consisted of customers and patient lists of $1,156,000, nurses lists of $250,000, covenant not-to-compete of $150,000, furniture and office equipment of $25,000 and goodwill of $35,000.

                  In June 1994, the Company acquired substantially all the assets and property of North Central Personnel, Inc. ("North Central"). The acquisition had an initial purchase price of $1,553,835. The Company paid $553,835 of the purchase price with cash, and the balance of $1,000,000 was financed by a promissory note payable to the seller. The final purchase price is contingent on an earnout, of which $500,000 was earned in 1995 and $100,000 was earned as of May 31, 1996. The remaining earnout will not exceed $400,000. The excess of the purchase price over the valuation of tangible assets was assigned to goodwill ($1,047,000) and a non-competition agreement ($25,000). The earnout advance and all future earnout payments will be accounted for as additional purchase price of North Central.

                  In November 1993, the Company acquired certain assets of DSI Home Care Services, Inc. for approximately $725,000, including acquisition costs of $175,000. The assets purchased consisted of customer and patient lists of $400,000, nurses lists of $120,000, furniture and office equipment of $30,000 and goodwill of $175,000.

                  The above acquisitions have been accounted for utilizing purchase accounting principles. Accordingly, the results of operations have been included in the accompanying consolidated financial statements since the date of acquisition.

3.       SHORT-TERM INVESTMENTS:

         Short-term investments are recorded at estimated fair market values at May 31, 1996 and 1995. The Company has classified all of its investments as available-for-sale securities according to Statement of Financial Accounting Standards ("SFAS") No. 115. The following table summarizes available-for-sale securities:

                                                 May 31, 1996
                                                 ------------
                                                    Gross
                                                  Unrealized      Estimated
                                    Cost            Losses        Fair Value
                                    ----            ------        ----------

 Common stock                       $110,000       $10,000        $100,000
                                    ========       =======        ========

                                                 May 31, 1996
                                                 ------------
                                                    Gross
                                                  Unrealized      Estimated
                                    Cost            Losses        Fair Value
                                    ----            ------        ----------

 Money market/non-gov't securities  $453,903       $ 2,494         $451,409
 Tax exempt government bonds         605,020           158          604,862
 Common stock                        110,000        23,000           87,000
 Preferred stock                     250,000         1,250          248,750
                                    --------       -------         --------
 Total                            $1,418,923       $26,902       $1,392,021
                                  ==========       =======       ==========

         As a result of the adoption of SFAS No. 115 during the year ended May 31, 1995, the Company records net unrealized holding gains and losses, net of income tax effects, as a separate component of shareholders' equity. Previously, unrealized losses had been charged to operations. The cumulative effect of this change in accounting principle resulted in an after-tax adjustment to earnings of $23,683 at June 1, 1994.

         A net realized loss on sales of available-for-sale securities of $10,098 was recognized in the year ended May 31, 1996. A net realized gain of $2,413 was recognized in the year ended May 31, 1995 and a net realized loss of $11,250 was recognized in the year ended May 31, 1994.

4.       INTANGIBLE ASSETS:

         Intangible assets are as follows:

                                                    Amortization                      May 31,
                                                        Period               1996                  1995
                                                        ------               ----                  ----
         Goodwill                                      25 - 37            $2,989,000            $2,895,000
         Customer contracts                            11 - 15             2,225,000             2,225,000
         Covenants not-to-compete                       2 - 8              1,100,000             1,125,000
         Nurses' list                                   9 - 15               703,000               703,000
         Accreditation and training programs              5                  503,000               503,000
         Assembled workforce                              5                  497,000               497,000
         Other                                          2 - 10               127,000                49,000
                                                                           ---------             ---------
                                                                           8,144,000             7,997,000
         Less accumulated amortization                                     2,946,000             2,448,000
                                                                           ---------            ----------

                                                                          $5,198,000            $5,549,000
                                                                          ==========            ==========


5.       REVOLVING CREDIT LINE:

         The Company has a $6.0 million line of credit with a bank which bears interest at 1/4% above the bank's prime lending rate (8 1/4% at May 31, 1996) and matures on October 31, 1997, at which time it may be converted into a three year term loan which will bear interest at 1/2% above the bank's prime lending rate. The facility is renewable at the sole discretion of the bank. All loans under the line of credit are collateralized by all assets of the Company. The Company can borrow against the line to the extent of 80% of eligible accounts receivable (120 days and under, net of contractual allowances).

         Under the line of credit agreement, the Company can from time to time borrow at a rate based on the bank's money market rate (5.31% at May 31, 1996) plus 2 3/4% for a period no less than three months. At May 31, 1996, $2,900,000 was at the money market rate and the remainder of the outstanding credit line of $380,000 was at prime plus 1/4%.

6.       LONG-TERM DEBT:

     Long-term debt consists of a note payable in monthly installments of $10,417 through May 1999. Interest is payable monthly at 8.5%. The note was issued in connection with the acquisition discussed in Note 8.

6.  LONG-TERM DEBT: (Cont'd.)

    Long-term debt matures as follows:

          Years Ending
             May 31,
             -------
              1997                       $125,000
              1998                        125,000
              1999                        125,000
                                         --------

                                         $375,000
                                         ========

7.       DISCONTINUED OPERATIONS:

     On September 20, 1994, the Company signed a Letter of Intent to sell its temporary nursing services business. As a result, the Company recorded a fiscal 1994 charge of $1,167,949 (after income tax benefit of $77,110) to provide for a loss on the disposal of this discontinued operations and the after-tax estimated operating losses of $149,627 until the estimated date of disposal. On November 9, 1994, the Company completed this transaction, and sold substantially all of the fixed and intangible assets of its temporary nursing services business for $814,000. The related net liabilities for this discontinued operation are included in the balance sheet under the caption, "Net liabilities of discontinued operations." The balance remaining unpaid at May 31, 1996 and 1995, relates to various state and local tax and payroll liabilities that have not been finalized and a remaining severance obligation. The consolidated statements of operations for the years ended May 31, 1996, 1995 and 1994, exclude sales and expenses for its temporary nursing services business from captions applicable to continuing operations. Revenues from the discontinued operation during fiscal 1995 were $3,988,696. Operating results of the discounted operation for fiscal 1994 is summarized below:

                                                      May 31,
                                                       1994
                                                       ----

      Net sales                                        $12,022,618
      Loss before income taxes                         $  (993,037)
      Income tax benefit                               $  (282,401)
      Loss from discontinued operations                $  (710,636)

8.       REDEEMABLE PREFERRED STOCK:

         In April 1995, the Company issued 426,794 shares of its voting Class A Redeemable Preferred Stock, which had a redemption value of $2.00 per share, in exchange for a promissory note payable in connection with the purchase of North Central and related accrued interest which totalled $853,588 on the date of the exchange. The preferred shares paid no dividends and could be redeemed at the option of the holder, in specified installments for cash. On May 29, 1995, 85,359 shares were redeemed for $170,718. On July 6, 1995, the remaining 341,435 Class A Redeemable Preferred Shares were exchanged for 260,141 Class B Redeemable preferred Shares, with a redemption price of $2.625 per share and an aggregate redemption value of $682,870. During the current fiscal period, 130,070 shares have been redeemed for $341,434. As of May 31, 1996, the remaining 130,071 shares with an aggregate redemption value of $341,436 may be redeemed in installments of approximately 65,000 shares on or after November 29, 1996 and May 29, 1997, at the option of the holder. All outstanding Class B shares become redeemable in the event of default or change of control. As a result of the merger with AMSERV (Note 2), the holder of the preferred shares called for redemption, which was paid in full on August 23, 1996. Holders of all classes of Redeemable Preferred Stock have the same voting rights as common stock.

9.       INCOME TAXES:

         Effective June 1, 1993, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes, which requires a liability approach to financial accounting and reporting for income taxes. The effect of adopting SFAS No. 109 on net income for the year ended May 31, 1994 was an increase of $76,000, which includes an increase in net income of $65,000 for the cumulative effect on years prior to June 1, 1993. As permitted under the standard, the financial statements for the prior year have not been restated.

         The provision for income taxes from continuing operations consists of the following:


                                           Years Ended May 31,
                           1996                  1995                  1994
                           ----                  ----                  ----
  Current:
    Federal                $551,758           $314,781            $215,832
  State and local           217,192            170,022              81,000
                            -------            -------              ------
                            768,950            484,803             296,832
                            -------            -------             -------
  Deferred:
  Federal                  (197,498)            (8,765)             (8,000)
    State                    (2,608)            (4,000)             (3,000)
                            -------             -------             -------
                           (200,106)           (12,765)            (11,000)
                           ---------            --------           --------

                          $568,844             $472,038           $285,832

     The components of the net deferred tax asset are as follows:


                                                        May 31,
                                                 1996               1995
    Deferred tax assets:
      Allowance for doubtful accounts           $296,772           $201,448
      Reserve for discontinued operations         35,099            157,249
      Accrued expenses                           111,811            102,190
      Tax credits                                 71,973             92,696
      Net operating loss carryfoward              11,440              9,060
      Other                                       19,313             26,064
                                                  ------             ------
                                                 546,408            588,707
                                                 -------            -------

9.    INCOME TAXES: (Cont'd.)

                                                        May 31,
                                                 1996               1995

    Depreciation and amortization              (143,322)           (54,069)
    Prepaid expenses                            (42,908)           (38,874)
                                                --------           --------
                                               (186,302)           (92,943)
Valuation allowance                               -               (335,764)
                                               --------            --------
                                               (186,302)          (428,707)
                                               ---------          ---------

Net deferred tax asset                         $360,106           $160,000
                                               ========           =========

     A reconciliation between the actual income tax expense and income taxes computed by applying the statutory federal income tax rate to income before taxes is as follows:


                                                                Years Ended May 31,
                                             ----------------------------------------------
                                             1996                  1995                1994
                                             ----                  ----                ----
    Computed federal income tax at
      statutory rates                       $582,115            $419,035            $218,025
    State taxes, net of federal benefits     158,200             108,015              53,000
    Items without tax benefit                103,856              51,552              32,000
    Valuation allowance                     (335,764)            (77,687)             4,922
    Other, net                                60,437             (28,877)            (22,115)
                                             ------              --------            --------

                                            $568,844            $472,038            $285,832
                                            ========            ========            ========


10.      SHAREHOLDER'S EQUITY:

         a.       Warrants

                  Pursuant to the Company's common stock offering in May 1991, the Company issued to the underwriter warrants to purchase 112,922 shares of the Company's common stock. The warrants, which contain certain anti-dilution provisions have an exercise price of $4.98 per share. Warrants totalling 11,292 were cancelled in May 1996, the remaining 101,630 warrants were extended until May 1999.

         b.       Preferred stock

                  On November 23, 1993, shareholders voted to amend the Company's Certificate of Incorporation to create five million shares of preferred stock, $1.00 par value, which the Board of Directors has authority to issue from time to time in series. The Board of Directors also has the authority to fix, before the issuance of each series, the number of shares in each series and the designation, preferences, rights and limitations of each series. To date, no shares of preferred stock have been issued.

         c.       Stock dividend

                  On December 5, 1995, the Company's Board of Directors approved a stock dividend on January 12, 1996 for shareholders of record as of December 22, 1995. A total of 136,090 shares of common stock were issued in connection with the dividend. Common stock has been adjusted for the par value of the shares issued. Additional paid in capital and retained earnings have been adjusted for the difference between the fair market value and the par value of the shares.

                  On April 24, 1995, the Company's Board of Directors approved a stock dividend payable on May 30, 1995 for shareholders of record as of May 15, 1995. A total of 128,347 shares of common stock were issued in connection with the dividend. Common stock has been adjusted for the par value of the shares issued. Additional paid-in capital and retained earnings have been adjusted for the difference between the fair market value and the par value of the shares.

                  On April 12, 1994, the Company's Board of Directors approved a stock split of the Company's common stock for shareholders of record as of April 29, 1994. A total of 722,500 shares of common stock were issued in connection with the split. Common stock and additional paid-in capital have been adjusted for the par value of the additional shares issued.

                  All references in the accompanying financial statements to the number of common shares and per share amounts for all periods presented have been restated to reflect the stock dividends.

11.      STOCK OPTION PLANS:

         The Company has three stock option plans (the "Plans") as adopted and as adjusted for stock dividends. Participants may be granted either Incentive Stock Options or Non-Qualified Stock Options to purchase an aggregate of 1,234,685 shares of common stock. The purpose of the Plans are to promote the overall financial objectives of the Company and its shareholders by motivating those persons selected to participate in the Plans to achieve long-term growth in shareholder equity in the Company and by retaining the association of those individuals who are instrumental in achieving this growth. Such options become exercisable at various intervals based upon vesting schedules as determined by the Compensation Committee. The options expire between November 1997 and May 2005.

         The incentive stock options may be granted to employees and consultants of the Company at a price not less than the fair market value on the date of grant. All such options are authorized and approved by the Board of Directors, based on recommendations of the Compensation Committee.

         Information as to options granted is summarized as follows:

                                                                Exercise
                                              Shares            Price
                                              ------            --------

     Outstanding, June 1, 1993               597,376           $1.44 - $15.60
       Granted                               254,256
       Canceled and expired                  (46,153)
                                             --------
     Outstanding, May 31, 1994               805,379           $1.44 - $15.60
       Granted                                33,671
       Exercised                            (105,033)
       Canceled and expired                  (46,115)
                                             --------
     Outstanding, May 31, 1995               687,902           $1.44 - $15.60
       Granted                                98,302
       Canceled and expired                  (17,963)
       Exercised                             (80,218)
                                             --------

           Outstanding, May 31, 1996         688,023            $1.44 - $7.64
                                             =======

           Exercisable                       621,297            $1.44 - $7.64
                                             =======

           Shares reserved for future issuance at May 31, 1996 are comprised of the following:

    Shares issuable upon exercise of
        stock option under the plans       1,222,000
    Shares issuable upon exercise of
        warrants by underwriter              102,000
    Shares issuable under the Company's
        employee stock purchase plan         318,000

                                           1,642,000
                                           =========


         In November 1995, the Company adopted an Employee Stock Purchase Plan whereby certain employees can purchase shares of common stock at the lesser of 85% of fair market value of the stock at the beginning or end of the calendar year.

         In 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 123, Accounting for Stock-Based Compensation, which requires companies to measure employee stock compensation based on the fair value method of accounting, or to use the intrinsic value method prescribed in Accounting Principles Board Option No. 25 and to provide pro forma footnote disclosures under the fair value method in SFAS No. 123. The Company will adopt the new standard in fiscal 1997 and expects to elect the continued use of APB Opinion No. 25.

12.      RELATED PARTY TRANSACTIONS:

         a.       Notes receivable from officer

                  Notes receivable from officer of $100,517 represents amounts loaned by the Company and/or subsidiaries of the Company to the Company's President. These notes bear interest at 6% and mature August 1, 1998. All interest has been paid through May 31, 1996.

         b.       Stock subscription receivable

                  On April 20, 1995, the Company accepted a non-recourse promissory note from the former Chief Executive Officer of AMSERV, Eugene J. Mora, in the original principal amount of $198,440, bearing interest at a rate of 10% per annum and maturing in April 2000, and $1,100 in cash for the exercise of options for 44,990 shares of the Company's common stock. The promissory note is secured by 72,623 shares of the Company's common stock owned by Mr. Mora. On January 16, 1996, the promissory note was amended to become a recourse promissory note, secured by 44,990 shares of common stock owned by Mr. Mora, with interest at a rate of 5.73% per annum. Also on January 16, 1996, the Company accepted an additional recourse promissory note from Mr. Mora in the original principal amount of $199,342, bearing interest at a rate of 5.73% per annum and maturing in January 2001, and $1,105 in cash for the exercise of options for 45,194 shares of the Company's common stock.

         c.       Services

                  A director provides accounting services to the Company for which he was compensated approximately $100,000 in each of the years 1996, 1995 and 1994.

                  A former director of AMSERV, provided certain legal services to the Company. The Company incurred legal fees with such firm of $7,027, $114,208 and $39,272 for fiscal years 1996, 1995 and 1994, respectively.

13.      FAIR VALUE OF FINANCIAL INSTRUMENTS:

         In 1995, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 107, Disclosure about Fair Value of Financial Instruments, which requires disclosures about the fair value of the Company's financial instruments. The methods and assumptions used to estimate the fair value of the following classes of financial instruments were:

         Current Assets and Current Liabilities: The carrying amount of cash, current receivables and payables and certain other short-term financial instruments approximate their fair value.

         Long-Term Debt: The fair value of the Company's long-term debt, including the current portions, was estimated using a discounted cash flow analysis, based on the Company's assumed incremental borrowing rates for similar types of borrowing arrangements. The carrying amount of variable and fixed rate debt at May 31, 1996 approximates its fair value.

14.      CONCENTRATIONS OF CREDIT RISK AND MAJOR CUSTOMERS:

         Financial   instruments  which   potentially   expose  the  Company  to
concentrations of credit risk consist principally of trade accounts receivable and temporary cash investments.

         The Company provides temporary health care personnel to hospitals, nursing homes, extended care facilities and in-home patients in Florida, New Jersey and the New York City metropolitan area. At May 31, 1996, approximately 30% of accounts receivable was due from Medicaid and approximately 8% of accounts receivable was due from Medicare. Credit losses relating to customers historically have not been significant and within management's expectations.

         The Company places it temporary cash investments with high credit quality financial institutions.

15.      CONTINGENCIES:

         The Company in the past treated certain of its nurses and certain others as independent contractors. The Internal Revenue Service ("IRS") and the New York State Department of Labor ("DOL") have, in certain cases, determined that per diem health care workers were employees, and not independent contractors, of the firm placing them. Two of the Company's subsidiaries have been selected for an employment tax audit by DOL and another of the Company's subsidiaries has been selected for an employment tax audit by the IRS.

         In October 1994, the subsidiary subjected to the IRS audit received from the IRS a formal report proposing an adjustment in taxes of $1,222,220 for years 1989-1993. On October 12, 1995, that subsidiary signed a closing agreement with the IRS providing for zero tax liability for the years 1989-1995. The subsidiary has agreed to treat all skilled nurses providing hospital staffing services as employees for federal employment tax purposes commencing January 1, 1996. As skilled hospital staffing services currently represents only 3% of revenues this change is not expected to have a significant impact on earnings.

         In May 1993, one of the Company's subsidiaries received from the DOL a formal report proposing an adjustment in the amount of $73,000. In January 1994, the other of the Company's subsidiaries received from the DOL a formal report proposing an adjustment in the amount of $33,000. The Company prevailed before the hearing examiner in the latter of these cases, which decision is presently being appealed by the DOL, and the Company is vigorously defending its position. The Company did not prevail in the former case and is currently appealing that decision. Management believes that the possibility of an unfavorable outcome which would materially affect the financial position and results of operations of the Company is remote.

16.      COMMITMENTS:

         a.       Employment agreement

          The Company has an employment agreement, as amended, with an officer which expires in December 2000. The aggregate commitment for future salary, excluding bonuses, under the agreement is $1,125,000. The agreement also provides for certain bonuses based upon annual pretax income. The Company has an employment agreement with a former LINR shareholder which expires May 1997. The aggregate commitment for future salary under the agreement is $100,000. The aggregate minimum commitment for future salaries under both agreements are as follows:

        Years Ending
           May 31,
           -------
            1997                          $  350,000
            1998                             250,000
            1999                             250,000
            2000                             250,000
            2001                             125,000
                                          ----------
                                          $1,225,000
                                          ==========

         Under the Merger Agreement with AMSERV, Star has agreed to honor the provisions of certain agreements with AMSERV's chief executive officer. Pursuant to these agreements, if AMSERV's chief executive officer is terminated without cause, AMSERV is obligated to pay the chief executive officer the compensation he earned in the final year of his employment in each of the immediately following five years and transfer certain life insurance policies owned by the Company. In 1996, compensation earned by the chief executive officer was approximately $300,000.

         b.       Leases

                  The Company conducts its operations from leased office space under various operating leases which expire at various dates through 2002. Management expects that in the normal course of business these leases will be renewed or replaced by other leases.

                  As of May 31, 1996 future net minimum rental  payments (net of
sublease   income)  under   operating   leases   having   initial  or  remaining
noncancellable terms in excess of one year are as follows:


         1997                      $   718,000
         1998                          643,000
         1999                          587,000
         2000                          230,000
         2001                          144,000
         2002                           75,000
                                     ---------
                                    $2,397,000

         Rental expenses for operating leases for fiscal years ended 1996, 1995 and 1994 were approximately $731,000, $519,000 and $470,000, respectively.

         c.       Guaranty

          In connection with the sale of a business in 1992, the Company has guaranteed certain lease payments. The amount of future lease payments guaranteed by the Company totalled $290,836 at May 31, 1996 and are payable through September 1998.

17.      RETIREMENT PLANS:

         The Company adopted a 401(k) savings plan in January 1995 covering all eligible employees. Employees may defer up to 15% of their compensation. The Company will match 10% of employees' contributions up to 8%. Contributions for the year ended May 31, 1996 approximated $17,000.

         A division of the Company has a deferred fringe benefits welfare compensation plan covering substantially all of its employees. Contributions to the plan are discretionary and are based on employee compensation. The plan was amended in November 1995 to increase the vesting period of new entrants. New entrants vest fully after 10 years of service, and participants prior to the amendment vest fully after three years of service. Contributions to the plan for 1996, 1995 and 1994 approximated $233,000, $264,000 and $222,000, respectively.

18.      SUPPLEMENTARY INFORMATION - STATEMENT OF CASH FLOWS:

         During the years ended May 31, 1996 and 1995, the Company issued stock dividends which amounted to $1,071,709 and $481,301, respectively. During the years ended May 31, 1996 and 1995, the Company issued common stock upon the exercise of stock options in exchange for notes receivable in the amount of $199,342 and $198,440, respectively. During the year ended May 31, 1995, the Company issued a note payable of $500,000 to finance a portion of the acquisitions mentioned in Note 2. During the year ended May 31, 1995, the Company issued $853,588 of Class A redeemable preferred stock in exchange for a note payable and related accrued interest. During the year ended May 31, 1994. the Company transferred $80,307 from accounts receivable to notes receivable.

19.      FINANCIAL INSTRUMENTS:

         On March 20, 1996, the Company entered into a two year notional amount $1,500,000 interest rate swap with a bank, whereby the Company pays interest at a fixed rate of 6.16% and receives interest at the three-month London Interbank Offered Rate ("LIBOR"). The Company is exposed to credit loss in the event of non-performance by the bank, however the Company does not anticipate a loss resulting from this credit risk. The fair value of this financial instrument at May 31, 1996 approximates $10,000.


                         STAR MULTI CARE SERVICES, INC.

                      CONDENSED CONSOLIDATED BALANCE SHEET

                                FEBRUARY 28, 1997
                                   (Unaudited)

ASSETS
CURRENT ASSETS:
Cash and cash equivalents                                                   $         78,574
Accounts receivable, net of allowance for doubtful accounts of $566,000           10,130,449
Prepaid expenses and other current assets                                            769,365
Income taxes receivable                                                               28,997
Deferred income taxes                                                                961,232
                                                                                  ----------
Total current assets                                                              11,968,617

PROPERTY AND EQUIPMENT, net of accumulated depreciation of $871,610                  916,281
NOTES RECEIVABLE FROM OFFICER                                                         94,937
INTANGIBLE ASSETS, net                                                             5,059,300
OTHER ASSETS                                                                         218,916
                                                                                   ---------
                                                                                 $18,258,051
                                                                                 ===========
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accrued payroll and related expenses                                           $   1,241,205
Accounts payable and other accrued expenses                                        1,405,020
Current maturities of long-term debt                                                 125,000
                                                                                     -------
Total current liabilities                                                          2,771,225
                                                                                   ---------

LONG-TERM LIABILITIES:
Revolving credit line                                                              1,997,000
Long-term debt                                                                       156,250
Other long-term liabilities                                                        1,192,000
                                                                                   ---------
Total long-term liabilities                                                        3,345,250
                                                                                   ---------

SHAREHOLDERS' EQUITY:
Preferred stock, $1.00 par value, 5,000,000 shares authorized                             --
Common stock, $.001 par value, 10,000,000 shares
authorized; 4,154,318 shares issued                                                    4,154
Additional paid-in capital                                                        14,925,603
Subscription receivable                                                            (397,782)
Deficit                                                                          (2,111,477)
Treasury stock, 137,500 common shares at May 31, 1996                              (278,922)
                -------                      --- ----                              --------
Total shareholders' equity                                                        12,141,576
                                                                                  ----------
                                                                                 $18,258,051
                                                                                 ===========

 See accompanying notes to unaudited condensed consolidated financial statements

                         STAR MULTI CARE SERVICES, INC.

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)

                                                   Nine Months Ended
                                    ------------------------------------------
                                           February 28,            February 29,
                                                1997                    1996
                                     -----------------       ------------------
REVENUES, net                              $39,163,979              $35,463,592
OPERATING EXPENSES:                        -----------              -----------
Costs of revenues                           25,624,871               23,004,659
Selling, general and administrative         10,652,192               10,410,591
Depreciation and amortization                  480,597                  598,722
                                             ---------                  -------
                                            36,757,660               34,013,972
                                            ----------               ----------

INCOME FROM OPERATIONS                       2,406,319                1,449,620
                                            ----------               ----------
OTHER INCOME (EXPENSE):
Interest expense                             (164,518)                (216,668)
Interest income                                 61,861                  142,345
Merger transaction costs                   (2,808,223)                       --
                                           -----------                ---------
                                           (2,910,880)                 (74,323)
                                           -----------                ---------
(LOSS) INCOME BEFORE PROVISION               (504,561)                1,375,297
FOR INCOME TAXES
INCOME TAX BENEFIT (PROVISION)                 207,000                (608,955)
                                            ----------                ---------
NET (LOSS) INCOME                        $   (297,561)             $    766,342
                                         =============             ============
NET (LOSS) INCOME PER
 COMMON SHARES                           $      (0.07)             $       0.18
                                         =============             ============

WEIGHTED AVERAGE NUMBER OF SHARES
OUTSTANDING                                  4,278,169                4,257,046
                                          ============             ============

See accompanying notes to unaudited condensed consolidated financial statements


                                                   STAR MULTI CARE SERVICES, INC.

                                           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                             (Unaudited)



                                                                                        Nine Months Ended
                                                                                  February 28,          February 29,
                                                                                    1997                  1996
                                                                                    ----                  ----
CASH FLOW FROM OPERATING ACTIVITIES:
Net (loss) income                                                               $   (297,561)           $  766,342
                                                                                   ----------              -------
Adjustments to reconcile net (loss) income to net
cash provided by (used in) operating activities:
Provision for doubtful accounts                                                      148,556               230,000
Depreciation and amortization                                                        480,597               598,722
Deferred income taxes                                                               (601,126)                 --
Changes in operating assets and liabilities:
(Increase) decrease in assets:
Accounts receivable                                                                 (667,836)           (2,918,989)
Prepaid expenses and other current assets                                            31,300               (225,216)
Income taxes receivable                                                             (28,997)                  --
Other assets                                                                         291,571               (60,108)
Increase (decrease) in liabilities
Accounts payable and related expenses                                               (88,621)               334,535
Accounts payable and other accrued expenses                                         (125,118)              157,605
Income taxes payable                                                                (295,647)              (53,127)
Other liabilities                                                                  1,158,030                17,386
                                                                                   ---------                ------
Total adjustments                                                                    302,709            (1,919,192)
                                                                                   ---------             ----------
Net cash provided by (used in) operating activities                                    5,148            (1,152,850)
                                                                                   ---------             ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from short-term investments                                                 106,000             1,089,179
Purchase of intangibles                                                             (177,327)              (83,254)
Repayment on note receivable from officer                                              5,580                27,629
Purchase of property and equipment                                                  (314,593)             (186,932)
Payment of costs related to discontinued operations                                  (98,081)             (306,747)
                                                                                   ---------               --------
Net cash (used in) provided by investing activities                                 (478,421)              539,875
                                                                                   ---------               -------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Net (repayments of) proceeds from revolving credit line                      (1,283,000)            1,500,000
     Repayment of long-term debt                                                     (93,750)              (93,750)
     Proceeds from the exercise of stock options                                     388,054               296,130
     Redemption of Class B preferred shares                                         (341,436)             (170,717)
                                                                                    ---------             --------
          Net cash (used in) provided by financing activities                     (1,330,132)             1,531,663
                                                                                  ----------              ---------

NET (DECREASE) INCREASE IN CASH
AND CASH EQUIVALENTS                                                              (1,803,405)               918,688
CASH AND CASH EQUIVALENTS, beginning of period                                     1,881,979              1,496,792
                                                                                   ---------              ---------
CASH AND CASH EQUIVALENTS, end of period                                        $     78,574            $ 2,415,480
                                                                                =============           ===========
SUPPLEMENTAL DISCLOSURE:
Income taxes paid                                                               $    600,000           $    669,000
                                                                                ============           ============
Interest paid                                                                   $    173,000           $    204,000
                                                                                ============           ============

                           See accompanying notes to unaudited condensed consolidated financial statements


                         STAR MULTI CARE SERVICES, INC.

                          NOTES TO UNAUDITED CONDENSED
                        CONSOLIDATED FINANCIAL STATEMENTS

                                NINE MONTHS ENDED
                     FEBRUARY 28, 1997 AND FEBRUARY 29, 1996


1.       Adjustments:

         In the opinion of management of Star Multi Care Services, Inc. ("Star"), the accompanying unaudited condensed consolidated financial statements reflect all adjustments necessary (which are of a normal recurring nature) to present fairly Star's financial position as of February 28, 1997, and the results of operations and cash flows for the nine month periods ended February 28, 1997 and February 29, 1996. The unaudited condensed consolidated financial statements contained herein should be read in conjunction with Star's audited consolidated financial statements for the fiscal years ended May 31, 1996, included elsewhere herein.

         The results of operations for the nine month period ended February 28, 1997 are not necessarily indicative of the results to be expected for the full year.

2        Net Income (Loss) Per Share:

         Net income (loss) per share for the periods are based on the weighted average number of common and common stock equivalent shares outstanding. Certain stock options were not included in the computation of net loss per share because their effect would be antidilutive. Net income (loss) per share assuming full dilution is the same as primary income (loss) per share).

3.       Merger:

         On August 23, 1996, Star completed a merger (the "Amserv Merger"), accounted for as a pooling of interest, to acquire AMSERV HEALTHCARE INC. ("Amserv"), a health care service company which provides home care services in New Jersey and Ohio. In accordance with the Amserv Merger Agreement, each share of common stock of Amserv outstanding immediately prior to consummation of the Amserv Merger was converted into .4090 shares of common stock of Star The total shares issued amounted to 1,410,731. Star also assumed all outstanding options and other rights to acquire Amserv stock. Costs related to the Amserv Merger amounted to $2,808,223. Unpaid amounts at February 28, 1997 have been included in "accounts payable and other accrued expenses" and "other long-term liabilities".

4.       Stock Dividend:

         Star declared a 5% stock dividend which was distributed on November 4, 1996 to shareholders of record as of October 11, 1996. A total of 188,570 shares of common stock of Star were issued in connection with the dividend. Common stock has been adjusted for the par value of the shares issued. Additional paid-in capital and deficit have been adjusted for the difference between the fair market value and the par value of the shares.

5.       Subsequent Event:

         On January 3, 1997, Star entered into an agreement and plan of merger (the "Merger Agreement") to acquire (the "Merger") Extended Family Care Corporation ("EFCC"), a health care service company which provides home care services in New Jersey, New York and Pennsylvania. In accordance with the Merger Agreement, Star will pay $2,400,000 in cash (plus cash payments to dissenting shareholders, if any) and $4,850,000 in stock (less the amount that would have been paid to dissenting shareholders, if any) or cash at Star's option.

         In connection with the Merger, Star and EFCC have entered into a consulting agreement pursuant to which Star will render to EFCC Consulting and Advisory Services in connection with the management, operation and supervision of EFCC. The term of the consulting agreement shall end on the earlier of (i) one year from signing of the Merger Agreement, (ii) the effective time of the Merger or (iii) the termination of the Merger. In consideration for the consulting services rendered by Star, EFCC will pay $25,000 per month payable
(a) $15,000 in arrears on the last day of each month and (b) the remaining $10,000 on the earlier of the closing date or termination of the Merger Agreement. As of February 28, 1997 $35,000 due from EFCC is included in prepaid and other current assets. The Merger is subject to approval by the shareholders of both companies and certain other conditions and is expected to be consummated on or before August 15, 1997.

6.       Supplementary Information - Statement of Cash Flows:

         During the period ended February 28, 1997, Star issued a 5% stock dividend which amounted to $1,249,276.

7.       Litigation:

         STAR is a defendant in a lawsuit filed on November 14, 1996 in San Diego Superior Court, by Eugene J. Mora the former President and Chief Executive Officer of Amserv for alleged breach of contract. The suit asks for damages totaling approximately $2,300,000. STAR has accrued approximately $1,790,000, included in "Accounts Payable And Other Accrued Expenses" and "Other Long Term Liabilities," in connection with this matter. The amount accrued is based upon information which has been learned to date. As this case is in the early stages, additional information may be learned in the future, which would require STAR to modify this amount. Management does not believe that this matter will have a material adverse impact on STAR.

                                  APPENDIX A
                                   ----------


                          PLAN AND AGREEMENT OF MERGER

                                       OF

                        T.P.C. HOME CARE SERVICES, INC.,
                             a New York corporation

                                  WITH AND INTO

                        EXTENDED FAMILY CARE CORPORATION,
                             a New York corporation


                       ------------------------------------

                           Dated as of March __, 1997

                          PLAN AND AGREEMENT OF MERGER

                                       OF

                        T.P.C. HOME CARE SERVICES, INC.,
                             a New York corporation

                                  WITH AND INTO

                        EXTENDED FAMILY CARE CORPORATION
                             a New York corporation




         THIS PLAN AND AGREEMENT OF MERGER (hereinafter referred to as the "Plan and Agreement of Merger"), is made as of March __, 1997, by and among T.P.C. HOME CARE SERVICES, INC., a New York corporation ("TPC") and EXTENDED FAMILY CARE CORPORATION, a New York corporation ("EFCC").


                              W I T N E S S E T H :


          WHEREAS, EFCC is the legal and beneficial owner of 82.92% of the issued and outstanding shares of TPC; and

         WHEREAS, the directors of each of EFCC and TPC deem it advisable and in the best interests of each such corporation that TPC merge with and into EFCC as set forth in this Plan and Agreement of Merger (hereinafter referred to as the "Merger"), upon the terms and conditions herein provided.

         NOW, THEREFORE, for the purpose of prescribing the terms and conditions of the Merger, the manner and mode of carrying the same into effect, and such other details as are deemed necessary or desirable, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE I
                       NAMES OF CONSTITUENT CORPORATIONS;
                              SURVIVING CORPORATION

          Section 1.1 NAMES OF CONSTITUENT CORPORATIONS. The names of each of the constituent corporations to the Merger are as follows:

         (a)      "T.P.C. HOME CARE SERVICES, INC.",
                  a New York corporation,

         (b)      "EXTENDED FAMILY CARE CORPORATION",
                  a New York corporation.

         Hereinafter, TPC and EFCC are sometimes hereinafter referred to individually as a "Constituent Corporation" and collectively as the "Constituent Corporations."


         Section 1.2 THE SURVIVING CORPORATION. The name of the surviving corporation of the Merger is "EXTENDED FAMILY CARE CORPORATION", a New York corporation (sometimes, hereinafter, the "Surviving Corporation"), which shall continue to exist as the Surviving Corporation pursuant to the provisions of the Business Corporation Law of the State of New York (the "New York BCL").

         Section 1.3 FILING OF CERTIFICATE OF INCORPORATION; ETC.

(a) The Certificate of Incorporation of EFCC was originally filed by the Office of the Department of State of the State of New York on May 10, 1978 under the name of M.A.E. Enterprises, Inc. The name of the corporation was changed to Cosmetic Sciences, Inc. by filing a certificate of amendment to the corporation's Certificate of Incorporation on March 20, 1980. The name of the corporation was changed for the second and last time to Extended Family Care Corporation by filing a certificate of amendment to the corporation's Certificate of Incorporation on October 1, 1996.

(b) The Certificate of Incorporation of TPC was filed by the Office of the Department of State of the State of New York on October 26, 1983.


                                   ARTICLE II
                        DESIGNATION AND NUMBER OF SHARES
                           OF CONSTITUENT CORPORATIONS

          Section 2.1 CAPITALIZATION. As to each Constituent Corporation, the designation and number of outstanding shares of each class and series are as follows: --------------

Constituent Corporation             Class             Number Outstanding
-----------------------             -----             ------------------

T.P.C. HOME CARE SERVICES,          Common Stock,     1,750,000 Shares
INC., a New York                    $.01 par value
corporation                         ("TPC Common Stock")

EFCC FAMILY CARE                    Common Stock,      32,000,226 Shares
CORPORATION, a New York             $.01 par value
corporation                         ("EFCC Common Stock")

         82.92% of the shares of TPC Common Stock are owned by EFCC, and the balance of the shares of TPC Common Stock are owned by approximately 1,100 shareholders.

         Section 2.2 VOTING RIGHTS. The Common Stock of each of the Constituent Corporations is entitled to one vote per share. The number of outstanding shares of each of the Constituent Corporations shall not change prior to the Effective Date (hereinafter defined).


                                   ARTICLE III
                      TERMS AND CONDITIONS OF MERGER OF TPC
                               WITH AND INTO EFCC

         The terms and conditions of the Merger are as follows:

         Section 3.1 MERGER; EFFECTIVE DATE. (a) Upon the terms and subject to the conditions herein contained, and in accordance with the provisions of the New York BCL, TPC shall be merged with and into EFCC as soon as practicable following the satisfaction of the conditions set forth in Article V hereof, but not later than the Effective Date (hereafter defined). The Merger shall become effective upon the filing with the Department of State of the State of New York, in accordance with the provisions of Section 904 of the New York BCL, of a Certificate of Merger substantially in the form of Exhibit A attached hereto. The parties hereto may determine a later time that the Merger may become effective. The date and time when the Merger shall become effective is sometimes herein referred to as the "Effective Date".

         Section 3.2 EFFECT OF MERGER. On the Effective Date, the separate existence of TPC shall cease and TPC shall be merged with and into EFCC in accordance with the provisions of this Plan and Agreement of Merger and EFCC shall survive such Merger and shall continue in existence and shall, without other transfer, succeed to and possess all the rights, privileges, immunities, powers and purposes of each of the Constituent Corporations, and all the property, real and personal, including subscriptions to shares, causes of action and every other asset of each of the Constituent Corporations shall vest in EFCC without further act or deed; and EFCC shall assume and be liable for all the liabilities, obligations and penalties of each of the Constituent Corporations. No liability or obligation due or to become due, claims or demands for any cause existing against any of the Constituent Corporations, or any shareholder, officer or director thereof, shall be released or impaired solely by virtue of the Merger. No action or proceeding, civil or criminal, then pending by or against any Constituent Corporation, or any shareholder, officer or director thereof, shall abate or be discontinued solely by virtue of the Merger, but may be enforced prosecuted, settled or compromised as if such Merger had not occurred, or the Surviving Corporation may be substituted in such action in place of any Constituent Corporation.

          Section 3.3 EXCHANGE AND  CANCELLATION  OF SHARES OF TPC COMMON STOCK.
(a) On the Effective Date, each issued and outstanding share of TPC Common Stock shall, automatically, by virtue of the Merger and without any action on the part of any of the Constituent Corporations or the holders thereof, be transferred to EFCC and be cancelled and each share of TPC Common Stock shall entitle the holder thereof to be issued 18.745545 shares of EFCC Common Stock, such shares of EFCC Common Stock to be issued, subject to Section 3.11, as soon as practicable after the Effective Date. TPC Common Stock owned by EFCC will be cancelled as a result of the Merger and no EFCC Common Stock shall be issued to EFCC in respect thereof. No fractional shares of EFCC Common Stock shall be issued in the Merger; rather in lieu of any such fractional shares of EFCC Common Stock, each holder of shares of TPC Common Stock who would otherwise be entitled to fractional shares of EFCC Common Stock shall, upon surrender of such shareholder's TPC stock certificate (the "TPC Certificate") be paid an amount (without interest) equal to such shareholder's proportionate interest in such fractional shares multiplied by the last quoted bid price of EFCC Common Stock as supplied by the National Quotation Bureau, Inc. at the Effective Date. The shares of EFCC Common Stock and cash in lieu of fractional shares issuable pursuant to the Merger is sometimes hereinafter referred to as the "Merger Consideration."

         Section 3.4 NO IMPACT ON CAPITAL STOCK OF EFCC. Other than with respect to shares of EFCC Common Stock to be issued pursuant to the Merger, the Merger shall have no impact whatsoever on the shares of EFCC Common Stock which were issued and outstanding immediately prior to the Merger, which shares shall remain issued and outstanding after giving effect to the Merger.

         Section 3.5 ABANDONMENT OF MERGER. If, at any time prior to the Effective Date, events or circumstances occur which, in the opinion of a majority of the board of directors of either Constituent Corporation, renders it inadvisable to consummate the Merger, this Plan and Agreement of Merger shall not become effective even though previously adopted by the shareholders of the Constituent Corporations. The filing of the Certificate of Merger referred to in Paragraph 3.1 above shall conclusively establish that no action to terminate this Plan and Agreement of Merger has been taken by the board of directors of either Constituent Corporation.

         Section 3.6 DISSENTERS' RIGHTS. Shares of TPC Common Stock that have not been voted in favor of the adoption of the Merger and with respect to which dissenters' rights shall have been validly and properly demanded and perfected in accordance with the New York BCL ("Dissenting Shares") shall not be converted into the right to receive the Merger Consideration on or after the Effective Date unless and until the holder of such shares of TPC Common Stock withdraws his demand for such appraisal in accordance with applicable law or becomes ineligible for such appraisal, at which time such shares of TPC Common Stock shall be converted into and represent the right to receive the Merger Consideration. TPC shall give EFCC: (i) prompt notice of any written demand for appraisal, withdrawals of demands for appraisal and any other instrument in respect thereof received by TPC; and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal. TPC will not voluntarily make any payment with respect to any demands for appraisal and will not, except with the prior written consent of EFCC, settle or offer to settle any such demand.

         Section 3.7 EXCHANGE OF CERTIFICATES. As of the Effective Date, EFCC shall deposit, or shall cause to be deposited, with American Stock Transfer and Trust Company, or such other bank or trust company which shall be mutually acceptable to the parties hereto (the "Exchange Agent"), for the benefit of holders of shares of TPC Common Stock, for exchange in accordance with Section
3.3 through the Exchange Agent: (i) certificates representing the shares of EFCC Common Stock (the "EFCC Certificates") to be issued pursuant to the Merger; and
(ii) the estimated amount of cash to be paid in lieu of fractional shares (in each case other than with respect to Dissenting Shares) (together, all such certificates and cash being hereinafter referred to as the "Exchange Fund"). The Exchange Agent shall deliver, pursuant to irrevocable instruments, the shares of EFCC Common Stock and cash in lieu of fractional shares to be issued pursuant to
Section 3.3.

         Section 3.8 INSTRUCTION TO TPC SHAREHOLDERS. As soon as reasonably practicable after the Effective Date, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Date represented outstanding shares of TPC Common Stock, whose shares of TPC Common Stock were converted into the right to receive the Merger Consideration pursuant to Section 3.3: (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the TPC Certificates shall pass, only upon delivery of the TPC Certificates to the Exchange Agent and shall be in such form and have such other provisions as EFCC may reasonably specify); and (ii) instructions for use in effecting the surrender of TPC Certificates in exchange for the certificates representing shares of EFCC Common Stock. Upon surrender of a TPC Certificate for cancellation to the Exchange Agent, or to such other agent or agents as may be appointed by EFCC, together with such letter of transmittal, duly executed, and such other documents as may be reasonably required by the Exchange Agent, the holder of such TPC Certificate shall be entitled to receive in exchange therefor the Merger Consideration and the TPC Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of TPC Common Stock which is not registered on the transfer records of TPC, the Merger Consideration may be paid to and certificates representing the proper number of shares of EFCC Common Stock may be issued to a transferee if the TPC Certificate representing such TPC Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 3.8, each TPC Certificate shall be deemed at any time after the Effective Date to represent only the right to receive upon such surrender the Merger Consideration. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the EFCC Common Stock held by it from time to time hereunder.

         Section 3.9 DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions with respect to EFCC Common Stock with a record date after the Effective Date shall be paid to the holder of any unsurrendered TPC Certificate with respect to the shares of EFCC Common Stock represented thereby and no cash payment (including, without limitation, cash payment in lieu of fractional shares) shall be paid to any such holder pursuant to Section 3.3 until the surrender of such Certificate in accordance with Section 3.8. Subject to the effect of applicable laws, following surrender of any such TPC
Certificate, there shall be paid to the holder of the share certificate representing whole shares of EFCC Common Stock issued in exchange therefor, without interest: (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Date theretofore paid with respect to such whole shares of EFCC Common Stock; and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Date but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole shares of EFCC Common Stock.

         Section 3.10 NO FURTHER OWNERSHIP RIGHTS IN COMMON STOCK. All shares of EFCC Common Stock issued, upon the surrender for exchange of TPC Certificates in accordance with the terms hereof (including any cash paid pursuant to Section 3.3) shall be deemed to have been issued (and/or paid) in full satisfaction of all rights pertaining to such shares of TPC Common Stock and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of TPC Common Stock which were outstanding immediately prior to the Effective Date. If, after the Effective Date, TPC Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in Section 3.3.

         Section 3.11 POSSIBLE MERGER WITH STAR MULTI CARE SERVICES, INC. In the event that a currently contemplated merger between EFCC and Star Multi Care Services, Inc., a New York corporation ("Star"), is consummated (hereinafter referred to as the "Star Merger"), EFCC shareholders and those holders of shares of TPC Common Stock entitled to receive the Merger Consideration will receive a combination of Star common stock, par value $.001 per share, and cash, or all cash, pursuant to the terms of an Agreement and Plan of Merger dated as of January 3, 1997 among Star, EFCC and an acquisition subsidiary of Star, assuming that such persons are shareholders of record of EFCC on the record date of the Star Merger and do not exercise dissenters' rights with respect thereto. In such event, the holder of shares of TPC Common Stock who is entitled to receive the Merger Consideration hereunder and does not dissent from the Star Merger, as a matter of expediency and not in alteration or derogation of the rights granted to such holder hereunder, will not be issued EFCC Certificates in connection with the Merger, but rather will be deemed to have been issued such EFCC Certificates. Such shareholders will receive the same consideration payable to an EFCC shareholder in the Star Merger, in proportion to the number of shares of EFCC Common Stock issuable to such shareholder as Merger Consideration hereunder, as if such shares EFCC Certificates had actually been issued.


                                   ARTICLE IV
                     CERTIFICATE OF INCORPORATION, BY-LAWS,
                 DIRECTORS AND OFFICERS OF SURVIVING CORPORATION

         The Certificate of Incorporation of EFCC and the By-Laws of EFCC as they exist prior to the Effective Date, shall be and remain the Certificate of Incorporation and the By-Laws of the Surviving Corporation until the same shall be altered, amended or repealed as provided therein. The directors and officers of EFCC shall continue to be the directors and officers of the Surviving Corporation and shall serve until the expiration of the terms for which they were elected and until their successors are duly elected and qualified or as otherwise as provided in the By-Laws of the Surviving Corporation.


                                    ARTICLE V
                              CONDITIONS PRECEDENT

         Anything herein contained notwithstanding, the respective obligations of each Constituent Corporation to effect the Merger are subject to, and the Effective Date shall not occur until, all of the following conditions precedent have been fully satisfied or waived, which satisfaction or waiver may occur simultaneously on the Effective Date: (i) this Plan and Agreement of Merger shall have been submitted to the shareholders of each of the Constituent Corporations for adoption hereof, and shall have been adopted and approved by the shareholders of each Constituent Corporation in accordance with the requirements of Section 903 of the New York BCL, and applicable federal proxy rules; (ii) a registration statement with respect to the shares of EFCC Common Stock to be issued to TPC shareholders in the Merger shall have been declared effective and no stop order suspending the effectiveness of the registration statement shall have been issued by the Securities and Exchange Commission (the "Commission") or shall be continuing in effect, and no proceedings for that purpose shall have been initiated or threatened by the Commission; (iii) EFCC shall have received all state securities laws or "blue sky" permits and authorizations necessary to issue the shares of EFCC Common Stock pursuant to the Merger and the transactions contemplated thereby; (iv) no governmental authority or other agency, commission or court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or the order (whether temporary, preliminary or permanent) which is in effect and has the effect of making the Merger illegal or otherwise prohibiting consummation of the transactions contemplated by this Plan and Agreement of Merger; provided, however, that, prior to invoking this condition, each party to this Plan and Agreement of Merger shall use all reasonable efforts to have such statute, rule, regulation, injunction or order vacated; (v) the receipt of the opinion of Meltzer, Lippe, Goldstein, Wolf & Schlissel, P.C. that, more likely than not, the Merger will constitute a tax-free reorganization under Section 368(a) of the Internal Revenue Code; and
(vi) any consents, permits, approvals or authorizations required by any third party, including private parties and governmental or regulatory authorities, in connection with the transactions contemplated hereby shall have been obtained.

                                   ARTICLE VI
                                  MISCELLANEOUS

         Section 6.1 COUNTERPARTS. For the convenience of the parties and to facilitate approval of this Plan and Agreement of Merger, any number of counterparts hereof may be executed, and each such executed counterpart shall be deemed to be an original instrument.

         Section 6.2 FURTHER ASSURANCES. If at any time after the Effective Date, the Surviving Corporation shall consider or be advised that any deeds, assignments or assurances in law or any other things are necessary, desirable or proper to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, the title to any property or rights of any of the Constituent Corporations acquired or to be acquired by reason of, or as a result of, the Merger, the Constituent Corporations agree that the Surviving Corporation and its proper officers and directors shall and will execute and deliver all such proper deeds, assignments and assurances in law and do all things necessary, desirable or proper to vest, perfect or confirm title to such property or rights in the Surviving Corporation and otherwise to carry out the purposes of this Plan and Agreement of Merger, and that the proper officers and directors of the Surviving Corporation are fully authorized in the name of each of the Constituent Corporations or otherwise to take any and all such action.

          Section 6.3 AMENDMENT. Subject to applicable law, this Plan and Agreement of Merger may be amended, modified or supplemented only by written agreement signed --------- by each of the parties hereto.

         Section 6.4 ENTIRE AGREEMENT. This Plan and Agreement of Merger, including the certificates referred to herein, embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein.

         Section 6.5 ASSIGNMENT. This Plan and Agreement of Merger shall be binding upon and inure to the benefits of the parties hereto and their respective successors and permitted assigns, but neither this Plan and Agreement of Merger nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party hereto, nor is this Plan and Agreement of Merger intended to confer upon any other person or entity except the parties any rights or remedies hereunder.

         Section 6.6 GOVERNING LAW. This Plan and Agreement of Merger shall be governed by and construed in accordance with the internal, substantive laws of the State of New York, without giving effect to the conflicts of laws principles thereof.

         Section 6.7 EXISTING AGREEMENTS. TPC and the Surviving Corporation shall insure and guaranty that the provisions with respect to indemnification by TPC or any of its subsidiaries or affiliates in favor of any present or former director, officer, employee or agent (and their respective heirs and assigns) of TPC or any of its subsidiaries or affiliates (the "Indemnified Parties"), as set forth in their respective charters or bylaws or pursuant to other agreements (including any insurance policies), shall survive the Merger, shall not be amended, repealed or modified in any manner as to adversely affect the rights of such Indemnified Parties and shall continue in full force and effect for a period of at least six years from the Effective Date. This Section 6.7 shall survive the closing of any of the transactions contemplated hereby, is intended to benefit the directors and officers of TPC and affiliates at the Effective Date and each of the Indemnified Parties (each of which shall be entitled to enforce this Section 6.7 against TPC and the Surviving Corporation, as the case may be, as a third-party beneficiary of this Plan and Agreement of Merger), and shall be binding on all successors and assigns of the Surviving Corporation.

         IN WITNESS WHEREOF, the undersigned have executed this Plan and Agreement of Merger on this 18th day of March, 1997.


                                            T.P.C. HOME CARE SERVICES, INC.,
                                            a New York corporation



                                            By:________________________________
                                               Name:
                                               Title:


                                            EXTENDED FAMILY CARE CORPORATION,
                                            a New York corporation



                                            By:________________________________
                                               Name:
                                               Title:

                                   APPENDIX B-1
                                   ------------

TELESIS
Mergers & Acquisitions, Inc.



                                            January 22, 1997



TPC Home Care Services, Inc.
One Old Country Road, Suite 335
Carle Place, New York  11514

To Members of the Board of Directors:

We understand that Extended Family Care Corporation ("EFCC"), a New York corporation, and TPC Home Care Services, Inc. ("TPC"), a New York corporation, plan to enter into an agreement and plan of merger ("Agreement").

BACKGROUND:                    EFCC owns  approximately  83% of TPC, the
                               remaining 17% is owned by approximately 1,100 holders of record.

DESCRIPTION OF  TRANSACTIONS:  EFCC will acquire 100% of the outstanding common shares of TPC for newly issued common shares of EFCC, however, shares will not be issued to EFCC for EFCC's interest in TPC.

VALUATION FORMULA:             TPC shareholders will receive common stock of
                               EFCC valued as follows:

                               Value of Merger Consideration in Star/EFCC merger - less net assets of EFCC at the time of the execution of the merger agreement - of the EFCC/TPC merger times 17%.

The terms of the Agreement provide, among other things, that TPC will be merged with and into EFCC ("Surviving Corporation"). Each share of the common stock of TPC, which is issued and outstanding immediately prior to the Effective Time, shall be converted into the right to receive EFCC common shares utilizing the above valuation formula.



          795 Franklin Avenue, Franklin Lakes, NJ 07417 (201)848-9544
                               FAX (201)848-8335

TELESIS
Mergers & Acquisitions, Inc.


                                    -Page 2-



          You have asked for our opinion as to whether the consideration to be received by the holders of shares of TPC's Common Stock in the Merger is fair to such holders from a financial point of view.

For the purposes of the opinion set forth herein, we have:

(i) reviewed the consolidated financial statements of recent years and the interim period to date and certain other financial information relating to TPC and EFCC available to us;

(ii) reviewed certain internal financial statements relating to TPC prepared by the management of TPC and certain internal financial statements relating to EFCC prepared by the management of EFCC;

(iii)discussed the past and current operations and financial conditions and the prospects of TPC and EFCC with senior executives of TPC and EFCC, respectively;

(iv) reviewed the financial  terms,  to the extent  publicly  available and from
     Telesis'   proprietary   database,   of  certain   comparable   acquisition
     transactions;

(v)  analyzed the pro forma financial impact of the Merger of TPC and EFCC;

(vi) performed such other analyses and examinations and considered such other factors as we have deemed appropriate.

We have assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by us for purposes of this opinion. In addition, we have not undertaken any independent valuation or appraisal of the assets of EFCC and TPC. Our opinion is necessarily based on the economic, market, and other conditions as in effect on, and the information made available to us as of, the date hereof.



          795 Franklin Avenue, Franklin Lakes, NJ 07417 (201)848-9544
                               FAX (201)848-8335

TELESIS
Mergers & Acquisitions, Inc.


                                    -Page 3-



We have acted as financial advisor to the Board of Directors of EFCC in connection with this transaction and will receive a fee for our services. In the past, Telesis Mergers & Acquisitions, Inc., as a customary part of its investment banking business, is engaged in the valuation of business in connection with mergers and acquisitions for corporate and other purposes. In the past sixteen years, we have served as financial advisor to more than 300 successful transactions specifically in the home healthcare and medical staffing industries.

Based upon, and subject to, the foregoing, we are of the opinion as of the date hereof that the consideration to be received by the holders of shares of TPC Common Stock in the proposed Merger is fair to such holders from a financial point of view.

                                             Very truly yours,

                                             TELESIS



                                             By:______________________________
                                                      President & CEO



          795 Franklin Avenue, Franklin Lakes, NJ 07417 (201)848-9544
                               FAX (201)848-8335

                                  APPENDIX B-2

TELESIS
Merger & Acquisitions, Inc.








                                             December 31, 1996



Extended Family Care Corporation
One Old Country Road, Suite 335
Carle Place, NY 11514

To Members of the Board of Directors:

We understand that Star Multi Care Services, Inc. ("Star"), a New York corporation, EFCC Acquisition Corp., a wholly-owned subsidiary of Star ("Merger Sub"), and Extended Family Care Corporation ("EFCC"), a New York corporation, plan to enter into an agreement and plan of merger ("Agreement")

The terms of the Agreement provide, among other things, that EFCC will be merged with and into the Merger Sub ("Surviving Corporation"). Each share of the common stock, $.01 par value, of EFCC (the "EFCC Common Stock"), which is issued and outstanding immediately prior to the Effective Time, except those held by shareholders who validly and properly demand and perfect dissenters' rights under the BCL, shall be converted into the right to receive the following consideration (the "Merger Consideration"): (x) the Cash Consideration, without interest; and (y) the number (the "Conversion Number") of duly authorized, validly issued, full paid and non-assessable shares of common stock $.001 par value, of Star (the "Star Common Stock"). Solely at Star's option (the "All Cash Option"), in lieu of the consideration described in clauses (x) and (y) of the immediately preceding sentence, the "Merger Consideration" shall be an amount in cash equal to (A) $7,250,000, divided by (B) the EFCC Share Number. All shares of EFCC Common Stock, and each holder of a certificate representing such shares of EFCC Common Stock, shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration to be issued or paid in consideration therefor upon surrender of such certificate.

The "Cash Consideration" means the amount equal to: (a) such number of shares of Star Common Stock (the "Star Share Number") as has an aggregate Market Price on the third business day prior to the Effective Time (the "Trigger Date") equal to $4,850,000; divided by

TELESIS
Merger & Acquisitions, Inc.


(b) the EFCC Share Number. As used herein, the "Market Price" of each share of Star Common Stock on any day means the average of the closing sale prices of a share of Star Common Stock as reported on the NASDAQ National Market during the one hundred and twenty (120) trading days immediately preceding the date of the determination, calculated by adding all such one hundred and twenty (120) closing sale prices and dividing the sum by one hundred and twenty (120). EFCC will also be paying a $750,000 dividend to its shareholders prior to the closing date.

The terms and conditions of the merger are more fully set forth in the Merger Agreement.

You have asked for our opinion as to whether the consideration to be received by the holders of shares of EFCC's Common Stock in the Merger is fair to such holders from a financial point of view.

For the purposes of the opinion set forth herein, we have:

         (i) review the consolidated financial statements of recent years and the interim period to date and certain other financial information relating to EFCC ad Star available to us from published sources;

         (ii) reviewed certain internal financial statements relating to EFCC prepared by the management of EFCC and certain internal financial statements relating to Star prepared by the management of Star;

         (iii) discussed the past and current operations and financial conditions and the prospects of EFCC and Star with senior executives of EFCC and Star, respectively;

         (iv) reviewed the reported market prices and trading volumes for both shares of EFCC Common Stock and shares of the Star Common Stock;

         (v) compared certain financial statistics of EFCC and Star and the market prices and trading volumes of shares of EFCC Common Stock and Star Common Stock with published information regarding certain other comparable publicly-traded companies and their common equity securities;

         (vi) reviewed the financial terms, to the extent publicly available and from Telesis' proprietary

TELESIS
Merger & Acquisitions, Inc.

                           database, of certain comparable acquisition transactions;

         (vii)             analyzed the pro forma financial impact of the
                            Merger of EFCC and Star;

         (viii)            reviewed the Merger Agreement;

         (ix) performed such other analyses and examinations and considered such other factors as we have deemed appropriate.

We have assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by us for purposes of this opinion. In addition, we have not undertaken any independent valuation or appraisal of the assets of EFCC and Star. Our opinion is necessarily based on the economic, market, and other conditions as in effect on, and the information made available to us as of, the date hereof.

We have acted as financial advisor to the Board of Directors of EFCC in connection with this transaction and will receive a fee for our services. In the past, Telesis Mergers & Acquisitions, Inc., as a customary part of its investment banking business, is engaged in the valuation of business in connection with mergers and acquisitions for corporate and other purposes. In the past sixteen years we have served as financial advisor to more than 300 successful transactions specifically in the home healthcare and medical staffing industries.

Based upon, and subject to , the foregoing, we are of the opinion as of the date hereof that the consideration to be received by the holders of shares of EFCC Common Stock in the proposed Merger is fair to such holders from a financial point of view.

                                             Very truly yours,

                                             TELESIS



                                             By: /s/ Fred Roa
                                                --------------
                                                President and
                                                Chief Executive Officer

                                   APPENDIX C
                                   ----------

                            BUSINESS CORPORATION LAW

                             ARTICLE 6. SHAREHOLDERS

                          NY CLS Bus Corp @ 623 (1997)

@ 623.  Procedure to enforce shareholder's right to receive payment for shares

         (a) A shareholder intending to enforce his right under a section of this chapter to receive payment for his shares if the proposed corporate action referred to therein is taken shall file with the corporation, before the meeting of shareholders at which the action is submitted to a vote, or at such meeting but before the vote, written objection to the action. The objection shall include a notice of his election to dissent, his name and residence address, the number and classes of shares as to which he dissents and a demand for payment of the fair value of his shares if the action is taken. Such objection is not required from any shareholder to whom the corporation did not give notice of such meeting in accordance with this chapter or where the proposed action is authorized by written consent of shareholders without a meeting.

         (b) Within ten days after the shareholders' authorization date, which term as used in this section means the date on which the shareholders' vote authorizing such action was taken, or the date on which such consent without a meeting was obtained from the requisite shareholders, the corporation shall give written notice of such authorization or consent by registered mail to each shareholder who filed written objection or from whom written objection was not required, excepting any shareholder who voted for or consented in writing to the proposed action and who thereby is deemed to have elected not to enforce his right to receive payment for his shares.

         (c) Within twenty days after the giving of notice to him, any shareholder from whom written objection was not required and who elects to dissent shall file with the corporation a written notice of such election, stating his name and residence address, the number and classes of shares as to which he dissents and a demand for payment of the fair value of his shares. Any shareholder who elects to dissent from a merger under section 905 (Merger of subsidiary corporation) or paragraph (c) of section 907 (Merger or consolidation of domestic and foreign corporations) or from a share exchange under paragraph
(g) of section 913 (Share exchanges) shall file a written notice of such election to dissent within twenty days after the giving to him of a copy of the plan of merger or exchange or an outline of the material features thereof under section 905 or 913.

         (d) A shareholder may not dissent as to less than all of the shares, as to which he has a right to dissent, held by him of record, that he owns beneficially. A nominee or fiduciary may not dissent on behalf of any beneficial owner as to less than all of the shares of such owner, as to which such nominee or fiduciary has a right to dissent, held of record by such nominee or fiduciary.

         (e) Upon consummation of the corporate action, the shareholder shall cease to have any of the rights of a shareholder except the right to be paid the fair value of his shares and any other rights under this section. A notice of election may be withdrawn by the shareholder at any time prior to his acceptance in writing of an offer made by the corporation, as provided in paragraph (g), but in no case later than sixty days from the date of consummation of the corporate action except that if the corporation fails to make a timely offer, as provided in paragraph (g), the time for withdrawing a notice of election shall be extended until sixty days from the date an offer is made. Upon expiration of such time, withdrawal of a notice of election shall require the written consent of the corporation. In order to be effective, withdrawal of a notice of election must be accompanied by the return to the corporation of any advance payment made to the shareholder as provided in paragraph (g). If a notice of election is withdrawn, or the corporate action is rescinded, or a court shall determine that the shareholder is not entitled to receive payment for his shares, or the shareholder shall otherwise lose his dissenters' rights, he shall not have the right to receive payment for his shares and he shall be reinstated to all his rights as a shareholder as of the consummation of the corporate action, including any intervening preemptive rights and the right to payment of any intervening dividend or other distribution or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the corporation, the fair value thereof in cash as determined by the board as of the time of such expiration or completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim.

         (f) At the time of filing the notice of election to dissent or within one month thereafter the shareholder of shares represented by certificates shall submit the certificates representing his shares to the corporation, or to its transfer agent, which shall forthwith note conspicuously thereon that a notice of election has been filed and shall return the certificates to the shareholder or other person who submitted them on his behalf. Any shareholder of shares represented by certificates who fails to submit his certificates for such notation as herein specified shall, at the option of the corporation exercised by written notice to him within forty-five days from the date of filing of such notice of election to dissent, lose his dissenter's rights unless a court, for good cause shown, shall otherwise direct. Upon transfer of a certificate bearing such notation, each new certificate issued therefor shall bear a similar notation together with the name of the original dissenting holder of the shares and a transferee shall acquire no rights in the corporation except those which the original dissenting shareholder had at the time of transfer.

         (g) Within fifteen days after the expiration of the period within which shareholders may file their notices of election to dissent, or within fifteen days after the proposed corporate action is consummated, whichever is later (but in no case later than ninety days from the shareholders' authorization date), the corporation or, in the case of a merger or consolidation, the surviving or new corporation, shall make a written offer by registered mail to each shareholder who has filed such notice of election to pay for his shares at a specified price which the corporation considers to be their fair value. Such offer shall be accompanied by a statement setting forth the aggregate number of shares with respect to which notices of election to dissent have been received and the aggregate number of holders of such shares. If the corporate action has been consummated, such offer shall also be accompanied by (1) advance payment to each such shareholder who has submitted the certificates representing his shares to the corporation, as provided in paragraph (f), of an amount equal to eighty percent of the amount of such offer, or (2) as to each shareholder who has not yet submitted his certificates a statement that advance payment to him of an amount equal to eighty percent of the amount of such offer will be made by the corporation promptly upon submission of his certificates. If the corporate action has not been consummated at the time of the making of the offer, such advance payment or statement as to advance payment shall be sent to each shareholder entitled thereto forthwith upon consummation of the corporate action. Every advance payment or statement as to advance payment shall include advice to the shareholder to the effect that acceptance of such payment does not constitute a waiver of any dissenters' rights. If the corporate action has not been consummated upon the expiration of the ninety day period after the shareholders' authorization date, the offer may be conditioned upon the consummation of such action. Such offer shall be made at the same price per share to all dissenting shareholders of the same class, or if divided into series, of the same series and shall be accompanied by a balance sheet of the corporation whose shares the dissenting shareholder holds as of the latest available date, which shall not be earlier than twelve months before the making of such offer, and a profit and loss statement or statements for not less than a twelve month period ended on the date of such balance sheet or, if the corporation was not in existence throughout such twelve month period, for the portion thereof during which it was in existence. Notwithstanding the foregoing, the corporation shall not be required to furnish a balance sheet or profit and loss statement or statements to any shareholder to whom such balance sheet or profit and loss statement or statements were previously furnished, nor if in connection with obtaining the shareholders' authorization for or consent to the proposed corporate action the shareholders were furnished with a proxy or information statement, which included financial statements, pursuant to Regulation 14A or Regulation 14C of the United States Securities and Exchange Commission. If within thirty days after the making of such offer, the corporation making the offer and any shareholder agree upon the price to be paid for his shares, payment therefor shall be made within sixty days after the making of such offer or the consummation of the proposed corporate action, whichever is later, upon the surrender of the certificates [fig 1] for any such shares represented by certificates.

         (h) The following procedure shall apply if the corporation fails to make such offer within such period of fifteen days, or if it makes the offer and any dissenting shareholder or shareholders fail to agree with it within the period of thirty days thereafter upon the price to be paid for their shares:

                  (1) The corporation shall, within twenty days after the expiration of whichever is applicable of the two periods last mentioned, institute a special proceeding in the supreme court in the judicial district in which the office of the corporation is located to determine the rights of dissenting shareholders and to fix the fair value of their shares. If, in the case of merger or consolidation, the surviving or new corporation is a foreign corporation without an office in this state, such proceeding shall be brought in the county where the office of the domestic corporation, whose shares are to be valued, was located.

                  (2) If the corporation fails to institute such proceeding within such period of twenty days, any dissenting shareholder may institute such proceeding for the same purpose not later than thirty days after the expiration of such twenty day period. If such proceeding is not instituted within such thirty day period, all dissenter's rights shall be lost unless the supreme court, for good cause shown, shall otherwise direct.

                  (3) All dissenting shareholders, excepting those who, as provided in paragraph (g), have agreed with the corporation upon the price to be paid for their shares, shall be made parties to such proceeding, which shall have the effect of an action quasi in rem against their shares. The corporation shall serve a copy of the petition in such proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons, and upon each nonresident dissenting shareholder either by registered mail and publication, or in such other manner as is permitted by law. The jurisdiction of the court shall be plenary and exclusive.

                  (4)  The  court  shall   determine   whether  each  dissenting
shareholder, as to whom the corporation requests the court to make such determination, is entitled to receive payment for his shares. If the corporation does not request any such determination or if the court finds that any dissenting shareholder is so entitled, it shall proceed to fix the value of the shares, which, for the purposes of this section, shall be the fair value as of the close of business on the day prior to the shareholders' authorization date. In fixing the fair value of the shares, the court shall consider the nature of the transaction giving rise to the shareholder's right to receive payment for shares and its effects on the corporation and its shareholders, the concepts and methods then customary in the relevant securities and financial markets for determining fair value of shares of a corporation engaging in a similar transaction under comparable circumstances and all other relevant factors. The court shall determine the fair value of the shares without a jury and without referral to an appraiser or referee. Upon application by the corporation or by any shareholder who is a party to the proceeding, the court may, in its discretion, permit pretrial disclosure, including, but not limited to, disclosure of any expert's reports relating to the fair value of the shares whether or not intended for use at the trial in the proceeding and notwithstanding subdivision (d) of section 3101 of the civil practice law and rules.

                  (5) The final order in the proceeding shall be entered against the corporation in favor of each dissenting shareholder who is a party to the proceeding and is entitled thereto for the value of his shares so determined.

                  (6) The final order shall include an allowance for interest at such rate as the court finds to be equitable, from the date the corporate action was consummated to the date of payment. In determining the rate of interest, the court shall consider all relevant factors, including the rate of interest which the corporation would have had to pay to borrow money during the pendency of the proceeding. If the court finds that the refusal of any shareholder to accept the corporate offer of payment for his shares was arbitrary, vexatious or otherwise not in good faith, no interest shall be allowed to him.

                  (7) Each party to such proceeding shall bear its own costs and expenses, including the fees and expenses of its counsel and of any experts employed by it. Notwithstanding the foregoing, the court may, in its discretion, apportion and assess all or any part of the costs, expenses and fees incurred by the corporation against any or all of the dissenting shareholders who are parties to the proceeding, including any who have withdrawn their notices of election as provided in paragraph (e), if the court finds that their refusal to accept the corporate offer was arbitrary, vexatious or otherwise not in good faith. The court may, in its discretion, apportion and assess all or any part of the costs, expenses and fees incurred by any or all of the dissenting shareholders who are parties to the proceeding against the corporation if the court finds any of the following: (A) that the fair value of the shares as determined materially exceeds the amount which the corporation offered to pay;
(B) that no offer or required advance payment was made by the corporation; (C) that the corporation failed to institute the special proceeding within the period specified therefor; or (D) that the action of the corporation in complying with its obligations as provided in this section was arbitrary, vexatious or otherwise not in good faith. In making any determination as provided in clause (A), the court may consider the dollar amount or the percentage, or both, by which the fair value of the shares as determined exceeds the corporate offer.

                  (8) Within sixty days after final determination of the proceeding, the corporation shall pay to each dissenting shareholder the amount found to be due him, upon surrender of the certificates [fig 1] for any such shares represented by certificates.

                    (i) Shares acquired by the corporation upon the payment of the agreed value therefor or of the amount due under the final order, as provided in this section, shall become treasury shares or be cancelled as provided in section 515 (Reacquired shares), except that, in the case of a merger or consolidation, they may be held and disposed of as the plan of merger or consolidation may otherwise provide.

                    (j) No payment shall be made to a dissenting shareholder under this section at a time when the corporation is insolvent or when such payment would make it insolvent. In such event, the dissenting shareholder shall, at his option:

                              (1) Withdraw  his notice of election,  which shall
in such event be deemed  withdrawn with the written consent of the  corporation;
or

                              (2) Retain his  status as a claimant  against  the
corporation and, if it is liquidated, be subordinated to the rights of creditors of the corporation, but have rights superior to the non-dissenting shareholders, and if it is not liquidated, retain his right to be paid for his shares, which right the corporation shall be obliged to satisfy when the restrictions of this paragraph do not apply.

                              (3) The dissenting shareholder shall exercise such
option under subparagraph (1) or (2) by written notice filed with the corporation within thirty days after the corporation has given him written notice that payment for his shares cannot be made because of the restrictions of this paragraph. If the dissenting shareholder fails to exercise such option as provided, the corporation shall exercise the option by written notice given to him within twenty days after the expiration of such period of thirty days.

                    (k) The enforcement by a shareholder of his right to receive payment for his shares in the manner provided herein shall exclude the enforcement by such shareholder of any other right to which he might otherwise be entitled by virtue of share ownership, except as provided in paragraph (e), and except that this section shall not exclude the right of such shareholder to bring or maintain an appropriate action to obtain relief on the ground that such corporate action will be or is unlawful or fraudulent as to him.

                    (l) Except as otherwise expressly provided in this section, any notice to be given by a corporation to a shareholder under this section shall be given in the manner provided in section 605 (Notice of meetings of shareholders).

                    (m) This  section  shall not apply to  foreign  corporations
except  as   provided  in   subparagraph   (e)(2)  of  section  907  (Merger  or
consolidation of domestic and foreign corporations).

                            BUSINESS CORPORATION LAW

ARTICLE 9. MERGER OR CONSOLIDATION; GUARANTEE; DISPOSITION OF ASSETS; SHARE EXCHANGES

                          NY CLS Bus Corp @ 910 (1997)

          @ 910. Right of shareholder to receive payment for shares upon merger or consolidation, or sale, lease, exchange or other disposition of assets, or share exchange

         (a) A shareholder of a domestic corporation shall, subject to and by complying with section 623 (Procedure to enforce shareholder's right to receive payment for shares), have the right to receive payment of the fair value of his shares and the other rights and benefits provided by such section, in the following cases:

          (1) Any shareholder entitled to vote who does not assent to the taking of an action specified in subparagraphs (A), (B) and (C).

          (A) Any plan of merger or consolidation to which the corporation is a party; except that the right to receive payment of the fair value of his shares shall not be available:

               (i) To a shareholder of the parent corporation in a merger authorized by section 905 (Merger of parent and subsidiary corporations), or paragraph (c) of section 907 (Merger or consolidation of domestic and foreign corporations); and

               (ii) To a shareholder of the surviving corporation in a merger authorized by this article, other than a merger specified in subparagraph (i), unless such merger effects one or more of the changes specified in subparagraph
(b) (6) of section 806 (Provisions as to certain proceedings) in the rights of the shares held by such shareholder.

          (B) Any sale, lease, exchange or other disposition of all or substantially all of the assets of a corporation which requires shareholder approval under section 909 (Sale, lease, exchange or other disposition of assets) other than a transaction wholly for cash where the shareholders' approval thereof is conditioned upon the dissolution of the corporation and the distribution of substantially all of its net assets to the shareholders in accordance with their respective interests within one year after the date of such transaction.

          (C) Any share exchange authorized by section 913 in which the corporation is participating as a subject corporation; except that the right to receive payment of the fair value of his shares shall not be available to a shareholder whose shares have not been acquired in the exchange.

     (2) Any shareholder of the subsidiary corporation in a merger authorized by section 905 or paragraph (c) of section 907, or in a share exchange authorized by paragraph (g) of section 913, who files with the corporation a written notice of election to dissent as provided in paragraph (c) of section 623.